As filed with the Securities and Exchange Commission on June 3, 1997

                                                    Registration No. 333-5362-NY

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  ----------------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              -----------------

                              VIRGINIA GAS COMPANY
          (Name of Small Business Issuer as Specified in its Charter)



            DELAWARE                                        4923                                         87-0443823
(State or other jurisdiction of                    (Primary Standard Industrial                       (I.R.S. Employer
incorporation or organization)                     Classification Code Number)                        Identification No.)



         200 EAST MAIN STREET, ABINGDON, VIRGINIA 24210, (540) 676-2380 (Address and Telephone Number of Principal Executive Offices)

         200 EAST MAIN STREET, ABINGDON, VIRGINIA 24210, (540) 676-2380 (Address of Principal Place of Business or Intended Principal Place of
                                   Business)

                              -----------------


                               MICHAEL L. EDWARDS
                              200 EAST MAIN STREET
                            ABINGDON, VIRGINIA 24210
                                 (540) 676-2380
           (Name, address and telephone number of agent for service)


                                   Copies to:

                             BRIGHT & BARNES, P.C.

                        TWO LEADERSHIP SQUARE, SUITE 810
                         OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 236-8016
                          ATTN: ROBERT C. BRIGHT, ESQ.


                              -----------------

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                              -----------------

                              VIRGINIA GAS COMPANY



              CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
            OF INFORMATION REQUIRED BY ITEMS IN PART I OF FORM SB-2




                ITEM IN FORM SB-2                                              LOCATION IN PROSPECTUS
                -----------------                                              ----------------------
 1.   Front of Registration Statement and Outside Front
         Cover of Prospectus  . . . . . . . . . . . . . . . . . . .    Front of Registration Statement and Outside
                                                                         Front Cover of Prospectus
 2.   Inside Front and Outside Back Cover Pages
         of Prospectus  . . . . . . . . . . . . . . . . . . . . . .    Inside Front Cover Page and Outside Back
                                                                         Cover Page of Prospectus
 3.   Summary Information and Risk Factors  . . . . . . . . . . . .    Prospectus Summary; Risk Factors
 4.   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .    Inapplicable
 5.   Determination of Offering Price . . . . . . . . . . . . . . .    Inapplicable
 6.   Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . .    Inapplicable
 7.   Selling Security Holders  . . . . . . . . . . . . . . . . . .    Shares Eligible for Future Sale; Selling
                                                                         Securityholders
 8.   Plan of Distribution  . . . . . . . . . . . . . . . . . . . .    Outside Front Cover of Prospectus;
                                                                         Selling Securityholders
 9.   Legal Proceedings . . . . . . . . . . . . . . . . . . . . . .    Inapplicable
10.   Directors, Executive Officers, Promoters and Control
         Persons  . . . . . . . . . . . . . . . . . . . . . . . . .    Management
11.   Security Ownership of Certain Beneficial Owners and
         Management . . . . . . . . . . . . . . . . . . . . . . . .    Principal Stockholders
12.   Description of Securities . . . . . . . . . . . . . . . . . .    Outside Front Cover of Prospectus;
                                                                         Prospectus Summary; Capitalization;
                                                                         Description of Securities
13.   Interest of Named Experts and Counsel . . . . . . . . . . . .      Inapplicable
14.   Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities . . . . . . . . . . . . . .    Management
15.   Organization Within Last Five Years . . . . . . . . . . . . .    Inapplicable
16.   Description of Business . . . . . . . . . . . . . . . . . . .    Business
17.   Management's Discussion and Analysis or Plan of
         Operations . . . . . . . . . . . . . . . . . . . . . . . .    Management's Discussion and Analysis of
                                                                         Financial Condition and Results of Operations
18.   Description of Property . . . . . . . . . . . . . . . . . . .    Business; Management's Discussion and Analysis
                                                                         of Financial Condition and Results of Operations
19.   Certain Relationships and Related Transactions  . . . . . . .    Management
20.   Market for Common Equity and Related Stockholder
         Matters  . . . . . . . . . . . . . . . . . . . . . . . . .    Outside Front Cover Page of Prospectus; Dividend
                                                                          Policy; Common Stock Price Range; Shares
                                                                          Eligible for Future Sale; Description of
                                                                          Securities
21.   Executive Compensation  . . . . . . . . . . . . . . . . . . .    Management
22.   Financial Statements  . . . . . . . . . . . . . . . . . . . .    Financial Statements
23.   Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure  . . . . . . . . . . .    Other Matters

                   SUBJECT TO COMPLETION, DATED JUNE 3, 1997


PROSPECTUS

                              VIRGINIA GAS COMPANY
                             SHARES OF COMMON STOCK
                                      AND
                         COMMON STOCK PURCHASE WARRANTS
                          --------------------------


   On October 11, 1996, Virginia Gas Company (the "Company") closed the sale of 1,533,000 shares of its Common Stock pursuant to an underwritten public offering. The registration statement describing this offering also included the registration of 800,058 shares of Common Stock owned by one selling securityholder, 997,312 Common Stock Purchase Warrants ("Warrants") owned by 25 selling securityholders and 997,312 shares of Common Stock underlying the Warrants (the "Warrant Stock"). As of April 30, 1997 three selling securityholders had sold 36,396 Warrants from these registered securities and one had exercised its Warrant for 54,163 shares and obtained 54,162 shares. As a result of these transactions, the selling securityholders hereby offer 854,220 shares of Common Stock, 906,753 Warrants and 906,753 shares of Warrant Stock. The owners of these securities are hereinafter collectively referred to as the Selling Securityholders. The Company did not and will not receive any of the proceeds on the sale of the securities by the Selling Securityholders. In the event the Warrants are exercised, the shares registered on behalf of the Selling Securityholders including those underlying Warrants which have been sold by Selling Securityholders will constitute 43.33% of the total number of shares outstanding assuming an unregistered option for 84,654 shares held by an officer of the Company is not exercised. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders" and "Risk Factors -- Shares Eligible for Future Sale."



   The Common Stock and 753,453 Warrants ("Tradeable Warrants") are listed on the Nasdaq National Market System under the symbols VGCO and VGCOW respectively. Prior to June 2, 1997 the Common Stock and Tradeable Warrants were listed on the Nasdaq SmallCap Market. The remaining 153,300 Warrants offered hereby will be tradeable on October 4, 1997. As of May 30, 1997 the Common Stock was trading at $10 bid, $10 1/2 asked and the Warrants were trading at $3 bid, $4 asked. See "Risk Factors -- Possible Volatility of Stock
Price."



   The Common Stock and Warrants offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place in the market, including ordinary broker's transactions, privately-negotiated transactions or sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such securities.



      The Selling Securityholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Act, with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify certain of the Selling Securityholders against liabilities, including liabilities under the Act.



      All costs incurred in the registration of the securities of the Selling Securityholders are being borne by the Company. It is estimated that the expenses to the Company will be $35,000. See "Selling Securityholders."



      The Company is engaged in natural gas storage; gathering and distribution services; exploration, production and well operation; pipeline operation; natural gas marketing; and propane distribution primarily in southwestern Virginia. See "Business."



          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                SEE "RISK FACTORS " COMMENCING ON PAGE 8 HEREOF.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The Date of this Prospectus is _______________________, 1997.

                             AVAILABLE INFORMATION



      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Such reports, proxy and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the public reference facilities maintained by the commission at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the Nasdaq National Market
System.   Documents filed by the Company may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.



      The Company has filed with the Commission a Post-Effective Amendment to the Registration Statement on Form SB-2 under the Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Public Regional Office of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, and copies of all or any part of the Registration Statement may be obtained from such offices or by mail from the Public Reference Section of the Commission at its principal office upon the payment of the fees prescribed by the Commission.



      The Commission also maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


                          -------------------------

                              VIRGINIA GAS COMPANY

                             MAP OF OPERATIONS AREA



[The map highlights in yellow the two counties, Buchanan and Russell, in western Virginia, in which the Distribution Company is certificated to provide service by the Virginia State Corporation Commission. It also depicts in red the Company's natural gas gathering systems located in Dickenson and Buchanan counties. Triangles depict the Company's natural gas compression facilities located in Dickenson, Buchanan and Washington counties. The map depicts in purple the interstate pipelines located in the Company's area of operations.]

                               PROSPECTUS SUMMARY


      The following summary is qualified in its entirety by the detailed information, including Risk Factors, and financial statements included elsewhere or incorporated by reference in this Prospectus. Unless otherwise indicated, all information in this Prospectus gives retroactive effect to a 103.1667-for-1 split of the Common Stock effected on June 10, 1996. Unless the context otherwise requires, references to the Company are to Virginia Gas Company and its subsidiaries and affiliates.


                                  THE COMPANY


      Virginia Gas Company (the "Company"), its subsidiaries and affiliates form an integrated natural gas company engaged in natural gas storage, gathering and distribution services; natural gas exploration, production and well operation; pipeline operation; natural gas marketing; and propane distribution. The Company conducts its operations primarily in the southwestern counties of the Commonwealth of Virginia. See "Business." For definitions of certain of the terms used in this Prospectus, see the Glossary on page 47 of this Prospectus. The Company's principal business activities are summarized as follows:



      STORAGE. In December 1991, the Company, through a 50%-owned affiliate, Virginia Gas Storage Company, (the "Storage Company") purchased the Early Grove gas field, located in Scott and Washington Counties in Virginia ("Early Grove Facility"), which is connected to the East Tennessee Natural Gas Company ("ETNG") interstate pipeline system. The Company converted the depleted production field into the first natural gas storage facility in Virginia. The Early Grove Facility has been operational since 1993 and is currently being expanded from its current 985,500 MMBtu of working gas capacity to up to 2,200,000 MMBtu of working gas capacity by 1999.



      The Company developed a high deliverability salt cavern storage facility in Saltville, Virginia with initial capacity of 450,000 MMBtu of working gas. The Saltville storage facility ("Saltville Facility") will offer 10-day, 60-day and 90-day service. The Saltville Facility began first injections of natural gas in August 1996. See "Business -- Storage Operations."



      GATHERING. The Company operates 102.6 miles of unregulated natural gas gathering lines and three compressor stations with 1,400 BHP of compression, which transport gas from its wells to interstate pipeline systems operated by third parties. Gathering throughput totaled 1.67 Bcf for the year ended December 31, 1996.



      The Company operates gathering systems in Buchanan and Dickenson Counties in Virginia which connect its production to the ETNG, CNG Transmission Company ("CNG") and Columbia Gas Transmission Company ("CGT") interstate pipeline systems. These gathering systems provide the Company pipeline access to deliver its production directly to the interstate pipeline systems and to its own customers, thus reducing the risk of revenue interruption by reducing dependence on others to gather its gas production. The gathering systems also provide access to reliable supplies of gas for the Company's storage and distribution businesses. See "Business -- Gas Gathering Operations."



      DISTRIBUTION. In 1992, the Company, through a 50%-owned affiliate, Virginia Gas Distribution Company, (the "Distribution Company") commenced distribution of natural gas in two previously unserved counties in southwestern Virginia. As of December 31, 1996, the Company served 178 retail customers and 25 industrial and commercial customers. The counties served by the Company have an estimated population of 60,000 persons. The Company plans to increase its service territory in southwestern Virginia to four counties with an estimated population of 125,000 persons. See "Business -- Distribution Operations."

      EXPLORATION AND PRODUCTION. Substantially all of the Company's revenues from 1987 to 1992 were generated from exploration, development and production of natural gas and from fees derived from well operations. The Company organized joint venture operations with third parties and acted as contractor and operator of various ventures, retaining a working interest in wells and a promotional consideration. At December 31, 1996, the Company's estimated net proved reserves were approximately 3.2 Bcf.


      In recent years, the Company has placed less emphasis on drilling activities and intends to increase its natural gas reserves through selective acquisition of producing natural gas properties. See "Business -- Exploration and Production Operations."


      PIPELINE. In 1996, the Company initiated environmental studies and commenced acquisition of rights-of-way and permits for the construction of an 80 mile intrastate pipeline which will connect its Saltville Facility to markets in Smyth, Wythe and Pulaski Counties in southwestern Virginia. The total cost of the pipeline is estimated to be $14,600,000. Upon completion of the pipeline and obtaining regulatory approval, the Company expects revenues from this pipeline to commence in November 1997. See "Business -- Pipeline Operations."



      NATURAL GAS MARKETING. In 1997 the Company, through its subsidiary, Virginia Gas Marketing Company, commenced marketing operations for its natural gas and natural gas storage services. The Company anticipates that future expansion of its marketing operations will include third party supplies and services.



      PROPANE DISTRIBUTION. The Company recently commenced distribution of propane in its area of operation in southwestern Virginia. In April 1997, the Company acquired an existing propane business for $840,632. The Company will operate its propane distribution business in Buchanan, Dickenson and Russell Counties and in the western part of Tazewell County, Virginia. See "Business -- Propane Operations."


GROWTH STRATEGY

      It is the Company's intention to take advantage of deregulation of the domestic natural gas industry by providing services previously supplied by the interstate pipeline companies. The Company's strategy is 1) to increase storage and related pipeline capacity to meet increasing demand for natural gas services in its market area, 2) to add value to its natural gas production by distributing natural gas directly to residential, commercial and industrial users through its natural gas utility, 3) to maximize the volume of natural gas it gathers and markets, 4) to develop and expand into propane distribution, and
5) to increase its natural gas reserves through selective acquisitions.

      The Company expects consumption of natural gas to continue to grow faster than alternative fossil fuels because of environmental pressure to use cleaner burning fuels, the abundance of a reasonably priced natural gas supply, and the rapid progress of new natural gas technologies. The Company believes it is well positioned to take advantage of the increasing demand for natural gas services in the growing Virginia and Tennessee markets due to its integrated structure, its ability to provide low cost storage services and its ability to deliver natural gas to its industrial, commercial and residential customers reliably during peak demand periods.

SUBSIDIARIES AND AFFILIATES


      The Company has four consolidated subsidiaries: Virginia Gas Exploration Company ("Exploration Company"), Virginia Gas Pipeline Company ("Pipeline Company"), Virginia Gas Propane Company ("Propane Company") and Virginia Gas Marketing Company ("Marketing Company") (collectively referred to as the "Subsidiaries"). The Exploration Company, the Pipeline Company, the Propane Company and the Marketing Company are wholly-owned by the Company. The Distribution Company and the Storage Company are each owned 50% by the Company and 50% by one individual (collectively referred to as the "Affiliates"). See "Business -- Subsidiaries and Affiliates."


ORGANIZATION AND OFFICES


      The Company was incorporated in Delaware in March 1987. The Company's principal executive office is located at 200 East Main Street, Abingdon, Virginia 24210 and its telephone number is (540) 676-2380.

                         SUMMARY FINANCIAL INFORMATION



                                Three Months Ended
                                     March 31,                                      Year Ended December 31,
                             -------------------------       -----------------------------------------------------------------
                                1997            1996              1996             1995             1994             1993
                                ----            ----              ----             ----             ----             ----
 OPERATIONS DATA:


 Revenues from operations    $ 2,139,465    $   511,689      $ 2,769,718       $ 1,846,996      $  1,612,195       $  1,236,229

 Revenue revision effect              --             --               --           176,414                --                 --
                             -----------    -----------      -----------       ------------     ------------       ------------
 Net revenues                $ 2,139,465    $   511,689      $ 2,769,718       $ 2,023,410      $  1,612,195       $  1,236,229
                             ===========    ===========      ===========       ===========      ============       ============



 Income before income
 taxes and effect of
 revenue revision            $   400,925    $   168,577      $   759,393       $   360,041      $    539,991       $    357,553



 Revenue revision effect              --             --               --           176,414                --                 --
                             -----------    -----------      -----------       ------------     ------------       ------------
 Income before income
 taxes                       $   400,925    $   168,577      $   759,393       $   536,455      $    539,991       $    357,553
                             ===========    ===========      ===========       ============     ============       ============



 Net income from
 operations                  $   298,849    $   163,109      $   607,566       $   342,750      $    420,085       $    302,127


 Revenue revision effect              --             --               --           131,124                --                 --
                             -----------    -----------      -----------       ------------     ------------       ------------
 Net income                  $   298,849    $   163,109      $   607,566       $   473,874      $    420,085       $    302,127
                             ===========    ===========      ===========       ============     ============       ============



 BALANCE SHEET DATA:

 Net Working Capital         $   801,080    $  (906,355)     $ ( 429,697)      $  (197,206)     $    575,839       $     98,702

 Property, plant and
 equipment, net               17,604,936      7,810,488       16,343,480         4,029,137         3,020,067          1,940,955

 Total Assets                 39,972,007     23,706,490       33,510,403        22,355,664        12,736,200          4,780,624

 Long-term debt               21,069,317     15,020,760       12,137,729        12,885,761         8,340,895          1,251,538

 Shareholders' equity         15,414,328      5,528,033       17,337,531         5,429,924         2,717,980          2,189,425


 OTHER DATA:

 Depreciation and
 amortization                    166,196         68,328          387,116           305,216           190,792            170,380

 Capital investment            1,419,876      2,826,997       11,661,500         2,330,968         1,378,323            467,078



         The above net income from operations includes the Company's earnings from its investment in the Storage Company and the Distribution Company.


         During 1995, the Company revised its method of recording certain revenue. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations for Years 1996 and 1995" and
Note 2 of Notes to the Consolidated Financial Statements and Note 2 of Notes to the Storage Company Financial Statements.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, prospective investors should consider carefully the following risk factors in evaluating an investment in the shares of Common Stock offered hereby.


         COMPANY INDEBTEDNESS. Through its participation in tax exempt bond offerings offered by the Industrial Development Authorities of Russell and Buchanan Counties, Virginia, the Company has incurred long-term indebtedness to construct and extend natural gas distribution facilities and to engage in related exploration and production and pipeline gathering and storage activities. A portion of the proceeds of this indebtedness was loaned to the Distribution Company and the Storage Company, which are 50% owned by the Company. Risks associated with the Company's indebtedness are:


                 Limitation on Expansion of Distribution Service Area. The long-term debt instruments contain restrictive covenants which, among other things, require the maintenance of certain financial ratios. In order to maintain the tax exempt status of the bonds, the Distribution Company is limited to operating only in Russell and Buchanan Counties, Virginia, or operating in other counties in Virginia through a 50% owned subsidiary. Unless operated in conjunction with a 50% or less owned affiliate, the Company cannot participate in future tax exempt bond offerings offered by Industrial Development Authorities of other counties in Virginia. Should the Company commence distribution operations in another county, the Company's existing long-term indebtedness will lose its tax exempt status and require the Company to pay a higher rate of interest.


                 Possible Inadequacy of Future Financing. The Company has also incurred short-term indebtedness in connection with its recent acquisition of a joint venture partner's interest in the Saltville
         Facility.   There can be no assurance that the Company will be able to participate in future tax exempt bond offerings. Further, there can be no assurance that revenues from the Company's operations will be sufficient to satisfy its long-term and short-term debt obligations.


                 Risk of Default. Should the Company not participate in future tax exempt bond offerings or if it defaults on any of its indebtedness, or should any of the Company's Affiliates be unable to repay the Company as and when required for the portions of the indebtedness received by them, the Company's assets would be at risk and its ability to conduct its businesses as presently being conducted would be severely curtailed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         NEED FOR ADDITIONAL CAPITAL. The Company will require substantial additional capital to fund its current projects, to expand and diversify its operations and to continue its marketing efforts. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources." The Company has not established a line of credit with any financial institution. Therefore, in the event that additional capital or adequate financing is not available for expenditures to be incurred by the Company, there can be no assurance that the Company will be able to complete its current projects or continue to expand its operations. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Liquidity and Capital Resources."


         POSSIBLE VOLATILITY OF STOCK PRICE. The trading price of the Common Stock could be subject to wide fluctuations in response to quarter-to-quarter variations in operating results, announcements of operating results by the Company and other events or factors, such as the sale of large blocks of shares held by existing shareholders. See "-- Shares Eligible for Future Sale," below. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. See "Shares Eligible for Future Sale."



         SHARES ELIGIBLE FOR FUTURE SALE. Future sales of substantial amounts of Common Stock in the public market following this Offering could adversely affect the market value for the Common Stock. A "lock-up" agreement entered into by one shareholder of the Company who owns 800,058 shares of Common Stock that were acquired in a private placement that closed on May 31, 1996, has expired and all of such shares are available for sale. No other of the Company's officers, directors, or shareholders who obtained their shares prior to the Company's initial public offering are subject to any such "lock-up" agreements restricting disposition of their shares and therefore, subject to compliance with certain volume limitations prescribed by Rule 144, such persons may sell up to an aggregate of 817,686 shares of the Company's Common Stock, provided that 82,000 of these shares are subject to holding periods imposed by Rule 144 which expire in July and August 1997. In addition, 943,149 shares of the Company's Common Stock (to be issued when and if Warrants issued to Company shareholders as of May 17, 1996, and the underwriter of the Company's initial public offering are exercised) have been registered and are available for sale by such persons and their transferees, provided that 153,300 Warrants may not be exercised or transferred to persons other than officers of the underwriter of the Company's initial public offering until October 4, 1997. Furthermore, one employee of the Company holds options to purchase up to 84,654 shares of the Company's Common Stock. While certain holders of these shares and warrants do not have any present intention of selling their shares, if all of the outstanding warrants and options are exercised and if the shares held by the Company's officers, directors and control persons are held and disposed of in accordance with Rule 144, a total of 2,645,547 additional shares will be available for public sale. In the event that large blocks of these shares are disposed of it is likely that such activities will have a substantial adverse effect upon the market value of the Common Stock and will cause extreme price fluctuations in the trading market. In addition, the mere availability of these shares may have an adverse effect on the trading market. See "Shares Eligible for Future Sale."



         LIMITED MARKET FOR COMMON STOCK AND WARRANTS. The Company's Common Stock is traded on the Nasdaq National Market System under the symbol VGCO. The Company believes there are only three active market-makers in the Company's stock. Daily trading volume to date has been very limited and frequently there have been no trades on a given day. The Company's Tradeable Warrants are listed on the Nasdaq National Market System under the symbol VGCOW and there had only been three sales of Tradeable Warrants as of April 30, 1997. Prior to June 2, 1997 the Company's Common Stock and Tradeable Warrants were listed on the Nasdaq SmallCap Market. There can be no assurance that there will be sufficient liquidity in the Common Stock and Tradeable Warrants to effectuate large volume trades in the Company's Common Stock and Tradeable Warrants.



         DECREASE IN PER SHARE EARNINGS. It is unlikely that the Company will be able to sustain per share earnings equivalent to those achieved by the Company in recent periods. The Company received a substantial amount of capital from the initial public offering of its Common Stock that closed on October 11, 1996 and from participation in a tax exempt bond offering that was completed in February 1997. Much of this new capital is being and will be deployed in long-term capital projects that are intended to have the effect of enhancing in the long term the Company's gas storage, transportation and distribution businesses. The Company does not expect to receive returns in the short run from the deployment of this additional capital. Therefore, the Company has no expectation of significant short-term increases in its net income from operations, and the per share earnings of the Company are likely to be substantially lower in the short term than those achieved by the Company with a significantly lesser number of shares during recent periods.



         GOVERNMENTAL REGULATION. The Company's natural gas distribution operations are regulated by the Virginia State Corporation Commission ("SCC"). The SCC has issued the Company Certificates of Public Convenience and Necessity which authorize it to conduct its natural gas distribution business in designated areas and which set the price of utility service at levels sufficient for the Company to recover its cost of service plus a rate of return. In June 1996 the Company, through the Pipeline Company, applied for a Certificate of Public Convenience and Necessity with the SCC in connection with the operation of the Saltville Facility. In July 1996 the SCC issued an order authorizing the Company to begin service on an interim basis. A hearing was held in December 1996 on the Company's application. A final order has not been issued by the SCC. In the future, the Company will be required to obtain additional Certificates of Public Convenience and Necessity to conduct its proposed operations. The Company will also periodically petition the SCC for adjustments to its utility service rates to compensate for changed conditions. In the event the SCC denies the Company's requests for Certificates of Public Convenience and Necessity or for utility rate adjustments or fails to give approval of rate adjustments on a timely basis, the Company's ability to conduct its proposed businesses or to generate revenues from such operations could be adversely affected. Further, any cancellation or revocation of the Company's Certificates of Public Convenience and Necessity applicable to its current natural gas distribution operations, or denial by the SCC of the Company's current and future applications, would result in the Company ceasing its current natural gas distribution operations in the affected area or in the Company being unable to expand its natural gas distribution services. See "Business -- Regulation."


         The Company's natural gas storage operations are regulated by both the SCC and the Federal Energy Regulatory Commission ("FERC") and the Company's proposed intrastate pipeline operations are subject to rate regulation by the SCC which, among other requirements, establish the rates and tariffs that the Company is able to charge its customers for distribution, storage and pipeline operations. Common carriers are also subject to the jurisdiction of certain other state and federal agencies with respect to environmental and safety
matters.   Changes in regulations or rulings adverse to the Company's financial interests or failure to comply with such regulations could have a material adverse effect on the Company's ability to generate revenue from its storage operations. See "Business -- Regulation."

         ENVIRONMENTAL REGULATIONS. The production, handling, transportation and disposal of natural gas and by-products are subject to regulation under federal, state and local environmental laws. In most instances, the applicable regulatory requirements relate to water and air pollution control and solid waste management measures. Environmental assessments have not been performed on all of the Company's properties. To date, expenditures for environmental control facilities and for remediation have not been significant in relation to the results of operations of the Company. The Company believes, however, that it is reasonably likely that the trend in environmental legislation and regulations will continue to be towards stricter standards, which could materially adversely affect the Company's ability to conduct its operations. See "Business -- Regulation."

         OPERATING HAZARDS. The natural gas business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, casing collapse, abnormally pressured formations, and environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury and loss of life, severe damage to and destruction of property, natural resources and equipment, pollution and other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. Gathering systems, distribution systems, pipelines and processing plants are subject to many of the same hazards and any significant problems related to those facilities could adversely affect the Company's ability to conduct its operations. The Company maintains insurance against some, but not all, potential risks; however, there can be no assurance that such insurance will be adequate to cover any losses or exposure for liability. Furthermore, the Company cannot predict whether insurance will continue to be available at premium levels that justify its purchase or whether insurance will be available at all. See "Business -- Operational Hazards and Insurance."

         COMPETITION. The natural gas industry is highly competitive. The Company competes in the areas of exploration, production, transportation, marketing and distribution of natural gas with major oil companies, other independent oil and gas concerns and individual producers and operators, and, in the areas of utility services and pipeline operations, with major utility and pipeline companies. While the Company currently operates the only natural gas storage facility in Virginia, it is possible that other companies will engage in similar activities. Many of these competitors have substantially greater financial and other resources than the Company. See "Business -- Competition."

         GENERAL ECONOMIC CONDITIONS. The Company's natural gas distribution business is affected by economic trends in its primary service areas. Significant downturns in the conditions affecting these service areas could have a material adverse effect on the Company's financial condition.


         UNCERTAINTY OF NATURAL GAS PRICES AND SUPPLIES. The Company's revenues, profitability and future rate of growth substantially depend upon prevailing prices for natural gas and adequacy of natural gas supplies, which, in turn, depend upon numerous external factors such as various economic, political and regulatory developments, weather, and competition from other sources of energy. The unsettled nature of the energy markets make it particularly difficult to estimate future prices of natural gas and natural gas liquids or the security of natural gas supplies. The price of natural gas and natural gas liquids are subject to wide fluctuations, and there can be no assurance that future decreases in such prices will not occur. The Company believes that it has developed multiple sources of natural gas supplies, however, there can be no assurance that these sources will be adequate to meet the Company's needs in the future. All of these factors are beyond the control of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Regulation."



         UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES. There are numerous uncertainties inherent in estimating quantities of proved natural gas reserves, including many factors beyond the control of the Company. This Prospectus contains estimates of proved and proved developed natural gas reserves and future net revenues therefrom based on studies performed by the Company's engineering staff. The Company has not engaged the services of an independent petroleum engineering firm to confirm the Company's estimates. The estimates included in this Prospectus are based on procedures prescribed by Statement of Financial Accounting Standards No. 69 and accordingly are based on sales prices, cost rates and statutory income tax rates in existence at the date of the projections or year end and therefore are an inherently imprecise indication of future net revenues. Actual future production, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth in this Prospectus. In addition, the Company's reserves may be subject to downward or upward revision based upon production history, results of future development, prevailing natural gas prices and other factors. See "Business -- Exploration and Production Operations."



         RELATIONSHIP WITH OTHER PIPELINE COMPANIES. A portion of the natural gas distributed by the Company flows through natural gas trunk lines owned and operated by ETNG pursuant to interruptible contracts. The Company has a ten-year firm transportation contract with ETNG for the winter months of November through March. There is no assurance that the Company will be successful in negotiating this contract on favorable terms, thus, there is a risk that service to the Company could be disrupted under the interruptible contract, particularly in the winter months. In such event or if ETNG is unable or unwilling to continue the operation of its trunk lines, the Company would be unable to deliver natural gas to its customers, thus adversely effecting the financial condition of the Company. See "Business -- Distribution Operations."


         RELATIONSHIP WITH AFFILIATES. The Company owns a 50% interest in each of the Distribution Company and the Storage Company. The remaining 50% interest is owned by one individual. The Company provides management services to these Affiliates; however, there are no written management agreements governing the operation of these Affiliates nor are there any agreements between the Company and the individual owner relating to corporate governance, buy-sell matters or "deadlock" issues. The inability of the Company and the other owner of the Distribution Company and the Storage Company to agree on matters relating to the management and operation of those Affiliates could have
a material adverse effect on the financial condition of the Company.   See
"Business -- Subsidiaries and Affiliates."


         DEPENDENCE ON MAJOR CUSTOMERS. One of the Company's customers, United Cities Gas Company, accounted for 31% of 1996 consolidated operating revenue. Two of the Storage Company's customers, Roanoke Gas Company and Knoxville Utilities Board, which contract with the Storage Company for natural gas storage, accounted for 57% of the Storage Company's 1996 operating revenue.
The loss of these customers could have a material adverse financial impact on the Company. See "Business -- Storage Operations."


         RELIANCE ON KEY PERSONNEL. The success of the Company will largely be dependent upon the efforts and active participation of Michael L. Edwards, Frank A. Merendino, Jr., Mark N. Witt, John D. Jessee, Karen K. Edwards and Allan R. Poole. The unexpected loss of the services of any of these
individuals could have a detrimental effect on the Company.   See "Management."


         DIVIDEND POLICY. The Company has paid cash dividends in each of the past five calendar years. The primary objective of the Company is to retain its earnings to support the growth of the Company. Therefore, there can be no assurance that the Board of Directors of the Company will authorize the Company to pay cash dividends on its Common Stock in the future. See "Dividend Policy."





         ANTI-TAKEOVER PROVISIONS. The Company's Amended and Restated Certificate of Incorporation provides that the approval of (i) any amendment to the Certificate or the Bylaws, (ii) the merger, dissolution, reorganization (including by share exchange) or recapitalization of the Company, or (iii) the sale of all or substantially all of the assets of the Company requires the affirmative vote of the holders of 75% of the Company's capital stock entitled to vote thereon. This increases the percentage that would otherwise be required under Delaware law to approve such actions. In addition, the Certificate provides that members of the Company's Board of Directors are elected to terms that are staggered. These provisions may make it more difficult to change control of the Company or replace incumbent management.
See "Description of Securities -- Certain Provisions of Certificate of Incorporation and Delaware Law" and "Management -- Executive Officers and Directors."





         RISKS ASSOCIATED WITH THE SECURITIES BEING SOLD BY THE SELLING SECURITYHOLDERS. The Selling Securityholders will have the right to sell their securities and exercise the Warrants only if a current prospectus relating to these securities is then in effect and only if such securities are qualified for sale under applicable state securities laws of the states in which holders and purchasers reside. There can be no assurance the Company will be successful in maintaining a current prospectus covering these securities. The Warrants may be deprived of any value in the event a prospectus covering the shares issuable upon exercise of the Warrants is not kept effective or if such shares are not qualified for sale in the states in which holders or prospective purchasers of the Warrants reside. Also only a portion of the Warrants, the Tradeable Warrants, are presently eligible for trading on the Nasdaq National Market System, however all Warrants will be tradeable as of October 4, 1997.

                            COMMON STOCK PRICE RANGE



     The Common Stock is traded on the Nasdaq National Market System, where its symbol is "VGCO". There were approximately 800 stockholders and 26 warrant holders as of March 1997. The following table sets forth the high and low trading prices, as reported by the Nasdaq Exchange, for the quarters indicated:



                                                                                    PRICE RANGE OF
                                                                                    COMMON STOCK
                                                                               ------------------------
                                                                               HIGH                   LOW
                                                                               ----                   ---
                 1996
                          Fourth Quarter                                      $7  3/4               $6 1/2

                 1997
                          First Quarter                                       $10 1/2               $7 1/4



                                 CAPITALIZATION


      The following table sets forth the actual capitalization of the Company as of March 31, 1997 and December 31, 1996. The table should be read in conjunction with the Company's Consolidated Financial Statements included elsewhere in this Prospectus.





                                                                               Actual                            Actual
                                                                           March 31, 1997                   December 31, 1996
                                                                           --------------                   -----------------
 Current portion of long-term debt                                           $  274,879                        $1,244,490
                                                                             ----------                        ----------



 Long-term debt:
   Note payable to the Industrial Development Authority
      of Russell County, Virginia at 9.5%, payable from
      2002 through 2017                                                       9,100,000                                --

   Note payable to the Industrial Development Authority
      of Buchanan County, Virginia at an effective rate
      of 8.88%, payable from 1995 through 2017                                3,977,917                         4,009,167

   Note payable to the Industrial Development Authority
      of Buchanan County, Virginia at 9%, payable
      from 1999 to 2020                                                       3,750,000                         3,750,000

   Note payable to the Industrial Development Authority
      of Russell County, Virginia at an effective rate
      of 7.35%, payable from 1996 through 2023                                2,672,917                         2,682,917

   Note payable to Tenneco Energy Resources
      Corporation, interest at Morgan Guaranty
      prime rate plus three percent, payable in
      1996 with an option to term the payments
      through 1999                                                                   --                                --

   Mortgage note payable monthly at 7%, maturing
      February 1999 with a final payment of $95,336                              99,989                           101,519

   Note payable to affiliated company, interest payable
      at 9%, payable from 1999 to 2020                                          965,000                         1,000,000

  Note payable to affiliated company, interest payable
      at 7.35%, payable from 1996 to 2023                                       388,788                           390,242

  Note payable monthly at 9.25%, payable in monthly
      installments of principal and interest through 1999                        50,587                            57,922

  Note payable with interest at 9%, interest payable in
      semiannual installments, maturing 2024                                         --                           100,000

  Other                                                                          64,119                            45,962
                                                                             ----------                        ----------

         Total long-term debt                                                21,069,317                        12,137,729
                                                                             ----------                        ----------


  Stockholders' equity:

    Preferred Stock, no par; $1,000 per share liquidation
           value; 2,000 shares issued and outstanding
           as of December 31, 1996                                                   --                         1,725,000

    Common Stock, par value $.001 per share; 10,000,000
           shares authorized 3,204,906 and 3,150,744
           shares issued and outstanding; as of March
           31, 1997 and December 31, 1996                                         3,205                             3,151

    Additional paid in capital                                               13,751,471                        14,152,137

    Retained earnings                                                         1,659,652                         1,457,243
                                                                            -----------                       -----------

         Total stockholders' equity                                          15,414,328                        17,337,531
                                                                            -----------                       -----------

 Total capitalization                                                       $36,758,524                       $30,719,750
                                                                            ===========                       ===========


--------------


                                DIVIDEND POLICY


         The Company has paid cash dividends on its Common Stock in each of the past five fiscal years. During the past two years a dividend of $.29 was paid to all shareholders of record on December 22, 1995; a dividend of $.01 per share was paid to all shareholders of record on December 15, 1996; and a dividend of $.0125 per share was paid to all shareholders of record on January 31, 1997. The primary objective of the Company is to retain its earnings to support the growth of the Company. Therefore, there is no assurance that the Board of Directors of the Company will authorize the Company to pay cash dividends on its Common Stock in the future.





                             SELECTED CONSOLIDATED
                          FINANCIAL AND OPERATING DATA


         The following table presents selected consolidated financial and operating data of the Company for each of the three month periods ended March 31, 1997 and 1996 and each of the four year periods ended December 31, 1996. The annual financial data for 1996, 1995 and 1994 has been derived from the consolidated financial statements of the Company audited by Arthur Andersen LLP, independent public accountants. The financial statements, notes thereto, and the report of Arthur Andersen LLP for the years ended December 31, 1996 and 1995 are included herein under the caption "Financial Statements."

                             VIRGINIA GAS COMPANY
                     CONSOLIDATED STATEMENT OF OPERATIONS

                                                      THREE MONTHS ENDED
                                                           MARCH 31,                    FOR THE YEARS ENDED DECEMBER 31,
                                                  ---------------------------   -------------------------------------------------

                                                      1997            1996         1996          1995         1994          1993
                                                      ----            ----         ----          ----         ----          ----
Revenues:
   Natural gas sales and well operations income   $1,166,262       $  174,498  $   698,645    $  603,495  $   489,180   $  391,084
   Natural gas gathering and service revenues         25,458           26,375      103,768       133,794      104,250       52,245
   Natural gas storage revenues                      626,411               --      769,025            --           --           --
   Management revenues                                64,514           93,833      320,532       756,524      738,583      753,467
   Interest income                                   250,867          216,983      877,748       526,797      280,182       30,701
   Other income                                        5,953               --           --         2,800           --        8,732
                                                  ----------       ----------  -----------    ----------  -----------   ----------
                                                   2,139,465          511,689    2,769,718     2,023,410    1,612,195    1,236,229
                                                  ----------       ----------  -----------    ----------  -----------   ----------

Costs and expenses:
   Production expenses                                36,625           22,480      105,910        65,029      361,610      312,036
   Purchased gas expense                              20,659               --       28,537            --           --           --
   Operations and maintenance expense                100,466               --      173,445            --           --           --
   Cost of natural gas sold                          944,767               --           --            --           --           --
   Depreciation and amortization                     166,196           68,328      387,116       305,216      190,792      170,380
   General and administrative                        215,131          132,340      645,673       708,191      425,145      413,312
   Other expense                                      31,313            1,009        2,771         2,752           --          269
   Interest expense                                  317,822          255,621    1,006,800       673,251      288,073      119,624
                                                  ----------       ----------  -----------    ----------  -----------   ----------
                                                   1,832,979          479,778    2,350,252     1,754,439    1,265,620    1,015,621
                                                  ----------       ----------  -----------    ----------  -----------   ----------

Income before earnings of affiliated
   companies and income taxes                        306,486           31,911      419,466       268,971      346,575      220,608
Equity in earnings of affiliated companies            94,439          136,666      339,927       267,484      193,416      136,945
                                                  ----------      -----------  -----------    ----------  -----------   ----------
                                                     400,925          168,577      759,393       536,455      539,991      357,553

Provision for income taxes                           102,076            5,468      151,827        62,581      119,906       55,426
                                                  ----------      -----------  -----------    ----------  -----------   ----------
Net income                                        $  298,849      $   163,109  $   607,566    $  473.874  $   420,085   $  302,127
                                                  ==========      ===========  ===========    ==========  ===========   ==========

Summary of operations-50% owned companies:

Storage Company
---------------
     Revenues                                     $1,427,366      $ 1,393,940  $ 3,985,444    $2,779,048  $ 1,638,233   $1,118,531
     Expenses                                      1,270,969        1,143,409    3,309,706     2,293,665    1,260,152      782,768
                                                  ----------      -----------  -----------    ----------  -----------   ----------
     Net income                                   $  156,397      $   250,531  $   675,738    $  485,383  $   378,081   $  335,763
                                                  ==========      ===========  ===========    ==========  ===========   ==========
     Company's equity share                       $   78,198      $   125,266  $   337,869    $  242,692  $   189,041   $  167,882
                                                  ==========      ===========  ===========    ==========  ===========   ==========

Distribution Company
--------------------
     Revenues                                     $  338,350      $   254,737  $ 1,023,065    $  719,188  $   455,799   $  274,930
     Expenses                                        305,868          231,937    1,018,950       669,603      447,048      336,803
                                                  ----------      -----------  -----------    ----------  -----------   ----------
     Net income                                   $   32,482      $    22,800  $     4,115    $   49,585  $     8,751   $  (61,873)
                                                  ==========      ===========  ===========    ==========  ===========   ===========
     Company's equity share                       $   16,241      $    11,400  $     2,058    $   24,792  $     4,375   $  (30,937)
                                                  ==========      ===========  ===========    ==========  ===========   ===========
Company's equity in earnings of
 affiliated companies                             $   94,439      $   136,666  $   339,927    $  267,484  $   193,416   $  136,945
                                                  ==========      ===========  ===========    ==========  ===========   ==========


               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

         The following discussion of the historical financial condition and results of operations of the Company should be read in conjunction with the Consolidated Financial Statements and related notes set forth in this Prospectus. Discussions involving the Storage Company and the Distribution Company should be read in conjunction with the Storage Company Financial Statements and related notes and the Distribution Company Financial Statements and related notes set forth in this Prospectus. Unless otherwise noted, the term "Company" includes the Company and its Subsidiaries and Affiliates.

GENERAL

         The Company derives revenues from its exploration, production and gathering operations. From its 50% investment in the Storage Company and the Distribution Company, the Company derives earnings from the storage, gathering and distribution operations of these companies.

         In its exploration and production business the Company receives revenue from the sale of its natural gas production. The Company also receives revenues from the operation of natural gas facilities. These revenues include fees for marketing gas on behalf of the working interest partners and operations fees for general operating duties related to producing wells. In its gas gathering business, revenues are generated from its ownership interest in gathering pipelines for natural gas traveling through its gathering systems.

         For those facilities built and operated on behalf of joint venture partners, the Company manages the construction, drilling, development and operation of the facilities and receives project management fees.

         In its storage business, the Storage Company receives fees for use of its storage space in addition to injection and withdrawal fees for the use of compression facilities, collectively referred to as storage revenues. Storage charges to customers are in accordance with storage rates included in its tariff filed with the Virginia State Corporation Commission.

         In the Storage Company's unregulated gas gathering business, revenues are generated from its ownership interest in gathering pipelines for natural gas traveling through its gathering systems. The Storage Company also provides unregulated winter gas supply services.

         In its distribution operations, the Distribution Company's gross profits are realized by the difference between the prices at which it purchases and the prices at which it sells natural gas to its industrial, commercial and residential customers. The prices at which the Distribution Company sells natural gas to its customers are in accordance with the rate schedules in its tariff filed with the Virginia State Corporation Commission. The Distribution Company purchases natural gas under short-term contracts which reflect the market price of gas.

         The Storage Company's growth in sales of natural gas storage and other gas services has been stimulated by 1) deregulation of the natural gas industry as part of which local natural gas distributors for the first time have been responsible for procuring their own supplies of natural gas, and 2) strong economic and population growth in the main markets in which the Company competes, specifically eastern Tennessee and western Virginia.

         Adverse weather conditions in the winters of 1993/1994 and 1995/1996 have helped stimulate the Storage Company's ability to generate natural gas storage and winter service contracts. The Storage Company believes, however, that these weather conditions are secondary to larger trends such as the economic and population growth in service territories of the Storage Company's natural gas storage and winter service customers.

         Most of the pipeline facilities on major interstate systems such as ETNG, CGT and CNG are limited by capacity constraints as to the ability to deliver additional peak-day volumes. The ability of companies to continue to supply customers from traditional sources such as the Gulf Coast area are limited by the high capital costs of building new pipelines and compression facilities. Local suppliers of natural gas, such as the Company, the Storage Company and the Distribution Company possess a significant advantage in delivering these services at a more economical rate due largely to lower capital costs in developing natural gas facilities.

         The Company, the Storage Company and the Distribution Company operate in a region possessing a favorable tax environment, low labor costs and good transportation infrastructure. These trends are expected to continue.


RESULTS OF OPERATIONS FOR YEARS 1996 AND 1995



NATURAL GAS STORAGE



         Storage revenues from the Saltville Facility totaled $769,000 in 1996. Initial injections of customer natural gas into the facility occurred in August 1996. Contracted storage capacity for the 1996 contract year totaled 583,000 MMBtu, consisting of 10-day, 60-day and 90-day service. Of the storage capacity leased to third parties for the 1996 contract year, 10-day service comprised 59%, 60-day service comprised 10% and 90-day service comprised 31% of contracted volumes.


NATURAL GAS EXPLORATION AND PRODUCTION


         Exploration and production revenues for 1996 reflected sales of natural gas of $374,000 and well and pipeline operations income of $278,000. These gas sales and operations fees accounted for 24% of total Company revenue for 1996. Gas sales and operations income for 1995 totaled $603,000. Revenues for 1995 reflect $176,000 related to the Company's revision of its method of recording certain exploration and production revenues. See Note 2 of Notes to the Consolidated Financial Statements. Of this amount, $73,000 is attributable to natural gas sales, $68,000 consists of operations fees with the remaining $35,000 consisting of gathering fees.



         Most of the Company's activities prior to 1992 were concentrated in the exploration and production segment, in which the Company organizes and manages the drilling and operation of gas wells in joint ventures with other gas companies and individuals. As the Company's operations have diversified in recent years with a concentration in developing the operations of the Storage Company and Distribution Company, the impact of the exploration and production segment on overall Company operations has declined. There were no wells drilled in 1996 or 1995 in these type ventures, compared to four in 1994, one in 1993, nineteen in 1992 and twenty in 1991.


PROPANE OPERATIONS


         The Company began limited distribution of propane to industrial customers in Buchanan and Tazewell Counties, Virginia in June 1996. In April 1997, the Company acquired an existing propane business for $840,632. The Company plans to extend its customer base in these counties in addition to Russell County as demand warrants and, in part, through selective acquisitions. Propane sales totaled $47,000 in 1996.


PROJECT MANAGEMENT REVENUES


         Project management revenues totaled $321,000 in 1996 as compared to $757,000 in 1995. Revenues related to the operations of joint venture facilities including operations performed for the Storage Company and Distribution Company totaled $202,000 and $275,000, respectively, in 1996 and 1995. The Company also provided management services for the Storage Company and Distribution Company during 1996 and 1995. These services performed included financial, marketing, treasury and administrative services. Fees for these services totaled $119,000 and $204,000, respectively, in 1996 and 1995. Management revenues related to the development of the Saltville Facility totaled $278,000 in 1995.


INTEREST INCOME


         Interest income in 1996 increased $351,000 to $878,000 from $527,000 in 1995. The majority of this interest income is related to the Company's participation in tax exempt bond offerings offered by the Industrial Development Authorities of Russell and Buchanan Counties Virginia. A large portion of the proceeds of these offerings have been loaned to the Distribution Company and the Storage Company. Interest earned on promissory notes from these companies are reflected as interest income by the Company. The 1996 increase largely reflects interest on the 1995 Buchanan County tax exempt bond offering which closed in December 1995. As described above, a portion of the proceeds from this offering were loaned to the Distribution Company and the Storage Company. Notes receivable related to these bond offerings due the Company from the Distribution Company and the Storage Company totaled $9.5 million at December 31, 1996.


COSTS AND EXPENSES


         General and administrative costs for the year ended December 31, 1996 decreased slightly from 1995 reflecting the efforts of the Company during 1996 to shift certain personnel and administrative functions from the corporate level to the individual operating subsidiary level, including the Storage Company and the Distribution Company.



         Depreciation and amortization expense increased to $387,000 in 1996 from $305,000 in 1995, reflecting recovery of costs for capital projects recently placed into service. The increase primarily reflects depreciation expense related to the Saltville Facility which began injections of customer working gas in August 1996.



         The increase in interest expense of $334,000 to $1,007,000 in 1996 primarily reflects the cost of additional debt incurred in conjunction with the Buchanan County tax-exempt bond offering completed in December 1995. The interest rate on the bond issue was 9%. In addition, in conjunction with the Company's purchase of the interest of its joint venture partner in the development of the Saltville Facility, a promissory note for $1,725,000 was issued by the Company as partial consideration (see Note 8 of Notes to the Consolidated Financial Statements). The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Capitalized interest totaled $290,000 in 1996 and $93,000 in 1995.


INCOME TAXES


         As indicated in Note 2 to the Consolidated Financial Statements, the Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset-and-liability method of accounting for income taxes. Under the asset-and-liability method, deferred income taxes reflect the temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes. The Company's provision for income taxes as a percentage of income before earnings of affiliated companies and income taxes was 36% and 23% for the years ended December 31, 1996 and 1995, respectively.


EQUITY INVESTMENTS


         The Company has a 50% ownership interest in the Storage Company and in the Distribution Company. The Company accounts for its investments in these
companies using the equity method.   Earnings from the Company's 50% ownership
in the Storage Company and the Distribution Company increased $73,000 to $340,000 in 1996 from $267,000 in 1995, reflecting increased combined 1996 net income of $145,000 for these companies. Following is a discussion of the operations of the Storage Company and Distribution Company for 1996 and 1995.



         NATURAL GAS STORAGE. Storage revenues from the Early Grove Facility totaled $2.1 million in 1996. This reflects an increase in revenues of $900,000 over 1995 revenues of $1.2 million, or 74%. This increase is
attributable to an increase in leased storage capacity at Early Grove.   The
total contracted storage capacity increased 574,500 MMBtu to 1,560,000 MMBtu for the 1996 contract year from 985,500 MMBtu for the 1995 contract year. Contract years vary from customer to customer and do not correspond to calendar years.



         Of the storage capacity leased to third parties for the 1996 contract year, 60-day service comprised 11% of contracted volumes and 90-day service comprised 48% while 150-day service comprised the remaining 41% of total contracted volumes. For the 1995 contract year, 60-day service comprised 18% of total contracted volumes, 90-day service comprised 57% and 150-day and interruptible service comprised the remaining 25% of total contracted volumes.



         NATURAL GAS GATHERING. Gathering revenues totaled $378,000 in 1996, reflecting a decrease of $159,000 from 1995 gathering revenues of $537,000. This decrease partially reflects a decrease in system throughput during 1996 of 163,320 MMBtu. In addition, $110,000 of 1995 revenue reflects the Storage Company's revision of its method of recording certain gathering revenues. See
Note 2 of Notes to the Storage Company's Financial Statements. The revision is also reflected in operating and maintenance expenses, where $44,000 in expenses related to the Storage Company's gathering facilities are reflected as a result of the revision.



         In addition to storage-service and gathering revenues, during 1996 and 1995 the Storage Company provided natural gas to certain of its storage customers during the peak winter service periods. Revenues from winter service sales totaled $1.1 million in 1996 compared to $888,000 in 1995. Purchased gas expenses related to these sales totaled $974,000 and $681,000 for 1996 and 1995, respectively.

         NATURAL GAS DISTRIBUTION. Distribution revenues increased to $629,000 in 1996 from $556,000 in 1995, an increase of 13%. This increase is partially due to an increase in residential and commercial customers, reflecting 1996 expansions of distribution facilities in Russell and Buchanan Counties. The increase also reflects an increase in the average sales price for industrial customers to $5.30 per MMBtu in 1996, compared to $4.44 per MMBtu for these customers in 1995.



         Sales volumes for 1996 totaled 113,378 MMBtu, a decrease of 4,456 MMBtu from 1995 sales volumes of 117,834 MMBtu. Volume usage by the Distribution Company's industrial customers decreased to 94,591 MMBtu in 1996 from 103,527 MMBtu in 1995, reflecting primarily the curtailment of gas service to certain customers with interruptible service contracts for a period of several days during February 1996. Commercial and residential usage increased 4,480 MMBtu to 18,787 MMBtu in 1996 from 14,307 MMBtu in 1995. The average sales price per MMBtu increased to $5.53 in 1996 from $4.72 in 1995. Purchased gas costs related to these sales totaled $330,000 and $234,000 in 1996 and 1995, respectively.



RESULTS OF OPERATIONS FOR THE FIRST THREE MONTHS OF 1997 AND 1996



OVERVIEW



         During the three month period ended March 31, 1997, Virginia Gas Company (the "Company") recorded net income of $298,849, compared to $163,109 for the same period in 1996. The net income per common share available to common stockholders for the corresponding periods was $.08 in 1997 compared with $.12 in 1996. The number of weighted-average shares used in calculating income per common share was 3,188,659 and 808,509 for the quarters ended March 31, 1997 and 1996, respectively.



NATURAL GAS MARKETING, EXPLORATION AND PRODUCTION



         The Marketing Company began marketing natural gas during the first quarter of 1997. The initial source of gas supply for the Marketing Company is the natural gas production from wells operated by the Company. Sales of natural gas during the first quarter of 1997 totaled $1,067,000 on sales volumes of 348,000 MMBtu. Costs associated with these sales totaled $945,000.



         Exploration and production revenues, reflecting the Company's revenue interest in the above sales of natural gas, included natural gas sales of $122,000 and well and pipeline operations income of $91,000. The 1997 revenues reflect a 6% increase over 1996 first quarter exploration and production revenues of $201,000.



STORAGE REVENUES



         Storage revenues from the Company's Saltville facility during the first quarter of 1997 totaled $626,000, consisting of fees charged for storage and the injections and withdrawals of natural gas. Initial injections of customer natural gas into the facility occurred in August 1996. Contracted storage capacity for the current contract year totals 583,000 MMBtu, consisting of 10-day, 60-day and 90-day service. Of the storage capacity leased to third parties for the current contract year, 10-day service comprised 59%, 60-day service comprised 10% and 90-day service comprised 31% of contracted volumes.



PROJECT MANAGEMENT REVENUES



         Project management revenues for the three month periods ended March 31, 1997 and 1996 totaled $65,000 and $94,000, respectively. Revenues related to the operation of other joint venture facilities, including operations services performed for the Storage Company and the Distribution Company, totaled $65,000 in 1997 compared to $43,000 in 1996. The Company also provided management services during 1996 for the Storage and Distribution companies for which it received management fees. The services performed included financial, marketing, treasury and administrative services. These fees totaled $51,000 for the three month period ended March 31, 1996.



INTEREST INCOME



         Interest income for the three month period ended March 31, 1997 totaled $251,000. The 1996 amount for the corresponding period was $217,000. The majority of interest income is related to the Company's participation in tax exempt bond offerings offered by the Industrial Development Authorities of Russell and Buchanan Counties, Virginia. A portion of the proceeds of these offerings has been loaned by the Company to the Distribution Company and the Storage Company. Interest earned on promissory notes from these companies is reflected as interest income by the Company. The increase in the 1997 period largely reflects interest earned on the 1997 Russell County tax exempt bond offering which closed in February 1997.



COSTS AND EXPENSES



         General and administrative costs were $215,000 for the quarter ended March 31, 1997, an increase of $83,000 over the first quarter 1996 total of $132,000. The increase reflects the growth in Company operations during 1996 and the accompanying growth in personnel and facilities.



         Operations and maintenance expenses totaled $100,000 during the first quarter of 1997, reflecting the operations of the Saltville storage facility; there were no corresponding Saltville facility operations in the first quarter of 1996.



         Depreciation and amortization expense increased to $166,000 in the first quarter of 1997 from $68,000 in the first quarter of 1996. The increase reflects the recovery of costs for capital projects recently placed in service, with much of the increase largely attributable to recovery of capital costs of the Saltville storage facility, which began operations in August 1996.



         The increase in interest expense of $62,000 to $318,000 in 1997 from $256,000 in the first quarter of 1996 primarily reflects the cost of additional debt incurred in conjunction with the Russell County, Virginia revenue bond offering which closed in February 1997. The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Capitalized interest for the three month periods ended March 31, 1997 and 1996 totaled $71,443 and $61,394, respectively.



INCOME TAXES



         The Company's provision for income taxes as a percentage of income before taxes and equity in earnings of affiliated companies was 33% and 17% for the three month periods ended March 31, 1997 and 1996, respectively.



EQUITY INVESTMENTS



         Earnings from the Company's 50% ownership in the Storage Company and the Distribution Company decreased $42,000 to $94,000 for the first quarter 1997 from $136,000 in 1996 due primarily to increases in depreciation, operations and maintenance expenses and interest expense.

         NATURAL GAS STORAGE. Storage revenues from the Early Grove facility for the three months ended March 31, 1997 were $655,000 compared with storage revenues of $396,000 for the same period in 1996. This increase is attributable to an increase in leased storage capacity at the Early Grove facility. Contracted storage capacity for the 1996/1997 season is 1,560,000 MMBtu, an increase of 846,000 MMBtu over contracted capacity of 985,500 MMBtu for the 1995/1996 season. Contract years vary from customer to customer and do not correspond to calendar years.



         Of the storage capacity leased for the current season, 60-day service comprised 11%, 90-day service comprised 48% and 150-day service comprised the remaining 41% of total contracted volumes.



         NATURAL GAS GATHERING. Gathering revenues totaled $87,000 for the first quarter 1997 compared to $120,000 in 1996. Natural gas throughput for the first quarters ended March 31, 1997 and 1996 totaled 289,633 MMBtu and 400,665 MMBtu, respectively. The decrease in throughput is partially attributable to production decline and also reflects the decreased peak winter service sales volumes, described below. A portion of these peak winter sales volumes are transported through the Storage Company's gathering system.



         During the peak winter service periods, the Storage Company provides natural gas to certain of its storage customers. For the three months ending March 31, 1997, revenues from winter service sales totaled $612,000, compared to $773,000 in 1996. Purchased gas expense related to these sales totaled $509,000 and $635,000 in 1997 and 1996, respectively. The decrease in sales revenues reflects a volume decrease of 38,546 MMBtu to 131,366 MMBtu in 1997 from 169,912 MMBtu in 1996. This volume decrease largely reflects the milder seasonal temperatures experienced during the first quarter 1997 as compared to the corresponding period in 1996.



         NATURAL GAS DISTRIBUTION. Distribution revenues for the first quarter 1997 were $220,000, an increase of $61,000 over 1996 revenues of $159,000.
Sales volumes for the first quarter 1997 totaled 38,365 MMBtu compared with 29,126 MMBtu for the same period in 1996, an increase of 32%. This volume increase is largely due to increased usage during the period by one of the Distribution Company's negotiated service customers. Residential customer usage decreased 20% during 1997 from 1996 reflecting milder seasonal temperatures. The average sales price per MMBtu for the first quarter 1997 was $5.74 compared with $5.46 for the same period in 1996. The increase in sales price per MMBtu is largely reflected in sales to the Distribution Company's negotiated service customers, customers whose contracts reflect selling prices based upon alternative fuels pricing; pricing for these alternative fuels reflected higher costs in 1997 compared with 1996. Purchase gas costs related to these first quarter sales totaled $121,000 in 1997 and $77,000 in 1996.





LIQUIDITY AND CAPITAL RESOURCES

WORKING CAPITAL


         The Company's working capital decreased to a $.4 million deficit at December 31, 1996 from a $.2 million deficit at December 31, 1995. Cash decreased to $1.7 million at December 31, 1996 compared to $2.1 million at December 31, 1995 as cash used in operations and investing activities exceeded cash provided by financing activities. The Company's current ratio at December 31, 1996 decreased to .87 from .94 at the end of 1995.



         The combined working capital of the Storage Company and the Distribution Company decreased to a $.6 million deficit at December 31, 1996 from a $1.9 million surplus at the end of 1995. The combined current ratio of these companies at December 31, 1996 decreased to 0.8 from 2.06 at the end of 1995.

         The Company's working capital increased to a $.8 million surplus at March 31, 1997 from a $.4 million deficit at December 31, 1996. The combined working capital of the Storage Company and the Distribution Company increased to a $1.4 million surplus at March 31, 1997 from the $.6 million deficit at December 31, 1996. Cash decreased to $1,250,000 at March 31, 1997 from $1,653,000 at December 31, 1996 as net cash used in operating and investing activities exceeded net cash provided by financing activities. The Company's current ratio at March 31, 1997 increased to 1.29 from .87 at December 31, 1996. Capital investment for the first quarter totaled $1.4 million.



         The Company anticipates development activities for the remainder of 1997 will result in net outflows of cash. The Company expects to fund such activities from the issuance of additional debt and/or equity in addition to operating cash flows.


INVESTING AND FINANCING ACTIVITIES


         The Company's cash requirements prior to 1996 have been met out of cash generated from operations, and amounts borrowed in conjunction with tax exempt bonds issued by the Industrial Development Authorities of Russell and Buchanan Counties, Virginia in addition to other borrowings. The Company's rapid pace of growth and the timing of the completion of financing transactions periodically have limited the Company's short term liquidity.



         Capital investments of $11.6 million in 1996 reflect primarily the development of the Saltville Facility ($10.3 million) and the P-25 pipeline project ($.9 million).



         In October 1996, the Company completed an initial public offering of its common stock. The offering resulted in the issuance of an additional 1,533,000 shares of common stock of the Company at $6 per share. Net proceeds realized from the offering approximated $8 million. The common stock of the Company is listed on the Nasdaq National Market System and trades with the symbol "VGCO."


         In September 1995 the Company issued and sold a total of 2,000 shares of preferred stock in a private placement to a sole investor, Sirrom Capital Corporation, at a price of $1,000 per share. Proceeds from the sale were used for working capital, the retirement of debt and general corporate purposes.


         During 1995 the Company issued and sold a total of 124,316 shares of common stock in conjunction with the exercise of stock options. Proceeds from the sales totaled $496,000.


         In May 1996 the Company issued 800,058 shares of its Common Stock to one investor pursuant to a private placement. The net proceeds of the sale of these shares were $4,401,317.

         In July 1996 the Company issued 42,000 shares of its Common Stock to an officer of the Company. The net proceeds of the sale of these shares were $252,000.


         The Company's material capital expenditure commitments for 1997 are expected to include $7.8 million for the development of the P-25 intrastate pipeline and $1.1 million for continued development of the Saltville Facility. The Distribution Company expects to spend $2.5 million in 1997 expanding its distribution service to the town of Lebanon. Funding for these commitments will be obtained from a portion of the proceeds of the October 1996 initial public offering, a portion of the proceeds from the February 1997 issuance of tax-exempt bonds by the Industrial Development Authority of Russell County, Virginia, proceeds from additional borrowings and/or a secondary offering of the Company's common stock and operating cash flows of the Company.



                                    BUSINESS

OVERVIEW


         The Company, its Subsidiaries and Affiliates form an integrated natural gas company engaged in natural gas storage, gathering and distribution services; natural gas exploration, production and well operations; pipeline operations; natural gas marketing; and propane distribution. The Company conducts its operations primarily in the southwestern counties of the Commonwealth of Virginia.



         Substantially all of the Company's revenues from the date of its formation in 1987 to 1992 were derived from exploration and production operations. In 1992, however, the Company reduced its concentration on exploration and production activities and began diversifying into the natural gas storage, gathering and distribution business. Expanding into these areas has resulted in more stable and predictable revenue sources. A propane distribution Subsidiary was established in 1996, and a natural gas marketing Subsidiary was established in 1997.



         The Company's primary objectives are to continue to develop and expand its existing storage, gathering and distribution activities and to expand its business to include pipeline operation, natural gas marketing and propane distribution services. The Company seeks to take advantage of deregulation of the domestic natural gas industry by providing services previously supplied by the interstate pipeline companies. The Company's strategy is to 1) increase storage and related pipeline capacity to meet increasing demand for natural gas services in southwestern Virginia and northeastern Tennessee, 2) to add value to its natural gas production by distributing its natural gas directly to residential, commercial and industrial users through its natural gas utility,
3) to maximize the volume of natural gas it gathers and markets, 4) to develop and expand, through acquisition, into propane distribution services, and 5) to increase its natural gas reserves through selective acquisitions.


         The Company expects consumption of natural gas to continue to grow faster than alternative fossil fuel because of environmental pressure to use cleaner burning fuels, the abundance of reasonably priced natural gas supply, and the rapid progress of new natural gas technologies. The Company believes it is positioned to take advantage of the increasing demand for natural gas services in the growing markets in southwestern Virginia and northeastern Tennessee due to its integrated structure, its ability to provide a variety of low cost storage services and its ability to deliver natural gas to its industrial, commercial and residential customers reliably during peak demand periods.

SUBSIDIARIES AND AFFILIATES


         The Company has four consolidated wholly-owned Subsidiaries: the Exploration Company, the Pipeline Company, the Propane Company, and the Marketing Company Affiliates of the Company, the Distribution Company and the Storage Company, are each owned 50% by the Company and 50% by one individual investor, who has no affiliation with either the Company, or any executive officer, director or controlling shareholder of the Company.



         The Company provides certain management services for each of the Subsidiaries and Affiliates. These services include, but are not limited to, management, treasury and finance, accounting, information systems, human resources, payroll and administration. There are no formal management contracts or other similar agreements among the Company or any of its Subsidiaries or Affiliates regarding the payment of management fees or governance of the their operations. The Company does not presently receive any management fees for these services. Further, there are no agreements between the Company and the other owner of the Distribution Company and the Storage Company relating to buy-sell, shareholders' matters, or "deadlock" issues.
See "Risk Factors -- Subsidiaries and Affiliates."



         The Distribution Company and the Storage Company are the holders of Certificates of Public Convenience and Necessity issued by the SCC that are required for such companies to conduct their business. Some of the Storage Company's operations are regulated by both the SCC and the FERC. The Pipeline Company has applied for a Certificate of Public Convenience and Necessity from the SCC and its operations will likewise be regulated by both the SCC and the FERC. In connection with the financing of the Distribution Company's distribution business, and the Storage Company and Pipeline Company's storage and related pipeline businesses, the Company participated in three tax exempt bond issues in 1994 and 1995 that provided financing for these various projects. Funds from such financing were allocated, as needed, to the various Subsidiaries and Affiliates and each such entity has provided the Company with interest-bearing Notes evidencing its obligation of repayment of the funds advanced by the Company. In February 1997, the Company completed its participation in a fourth tax exempt bond issue, the proceeds of which will provide financing for distribution, storage and pipeline projects.


STORAGE OPERATIONS


         The Company operates the only two underground natural gas storage facilities in the Commonwealth of Virginia, the Saltville Facility and the Early Grove Facility.



         The Pipeline Company has developed a high deliverability salt cavern storage facility in Saltville, Virginia ("Saltville Facility") for use as a high rate, peak usage storage facility. The Saltville Facility uses caverns created in underground salt beds to store natural gas. The Company's engineering staff believes the ultimate working gas capacity of the Saltville Facility could be up to 10,000,000 MMBtu. In June 1996 the Pipeline Company filed an application with the SCC for a Certificate of Public Convenience and Necessity for the operation of the Saltville Facility. In July 1996 the SCC issued an order authorizing the Pipeline Company to begin service on an interim basis using the rates set forth in the application. In November 1996, the Pipeline Company received a limited jurisdiction certificate from the FERC authorizing the Pipeline Company to engage in the sale, transportation (including storage), or assignment of natural gas that is subject to FERC's jurisdiction under the Natural Gas Act, and to charge rates for its interstate service equal to the intrastate rates approved by the SCC. The Saltville Facility provides 10, 60 and 90-day service and 20-day refill capacity. In August 1996 the Pipeline Company injected the first working gas into the field. The Pipeline Company's customers contracted for 583,000 MMBtu of capacity for the 1996/1997 winter heating season. Current customer commitments total 633,000 MMBtu of capacity for the 1997/1998 winter season. Peak daily withdrawal rates of 40,000 MMBtu were achieved in January 1997.



         In December 1991, the Company, through the Storage Company, purchased the Early Grove natural gas field located in Scott and Washington Counties in Virginia ("Early Grove Facility") for conversion to underground natural gas storage. The Early Grove Facility was purchased for an aggregate consideration of $500,000. The Storage Company produced natural gas from the field during 1992 while conducting geological, engineering and marketing studies. In June 1993, the Storage Company injected the first working natural gas into the field. In December 1994 the Storage Company applied for a Certificate of Public Convenience and Necessity from the SCC and received a final order from the SCC in September 1995. In October 1995, the Storage Company received a limited jurisdiction certificate from the FERC authorizing the Storage Company to engage in the sale, transportation (including storage), or assignment of natural gas that is subject to FERC's jurisdiction under the Natural Gas Act, and to charge rates for its interstate service equal to the intrastate rates approved by the SCC. The Early Grove Facility has 29 storage wells and a certificated area of 2,900 acres. The Storage Company's rates for 60-day, 90-day, 120-day and 150-day service are $1.86, $1.50, $1.33 and $.85 cents per MMBtu stored, respectively, plus $.05 per MMBtu injected and $.05 per MMBtu withdrawn.



         Total contracted storage volume for the 1994/1995 contract year was 520,000 MMBtu, consisting of 60-day, 90-day and 150-day service. Volume for the 1995/1996 contract year was 985,500 MMBtu. Contracted volume for the 1996/1997 contract year is 1,560,000 MMBtu. Contracts range from one to fifteen years. The Storage Company increased the deliverability of the Early Grove Facility by reworking existing wells, drilling new wells, injecting additional base gas, installing new compression equipment and increasing the maximum operating pressure of the field to 2,000 PSI from 1,400 PSI. Peak January deliverability has been increased from 1,000 MMBtu per day in 1992 to over 16,000 MMBtu per day in 1997. Proposed improvements could increase the field's capacity to 2,200,000 MMBtu for the 1998/1999 contract year. Contract years vary from customer to customer and do not correspond to calendar years. Increases are expected to be accomplished by drilling new wells, adding additional base gas and increasing the maximum operating pressure to up to 2,400 PSI.


         The Company is continually assessing the feasibility of developing additional natural gas storage facilities in its area of operation and is analyzing available geological and geophysical data and land records related thereto.

         The Storage Company currently has contracts for storage with the following entities:

         KNOXVILLE UTILITIES BOARD. Contracted annual storage is for 270,000 MMBtu in 1995 and 450,000 MMBtu from 1996 to 2002. The estimated gross annual value of this contract was $432,000 in 1995 and $720,000 thereafter.

         POWELL-CLINCH UTILITY DISTRICT. Contracted annual storage is for 150,000 MMBtu in 1995 and 525,000 MMBtu in 1996, increasing by 75,000 MMBtu annually to 975,000 dth in 2002 and remaining at 975 dth through 2009. The estimated gross annual value of this contract was $142,500 in 1995, $498,750 in 1996, increasing $71,250 per year from 1997 to a total of $926,250 per year from 2002 to 2009.

         ROANOKE GAS COMPANY. Contracted annual storage of gas is for 292,500 MMBtu in 1995 and 1996. The estimated gross annual value of this contract is $468,000. Roanoke has indicated interest in retaining this contract after its expiration following the 1996 contract year.

         UNITED CITIES GAS COMPANY. Contracted annual storage is for 180,000 MMBtu through the 2000 contract year. The estimated annual value of this contract is $352,800.

         PUBLIC UTILITY DISTRICT OF JEFFERSON AND COCKE COUNTIES. Contracted annual storage is for 75,000 MMBtu in 1995, to 112,500 MMBtu in 1996, and to 150,000 MMBtu from 1997 to 2002. The estimated gross annual value of this contract is $71,250 for 1995, $106,875 for 1996, and $142,500 thereafter.


         The Knoxville and Powell-Clinch contracts may be serviced from East Tennessee Natural Gas Company's ("ETNG") receipt points other than Early Grove, allowing the Storage Company to meet the needs of these customers from its facilities in Dickenson County and/or from its Affiliates' Facilities in Buchanan County or Saltville.

GAS GATHERING OPERATIONS


         The Storage Company and the Exploration Company operate various unregulated gas gathering systems located mainly in Dickenson and Buchanan Counties in Virginia which connect the Company's operated wells to interstate pipelines. The gathering systems consist of 102.6 miles of pipeline, two 640 horsepower compressor stations and one 120 horsepower compressor station. The gathering systems connect the Company's gas production to the ETNG, CNG and CGT interstate pipeline systems as well as to the Distribution Company's distribution system. Total 1996 throughput for the Company's gathering systems was 1.67 Bcf.



         For such gas gathering services, the Company collects certain transportation allowances from producers (owners of natural gas).
Transportation allowances vary depending upon contractual arrangements and currently range from $0.05 to $0.50 per MMBtu.


DISTRIBUTION OPERATIONS

         The Company, through its Affiliate, the Distribution Company, owns and operates natural gas distribution systems in Russell and Buchanan Counties in Virginia. In 1992, the Distribution Company commenced providing gas service on an unregulated basis to a limited number of customers. In 1993, the Distribution Company applied to the SCC for a Certificate of Public Convenience and Necessity authorizing it to provide natural gas service to the town of Castlewood, Virginia. The Certificate was issued by the SCC in August 1993. An application was made to the SCC in March 1994 to extend the Distribution Company's service territory to include all of Russell County and all of Buchanan County. The SCC approved the Certificate amendment in August 1994. The Distribution Company is classified as a Virginia public service corporation.


         The Distribution Company has been issued a franchise from the town of Lebanon in Russell County and plans to build a 10 mile pipeline from its connecting point at the ETNG interstate pipeline near Castlewood, Virginia.



         The Company has entered into a franchise agreement with the town of Richlands in Tazewell County which adjoins the Distribution Company's current service areas in Buchanan and Russell Counties and Smyth County, where the Saltville Facility is located. The Distribution Company has applied to the SCC for a Certificate of Public Convenience and Necessity to provide natural gas service for Tazewell County. The Company also plans to provide service in Dickenson County, which adjoins Russell and Buchanan Counties to the west, where the Company currently operates natural gas production and gathering systems. See "Risk Factors -- Company Indebtedness."


         The Distribution Company's tariffs to its customers are set by the SCC.

         The Distribution Company has an interruptible contract with ETNG allowing it access to such company's natural gas trunk lines through which it distributes natural gas to its customers. The Distribution Company has a firm transportation contract with ETNG which will provide it with firm service for a ten-year term during the winter months of November through March. This firm transportation contract provides that the Distribution Company pay ETNG $.24, plus fuel expenses, per MMBtu transported. The Distribution Company's interruptible contract with ETNG provides that the Distribution Company pay ETNG $.2511, plus fuel expenses, per MMBtu transported. Any disruption accessing ETNG's natural gas truck line could result in the Distribution Company's inability to serve its customers in the affected areas. See "Risk Factors -- Relationship with Other Pipeline Companies."

PIPELINE OPERATIONS


         In 1996, the Company initiated environmental and feasibility studies for the construction of an 80 mile intrastate natural gas pipeline which will connect the Company's Saltville Facility to the ETNG interstate pipeline system and transport natural gas to markets in Smyth, Wythe and Pulaski Counties in southwestern Virginia. The total estimated cost of construction of the pipeline, designated P-25, is $14,600,000.



         The P-25 pipeline will be constructed and maintained consistent with applicable federal, state and local laws and regulations and accepted industry practice. The first phase of construction of the pipeline consists of 20 miles of pipe connecting the Company's Saltville Facility to the ETNG interstate pipeline system and twinning the ETNG line to the town of Marion. The Company has contracted with the local distribution company ("LDC") which serves Smyth, Wythe and Pulaski Counties to provide pipeline capacity in order for the LDC to supply 20,000 MMBtu per day of service to supply the towns of Marion, Wytheville, Dublin, Pulaski and Radford. The Company has filed for a Certificate of Public Convenience and Necessity with the SCC. A tariff will be set by the SCC and charged by the Pipeline Company for reserved capacity in the pipeline. Upon completion of construction and obtaining necessary regulatory approvals, the Company expects the P-25 pipeline to commence operations in late 1997.



         Substantially all of the operations conducted through the P-25 pipeline constitute common carrier pipeline activities. Such common carrier activities are those under which transportation in the pipeline is available at tariffs published with the SCC to any shipper of natural gas who requests such services, provided that each product for which transportation is requested satisfies the conditions and specifications for transportation. For a description of the tariff regulations applicable to the common carrier transportation activities of the Company, see "-- Regulation."


PROPANE OPERATIONS


         The Company recently commenced distribution of propane in its area of operations in southwestern Virginia. Because of shared costs and similarities such as easily converted appliances, many natural gas utilities provide both products to their customers. Customers often do not distinguish between the
two forms of gas when used in the home.   The Company intends, in part, to
develop its propane distribution business through selective acquisitions. In that regard, the Company acquired a portion of Blue Grass Oil Incorporated's existing propane distribution business in Buchanan, Dickenson and Russell Counties and in the western part of Tazewell County, Virginia in April 1997 for $840,632.



GAS MARKETING OPERATIONS



         In 1997 the Company commenced marketing operations of natural gas and natural gas storage services. The initial source of natural gas supply and services for the Company will be provided by Company operated wells and facilities operated by Subsidiaries and Affiliates of the Company. The Company anticipates that future expansion of its marketing operations will include third party supplies and services.


EXPLORATION AND PRODUCTION OPERATIONS

         The Company's exploration and production operations consist of acquiring and developing natural gas properties by taking mineral leases from landowners, drilling and completing wells on the properties and building gas gathering lines. These activities are frequently organized on a joint venture basis with third parties, with the Exploration Company acting as contractor and operator of the ventures, retaining a working interest in the project and receiving some promotional consideration.

         ACREAGE. The following table sets forth the gross and net acres of developed and undeveloped natural gas leases held by the company as of December 31, 1996. Undeveloped acreage includes leasehold interests which may already have been classified as containing proved undeveloped reserves.



                                                     DEVELOPED ACREAGE(1)             UNDEVELOPED ACREAGE
                                                     --------------------             -------------------
                                                      GROSS           NET            GROSS             NET
                                                      -----           ---            -----             ---
Virginia  . . . . . . . . . . . . . . . . . . . .    11,096         3,537            2,239           2,239

West Virginia . . . . . . . . . . . . . . . . . .       257            21               --              --
                                                                                     -----             ---

        Total . . . . . . . . . . . . . . . . . .    11,353         3,558            2,239           2,239
                                                     ======         =====            =====           =====


(1) Developed acreage is acreage assigned to producing wells for the spacing unit of the producing formation. Developed acreage in certain of the Company's properties that include multiple formations with different well spacing requirements may be considered undeveloped for certain formations, but has only been included as developed acreage in the presentation above.


         GAS RESERVES. The Company has conducted an "in-house" estimate of the Company's proved reserves, projected future production and estimated future net revenues from production of proved reserves as of December 31, 1996. The Company's estimates were based upon a review of production histories and other geologic, economic, ownership and engineering data provided by the Company. In determining the estimates of reserve quantities that are economically recoverable, the Company used natural gas prices and estimated development and production costs as of December 31, 1996. For further information concerning the present value of future net revenues from the proved reserves, see Note 14 of Notes to the Consolidated Financial Statements.



         The following table sets forth gas reserve information estimated as of December 31, 1996. The present values of estimated future net revenues (discounted at 10% per annum) shown in the table are not intended to represent the current market value of the proved reserves owned by the Company.



                                                                                       PROVED RESERVES
                                                                        ------------------------------------------

                                                                        DEVELOPED        UNDEVELOPED          TOTAL
                                                                        ---------        -----------          -----
Gas (MMcf)  . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,570                 593          3,163

Present value of estimated future net revenues before income
taxes (in thousands)  . . . . . . . . . . . . . . . . . . . . . .          $4,601              $1,194         $5,795


Present value of future net cash flow after income taxes
(in thousands)  . . . . . . . . . . . . . . . . . . . . . . . . .          $2,848              $  785         $3,633



         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the producer. The reserve data set forth herein represent only estimates. Reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment and the existence of development plans. As a result, estimates of different engineers often vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of such estimates. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered. Further, the estimated future net revenues from proved reserves and the present value thereof are based upon certain assumptions, including geologic success, prices, future production levels and costs, that may not prove correct over time. Predictions about prices and future production levels are subject to great uncertainty, and the meaningfulness of such estimates is highly dependent upon the accuracy of the assumptions upon which they are based. Oil and gas prices have fluctuated widely in recent years. The weighted average sales price utilized for the purposes of estimating the Company's proved reserves and future net revenues therefrom as of December 31, 1996 was $4.23 per Mcf. for gas. The Company estimates that, if all other factors (including the estimated quantities of economically recoverable reserves) were held constant, a $.10 per Mcf. decline in gas price from that used in the reserve reports would reduce such present value by approximately $152,000. See "Risk Factors -- Uncertainty of Natural Gas Prices and Supplies."



         PRODUCTION. All of the Company's wells produce primarily gas. The following table sets forth the Company's gas production and sales data during the period indicated.




                                                                                            Year Ended December 31,
                                                                                            -----------------------
                                                                                              1996             1995
                                                                                              ----             ----
 Net production:

      Gas (Mcf)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            161,995         160,798


 Average sales price per unit:

      Gas ($Mcf) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $2.53           $1.47


      Average net production cost
         ($/Mcf) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $0.22           $0.20




         The Company owned interests in 85 gross (21 net) natural gas wells as of December 31, 1996. A well is categorized under state reporting regulations as an oil well or a gas well based upon the ratio of gas to oil produced when it first commenced production, and such designation may not be indicative of current production.



         DRILLING ACTIVITY. The Company did not drill or complete any wells during 1995 or 1996.



         OIL FIELD SERVICE OPERATIONS. The Company engages in the business of supervising drilling operations and operating producing wells. As of December 31, 1996 the Company operated 80 wells located in Virginia and West Virginia. As operator of producing wells, the Company is responsible for the maintenance and verification of all production records, contracting for gas sales, distribution of production proceeds and information, and compliance with various state and federal regulations. Generally, the Company provides the routine day-to-day production operations for producing wells and is paid for such services on a per well, monthly fee basis.


FINANCING


         The Company, in connection with the Industrial Development Authorities of Russell and Buchanan Counties, Virginia, participated in four tax exempt bond issues for the purpose of providing funds, together with other available funds to (i) acquire, improve, construct and equip natural gas distribution facilities and supporting storage, production and gathering facilities to serve natural gas customers in and near the towns of Castlewood and Grundy, Virginia,
(ii) fund a bond reserve fund and (iii) pay certain costs of issuance of the offered bonds.

The bonds range in maturity from 1 to 30 years and bear interest at rates of 7.35% to 9.5% annually. The bonds are secured by the general revenues of the Company.



         The Company has not established a line of credit with any financial institution. The Company's ability to finance its current and proposed operations are therefore dependent upon future participation in tax exempt bond issues or other financing options.


COMPETITION

         The Company competes in the areas of exploration, production, transportation, marketing and distribution of natural gas with major oil companies, other independent oil and gas concerns and individual producers and operators. In the areas of utility services and pipeline operations, the Company competes with major utility companies and pipeline companies. The deregulation of the natural gas industry has provided the Company with marketing and transportation opportunities; however, other pipeline companies, marketers and brokers with resources far greater than the Company likewise are the beneficiaries of such deregulation. While the Company currently operates the only natural gas storage facility in Virginia, it is likely that other distribution and marketing companies will engage in similar activities. Many of these competitors have substantially greater financial and other resources than the Company.

REGULATION

         SCC REGULATION. The operations of the Distribution Company are wholly intrastate and are therefore regulated by the SCC. The SCC regulates the rates which the Distribution Company can charge to its customers. The rates are set at levels sufficient to recover the cost of service to its customers including an approved rate of return. The Distribution Company can apply for revised rates based on actual costs if its costs are higher than previously anticipated and conversely the SCC may require a reduction in rates if returns are higher than anticipated. The Distribution Company believes the rates currently in effect are adequate to cover the cost of service and achieve the desired rate of return. The Distribution Company's appliance sales and installations are non-regulated businesses.

         Some of the Storage Company's operations are regulated primarily by the SCC and the FERC, which has jurisdiction over interstate sales of storage. The Storage Company's rates are approved also by the SCC and are based on the cost of service of the facility which includes an approved rate of return. The Storage Company can apply for revised rates based on actual costs if they are higher than previously anticipated and conversely the SCC may require a reduction in rates if returns are higher than anticipated. The Storage Company believes the rates currently in effect are adequate to cover the cost of service and achieve the desired rate of return. The Storage Company's gathering systems are exempt from regulation.


         The Company's Saltville Facility will be similarly regulated by the SCC. The Pipeline Company will operate the Saltville Facility and, on June 10, 1996, filed an application for a Certificate of Public Convenience and Necessity with the SCC. In July 1996 the SCC issued an order authorizing the Pipeline Company to begin service on an interim basis using the rates set forth in the application. In addition, the Pipeline Company filed for a limited jurisdiction certificate for the Saltville Facility with the FERC as described below.



         The Pipeline Company's P-25 pipeline from Saltville to Radford will also be regulated by the SCC. In January 1997, the Pipeline Company filed an application for a Certificate of Public Convenience and Necessity to operate the pipeline. The Pipeline Company has also filed with the SCC proposed tariffs on the basis of revenues, expenses and investments. A variety of factors can affect the rates of return permitted by the SCC. In approving the Pipeline Company's tariffs, the SCC retains the right to review, in the future, the tariffs established and the service provided.


         The Company's gathering facilities and propane distribution are not subject to service or rate regulation from the SCC.

         FERC REGULATION. The Company's gathering facilities are not subject to service or rate regulation from the FERC. The FERC has issued a limited jurisdiction certificate to the Storage Company authorizing the Storage Company to engage in the sale, transportation (including storage), or assignment of natural gas that is subject to FERC's jurisdiction under the Natural Gas Act, and to charge rates for its services equal to the intrastate rates approved by the SCC. The Company plans to follow the same regulatory certification process for the planned Saltville Facility.

         ENVIRONMENTAL AND SAFETY REGULATION. The pipeline operations of the Company are subject to various federal, state and local environmental laws. In particular, operations in Virginia are subject to the Virginia Clean Air Act as administered by the Virginia Air Control Board. The Virginia Clean Air Act restricts emissions from wells, pipelines and processing plants, and the Virginia Air Control Board may curtail operations not meeting minimum standards. The design, construction, operation and maintenance of the Company's jurisdictional gas pipeline facilities are subject to the safety regulations established by the Secretary of the Department of Transportation pursuant to the Natural Gas Pipeline Safety Act of 1968, as amended, or by state agency regulations meeting the requirements thereunder. The Company is also subject to other federal, state and local laws covering the handling or discharge into the environment of materials used by the Company, or otherwise relating to protection of the environment, safety and health.

         Expenditures for environmental control facilities and for remediation have not been significant in relation to the results of operations of the Company. The Company believes, however, that it is reasonably likely that the trend in environmental legislation and regulations will continue to be toward stricter standards. The Company is unaware of future environmental standards that are reasonably likely to be adopted that will have a material effect on the Company's results of operations, but there can be no assurance such standards will not be adopted in the future.

         The Company has designated an officer whose responsibility is to monitor environmental compliance and potential environmental liabilities at its facilities. No assessment has found any material environmental noncompliance or cleanup liabilities the cost of which would have, in the aggregate, a material effect on the Company's results of operations. However, assessments have not been performed on all of the Company's facilities.

TITLE TO PROPERTIES

         Substantially all of the Company's producing property interests are held pursuant to leases from third parties. The Company has obtained title opinions on substantially all of its producing properties and believes that it has satisfactory title to such properties in accordance with standards generally accepted in the natural gas industry. The Company's producing properties are subject to customary royalty interests, liens for current taxes and other burdens which the Company believes do not materially interfere with the use of or affect the value of such producing properties.

         The Storage Company's titles to properties comprising the Early Grove Facility are derived from its ownership of mineral leasehold rights and surface easements. The Early Grove Facility is served by the Storage Company which holds a 60% interest in the Haysi gathering system and serves as operator. The remaining interest is owned by Penn Virginia Resources Corporation.

         The Company's title to properties comprising the Saltville Facility is derived from a ten-year oil and gas lease from the Industrial Development Authority of the town of Saltville, and the Counties of Washington and Smyth, Virginia as well as from a separate deed from the Industrial Development Authority of the town of Saltville. The oil and gas lease and deed provide the Company with rights to drill for and produce oil and gas, rights to use any facilities for natural gas storage use and rights to remove salts to create cavities for natural gas storage. The oil and gas lease and deed encompass approximately 11,000 acres of storage rights in Washington and Smyth Counties, Virginia.

         The Company's proposed pipeline, gathering systems and distribution systems are situated on land not owned by the Company but as to which the Company and its Subsidiaries and Affiliates have easements or licenses from the landowners permitting the use of such land for the construction and operation of pipeline facilities. The Company has received and intends to receive franchises, permits and other authorizations to construct and operate pipeline, gathering systems and distribution systems within the jurisdiction of various cities, counties and other government agencies and jurisdictions, as well as along and across waterways and rights-of-way for federal, state, county and city highways, streets and roads.

OPERATIONAL HAZARDS AND INSURANCE

         The operations of the Company and its Subsidiaries and Affiliates are subject to the usual hazards incident to the exploration for and production and distribution of natural gas. These hazards can result in substantial losses to the Company and its Subsidiaries and Affiliates due to personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage or suspension of operations. The Company and its Subsidiaries and Affiliates maintain insurance coverage against such risks as are customarily insured against by other businesses in the industry. These coverages include $2,000,000 ($1,000,000 per occurrence) of general liability insurance (which insurance is provided in separate policies covering separate operations), excess liability insurance in the amount of $15,000,000, workers' compensation insurance and property and automobile insurance. Based on loss experience, the Company believes that it currently has adequate insurance coverage. The Company's insurance, however, does not cover every potential risk associated with the drilling and production of natural gas. In particular, coverage is not obtainable for certain types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, would have a material adverse effect on the results of operations of the Company and its Subsidiaries and Affiliates. Moreover, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable.

LITIGATION

         There is no pending nor, to the knowledge of the Company, any threatened litigation against the Company or its Subsidiaries or Affiliates which could have a material adverse effect on their financial position or which is considered other than routine litigation incidental to the Company's business.

OFFICE FACILITIES


         The Company currently is paying a mortgage note secured by its headquarters office building in Abingdon, Virginia. This building contains 1,927 square feet of office space. In addition, the Company leases 5,700 square feet of office space in a building adjacent to its headquarters building.

EMPLOYEES


         As of December 31, 1996, the Company employed 35 persons on a full time basis, none of whom is covered by a collective bargaining agreement. The Company considers its relations with its employees to be excellent.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


         The executive officers and directors of the Company are as follows:



   NAME                             AGE                       POSITION
   ----                             ---                       --------
   Michael L. Edwards               44            Chairman of the Board and President
   Karen K. Edwards                 39            Vice President, Secretary, Treasurer and Director
   Mark N. Witt                     38            Vice President of Strategic Planning
   Frank A. Merendino, Jr.          36            Vice President of Operations
   John D. Jessee                   36            Vice President and Chief Financial Officer
   Allan R. Poole II                50            Vice President and Director
   Lydia J. Sinemus                 26            Vice President
   Peter C. Einselen                57            Director
   Charles A. Mills, III            50            Director



         Michael L. Edwards. Mr. Edwards has served as President and Chairman of the Board of the Company since its formation in 1987. His term as a director expires in 1999. Mr. Edwards also serves as President of each of the Subsidiaries and Affiliates. From 1983 to 1986 he served as Executive Vice President and Director of Petroleum Development Corporation. Mr. Edwards is the husband of Karen K. Edwards.



         Karen K. Edwards. Ms. Edwards has served as Vice President, Secretary, Treasurer and Director of the Company since its formation in 1987. Her term as a director expires in 1998. Ms. Edwards also serves as Vice President and Secretary of each of the Subsidiaries and Affiliates. She is the wife of Michael L. Edwards.


         Mark N. Witt. Mr. Witt has served as Vice President of Strategic Planning since 1994. He also served as Director of the Company from 1994 to May 1996. From 1984 to 1994 Mr. Witt was employed as financial controller for global gas for British Petroleum Co., PLC. From 1980 to 1984 he was employed by KPMG Peat Marwick in Houston, Texas.

         Frank A. Merendino, Jr. Mr. Merendino has served as Vice President of Operations of the Company since 1991. He was employed by the Company as Engineering Manager in 1990. Mr. Merendino was employed as a production engineer by Equitable Resources Exploration from 1986 to 1990. He was employed from 1984 to 1986 as a petroleum engineer by Doran & Associates.

         John D. Jessee. Mr. Jessee has served as Vice President and Chief Financial Officer of the Company since 1995. He was employed by Eastman Chemical Company from 1994 to 1995. Mr. Jessee was employed by the Company as controller from 1992 to 1994. He was employed as controller of the golf division of The United Company from 1989 to 1992. He was employed by Price Waterhouse from 1984 to 1989.


         Allan R. Poole II. Mr. Poole has served as Vice President of the Company since April 1996 and as a Director since September 1996. His term as a director expires in 1998. Mr. Poole served as Vice President of Penn Virginia Resources Corporation from 1989 to 1995. From 1978 to 1989 he was employed as regional manager of Cabot Oil & Gas Corporation. Mr. Poole was employed as a senior landman by Consolidated Gas Supply Corporation from 1971 to 1978.


         Lydia J. Sinemus. Ms. Sinemus was elected as a Vice President of the Company in September 1996. She has been with the Company since February 1993. Ms. Sinemus graduated Magna Cum Laude in 1992 from East Tennessee State University with a B.S. in Geology and is currently working toward a Masters degree in Environmental Science.


         Peter C. Einselen. Mr. Einselen has served as a director of the Company since May 1996. His term as director expires in July 1997, however he has been nominated for an additional three year term. Mr. Einselen has served as Senior Vice President of Anderson & Strudwick Incorporated since 1990. From 1983 to 1990, he was employed by Scott & Stringfellow, Incorporated, Richmond, Virginia.



         Charles A. Mills, III. Mr. Mills has served as a Director of the Company since September 1996 and has been employed by Anderson & Strudwick Incorporated as a Senior Vice President since 1986. He served as Chairman of the Board of Anderson & Strudwick Incorporated from 1990 to 1992 and from 1994 to the present. His term as a director of the Company expires in July 1997, however he has been nominated for an additional three year term. He has served as a director of Humphrey Hospitality Trust, Inc. since 1994.


         Directors of the Company receive $2,500 for attending each quarterly Board of Directors meeting. The executive officers of the Company are elected annually by the Board of Directors. The executive officers serve terms of one year or until their resignation or removal.

         The bylaws of the Company provide that the Board of Directors shall be comprised of five persons divided into three classes of directors, with each class serving staggered three year terms. The classification of the directors makes it more difficult for shareholders to change the composition of the Board of Directors. The Company believes, however, that the longer time required to elect a majority of a classified board of directors will help ensure continuity and stability of the Company's management and policies.


         The classification provisions may also have the effect of discouraging a third-party from accumulating large blocks of the Common Stock of the Company or attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its shareholders. Accordingly, shareholders could be deprived of certain opportunities to sell their shares of Common Stock at a higher market price than might otherwise be the case. See "Description of Securities -- Certain Provisions of Certificate of Incorporation and Delaware Law."



         Pursuant to a Shareholders' Agreement and Voting Trust entered into on May 31, 1996, between Michael L. Edwards, Karen K. Edwards and Dr. James T. Martin, these shareholders assigned all of their shares to Michael L. Edwards as trustee for a period of five years. Mr. Edwards is directed in the agreement to vote these shares for three nominees for director selected by the Edwards and two nominees selected by Dr. Martin. Pursuant to this agreement Peter C. Einselen was elected as Dr. Martin's nominee for director. At the annual meeting of the shareholders of the Company held on September 17, 1996, pursuant to this agreement, the Edwards' nominee

Allan R. Poole II, and Dr. Martin's nominee Charles A. Mills, III, a Senior Vice President and Chairman of the Board of Anderson & Strudwick Incorporated, were each elected to serve as directors.



         Anderson & Strudwick Incorporated received a fee of $348,028 as a result of the sale of the Company's Common Stock to Dr. Martin and has underwritten four tax exempt bond offerings through which the Company has borrowed $20,100,000. It receives a fee equal to 0.125% of the outstanding principal amount of the bonds for bondholder services. Anderson & Strudwick Incorporated received commissions totaling $610,375 from the two bond offerings which closed during the last two years. In addition Anderson & Strudwick Incorporated served as underwriter for the Company's initial public offering of its Common Stock for which it received fees of $735,840 and 153,300 Warrants.


LIMITATION OF LIABILITY AND INDEMNIFICATION

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personally liable to the Company or its shareholders for monetary damages for the breach of fiduciary duty in such capacity, except that liability is not eliminated (i) for breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) for any transaction from which such director received an improper personal benefit. In addition, the Company's bylaws provide generally for indemnification by the Company for all officers, directors, employees or agents to the fullest extent permitted by Delaware law.

         The Company has been advised that insofar as any of the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended (the "Act"), it is the opinion of the Securities and Exchange Commission that such provision is against public policy as expressed in the Act and is therefore enforceable.

EXECUTIVE COMPENSATION


         The following table presents information concerning the annual and long-term compensation of the executive officers whose salary and bonus were greater than $100,000 for any of the listed years. This table presents compensation for services rendered in all capacities to the Company in 1996, 1995 and 1994.




                                                      SUMMARY COMPENSATION TABLE
                                                                                                    SECURITIES
                      NAME AND                                                                      UNDERLYING       ALL OTHER
                    PRINCIPAL POSITION            YEAR        SALARY(1)            BONUS(1)         OPTIONS(2)     COMPENSATION(3)
                  ----------------------          ----       -----------           --------         ----------     ---------------
                  Michael L. Edwards              1996        $150,000              $     727             -             $ 2,889
                     President/Chief              1995        $150,000              $     -               -             $ 1,524
                     Executive Officer            1994        $102,086              $  20,661             -             $ 3,000

                  Mark N. Witt                    1996        $ 82,500              $     655          19,764           $ 8,033
                     Vice President of            1995        $ 82,500              $  22,297          50,240           $ 1,913
                     Strategic Planning           1994        $ 41,490              $     735          14,650           $   352

                  Frank A. Merendino, Jr.         1996        $ 82,500              $  26,429             -             $ 6,496
                     Vice President of            1995        $ 82,500              $  16,382             -             $   422
                     Operations                   1994        $ 75,000              $   8,728             -             $ 1,174

                  John D. Jessee                  1996        $  82,500             $  25,628           -                 $ 7,074
                     Vice President               1995        $  31,250                   -             -                     -
                                                  1994        $  34,567             $   7,312           -                     -



----------------------

(1) Amounts include cash compensation earned and received by the named officers as well as amounts deferred under a 401(k) Savings Plan.

(2) See below for a description of outstanding options to purchase the Company's Common Stock.


(3) Amounts shown include Company contributions to a 401(k) Savings Plan, vehicle allowances and directors fees.



         Mark N. Witt, an officer of the Company, pursuant to an employment agreement dated January 16, 1995, was granted an option to purchase 2% of the Company's outstanding Common Stock (84,654 shares) at an exercise price of $8.72 per share. The option expires June 13, 1999.



EMPLOYMENT AGREEMENT



          On May 23, 1996, the Company entered into a ten year employment agreement with Michael L. Edwards which provides for an annual salary of $155,000. Mr. Edwards will also receive annual bonuses computed on the basis of 10% of the Company's pre-tax earnings on all amounts from $1,000,000 to $1,999,999 and 15% of the Company's pre-tax earnings on all amounts in excess of $2,000,000, provided his bonus for 1996 was $50,000. In the event Mr. Edwards employment is terminated by the Company for any reason other than for cause during the term of the employment agreement, at the election of Mr. Edwards the Company will be obligated to purchase all or a portion of the shares held by him and/or his wife at a price equal to 150% of the market value of the Company's shares on the date of termination. In addition, the Company will be obligated to pay Mr. Edwards in a lump sum all salary amounts payable to Mr. Edwards through the term of the employment agreement plus an additional $2,000,000.





EMPLOYEE BENEFIT PLANS


         The Company sponsors a qualified tax deferred savings plan in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Employees may defer up to 20% of their compensation, subject to certain limitations. Effective July 1, 1996, the Company matches 100% of employee contributions.


EMPLOYEE STOCK PURCHASE LOANS

         On May 17, 1996, the Board of Directors of the Company approved a plan whereby the Company will make available to certain key employees a five year interest-free loan, not to exceed $240,000, for the purpose of purchasing up to 40,000 shares of the Company's Common Stock at the purchase price of $6.00 per share. In the event an employee who has been give a loan pursuant to this plan terminates his employment with the Company at any time prior to the due date of the loan, the loan is then immediately due and payable, with interest from the date of the loan at the rate of prime rate plus 2%, compounded monthly. All certificates for shares issued under this plan to a key employee shall be held by the Company as security until the loan is paid in full. On July 31, 1996, the Company made loans to the following key employees for the purchase of shares of the Company's Common Stock, as follows:

                NAME                                   LOAN AMOUNT                         NO. OF SHARES
                ----                                   -----------                         -------------
 Michael L. and Karen K.
    Edwards                                                 $90,000                              15,000

 Allan R. Poole II                                           90,000                              15,000

 John D. Jessee                                              25,200                               4,200

 Mark N. Witt                                                12,000                               2,000

 Frank A. Merendino, Jr.                                     12,000                               2,000

 Lydia J. Sinemus                                             6,000                               1,000

 Bradley L. Swanson                                           4,800                                 800

KEY MAN INSURANCE

         The Company maintains a key man life insurance policy in the amount of $2,000,000 on the life of Michael L. Edwards. The Company is the beneficiary of this policy.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number and percentage of shares of Common Stock held by the owners of more than five percent of the Company's issued and outstanding Common Stock as of March 31, 1997:



NAME AND ADDRESS OF                                                 AMOUNT OF
  BENEFICIAL OWNER                            CLASS                 OWNERSHIP                 PERCENT OF CLASS
----------------------                        -----                 ---------                 ----------------
Dr. James T. Martin                        Common                      800,058                          24.96%
Tupenny House
Tuckerstown, Bermuda

Michael L. and Karen K.                    Common                      382,563                          11.94%
   Edwards
200 East Main Street
Abingdon, Virginia 24210



         The following table sets forth the number and percentage of shares of Common Stock held by each of the Company's directors and the executive officers and all executive officers and directors as a group as of March 31, 1997:



                                                                                COMMON STOCK
                          NAME AND ADDRESS                                 ISSUED AND OUTSTANDING
                        OF BENEFICIAL OWNER            CLASS               AS OF MARCH 31, 1997              PERCENT OF CLASS
                        -------------------            -----             -------------------------           -------------------
                 Michael L. and Karen K.               Common                   382,563                            11.94%
                 Edwards
                 200 East Main Street
                 Abingdon, Virginia 24210

                 Michael L. Edwards                    Common                      3,600                            0.11%
                 200 East Main Street
                 Abingdon, Virginia 24210

                 Frank A. Merendino, Jr.               Common                     30,371                            0.95%
                 135 Douglas Lane
                 Bristol, Tennessee 37620

                 Mark N. Witt                          Common                      8,396                            0.26%
                 288 Clubhouse Drive
                 Abingdon, Virginia 24211

                 John D. Jessee                        Common                      4,200                            0.13%
                 152 Kennedy Drive
                 Lebanon, Virginia 24266

                 Allan R. Poole II                     Common                      57,000                           1.78%
                 1032 Hanover Court
                 Kingsport, Tennessee 37660

                 Lydia J. Sinemus                      Common                      1,000                            0.03%
                 200 East Main Street
                 Abingdon, Virginia 24210

                 Peter C. Einselen                     Common                      5,000                            0.16%
                 1 King Street
                 St. Augustine, Florida
                 32084

                 Charles A. Mills, III                 Common                      2,000                            0.06%
                 3 Commercial Place, Suite
                 100
                 Norfolk Southern Tower
                 Norfolk, Virginia 23510

                 All executive officers and            Common                    494,130                           15.42%
                 directors as a group


                           DESCRIPTION OF SECURITIES

COMMON STOCK


         The Company has authorized 10,000,000 shares of Common Stock, par value $.001 per share. As of March 31, 1996 there were 3,204,906 shares of Common Stock issued and outstanding. In addition, options and warrants for 1,027,803 shares were outstanding on that date. The holders of Common Stock are entitled to share ratably on a share for share basis with respect to any dividends when, as and if declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Common Stock are entitled to share ratably, after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights, except those rights granted to certain option and warrant holders, and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and all shares of Common Stock offered hereby will be, fully paid and nonassessable.


SHAREHOLDERS' AGREEMENT AND VOTING TRUST


         A Shareholders' Agreement and Voting Trust (the "Voting Trust Agreement") was entered into effective May 31, 1996, by the Company, Michael L. Edwards, Karen K. Edwards and Dr. James T. Martin. Simultaneous with the execution of his subscription for 800,058 shares of the Company's Common Stock, Dr. Martin executed the Voting Trust Agreement providing for the delivery of his shares along with those of

Mr. and Ms. Edwards to Mr. Edwards as trustee for a period of five years from the date of assignment. The Voting Trust Agreement provides that Mr. Edwards as trustee must vote the shares at all meetings of the Company's shareholders in favor of: (a) the election of two nominees to the Board of Directors selected by Dr. Martin and three nominees to the Board of Directors selected by Edwards; (b) amendment of the Company's Certificate of Incorporation and bylaws as further described below; (c) and the issuance of warrants to shareholders of record of the Company as of May 17, 1996 (which did not include Dr. Martin) for the purchase of additional Common Stock equal to the number of shares owned by each shareholder on that date at a price of 165% of the price paid by Dr. Martin, which was the initial public offering price of the Company's shares. The trustee may vote in favor of any modification of these actions only upon each shareholder's instruction to do so. The withdrawal of the Common Stock pursuant to the Voting Trust Agreement may only be accomplished by unanimous agreement of the parties. The beneficial ownership of the shares underlying the Voting Trust Agreement is assignable. Dividends payable on the underlying shares are distributable by the trustee to the shareholders. If Dr. Martin decides to sell to a third party 5% or more of the outstanding shares of the Company held by him, he must first give notice to the Company and offer the Company the right to purchase the shares pursuant to a right of first refusal.



         The Voting Trust Agreement provided a form for amending the Certificate of Incorporation and Bylaws of the Company. The amendments, which were effected on June 10, 1996, implemented a super majority provision requiring the vote of 75% of the issued and outstanding shares entitled to vote on any matters involving an amendment to the certificate of incorporation or the bylaws, the merger, dissolution, reorganization or recapitalization of the Company, or the sale of all or substantially all of the assets of the Company.


PREFERRED STOCK


         The Company has authorized 2,000 shares of Preferred Stock, no par value, all of which was issued to Sirrom Capital Corporation ("Sirrom"). The Company redeemed all the shares of the Preferred Stock in February 1997. The Preferred Stock is entitled to receive, out of funds legally available therefor, cumulative annual dividends in the amount of $130 per share payable on a pro rata basis monthly in cash. The Preferred Stock has certain limited voting rights and holders are entitled to receive preferential payment equal to $1,000 per share plus any accrued dividends upon liquidation of the Company. The Company has no arrangements, undertakings or plans with respect to the issuance of any Preferred Stock.


OPTIONS AND WARRANTS


         At March 31, 1997, the Company had an aggregate of 1,027,803 shares of Common Stock reserved for issuance pursuant to outstanding warrants and options. Options and warrants presently outstanding or anticipated to be outstanding upon the closing of this offering include: (i) an option held by Mark N. Witt, an officer of the Company, to purchase 84,654 shares of the Company's outstanding Common Stock at an exercise price of $8.72 per share;
(ii) warrants to Sirrom to purchase 54,163 shares of Common Stock at a purchase price of $9.90 per share; (iii) warrants to Anderson & Strudwick Incorporated, and its officers, L. McCarthy Downs and Norman K. Marshall, to purchase a total of 153,300 shares of the Company's outstanding Common Stock at a purchase price of $9.90 per share (such warrants may be transferred to bona fide officers of Anderson & Strudwick Incorporated) (the "A&S Warrants"); and (iv) warrants to shareholders of record of the Company as of May 17, 1996, to purchase on a pro-rata basis an aggregate of 735,686 shares of the Company's Common Stock at a purchase price of $9.90 per share. The warrants referred to in subparagraphs (ii) and (iv) above are referred to as the "Tradeable Warrants." Three Selling Securityholders have sold a total of 36,396 Tradeable Warrants and as a result a total of 753,453 Tradeable Warrants are now held by Selling Securityholders.



         Sirrom Warrant. Sirrom was granted a warrant to purchase 6% of the Company's capital stock outstanding as of September 30, 1996, subject to adjustment to up to 10% of the shares of capital stock outstanding on that date if the Series A Preferred Stock purchased by Sirrom was not redeemed by September 28, 2000. Sirrom exercised this warrant and 54,162 shares of Common Stock were issued to Sirrom by the Company on February 5, 1997 and the warrant was canceled.



         Tradeable Warrants. The Tradeable Warrants are listed for trading on the Nasdaq National Market System under the symbol VGCOW. The Tradeable Warrants were issued subject to the terms and conditions of the Warrant Agreement between the Company and the holders of the Tradeable Warrants. The following description of the Tradeable Warrants is not complete and is qualified in all respects by the Warrant Agreement which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information."



         Each Tradeable Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $9.90 per share (the "Exercise Price"). The number, character and Exercise Price of the shares of Common Stock are subject to adjustment in certain events, such as mergers, reorganizations, stock dividends, subdivisions or reclassifications, to prevent dilution. The Tradeable Warrants are exercisable at any time after October 4, 1997 until October 4, 2001. Holders of the Tradeable Warrants will not, as such, have any of the rights of stockholders of the Company.


         In certain cases, the sale of securities by the Company upon exercise of the Tradeable Warrants could violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company will use its best efforts to cause a registration statement with respect to such securities under the Act to continue to be effective during the term of the Tradeable Warrants and to take such other actions under the laws of various states as may be required to cause the sale of securities upon exercise of the Tradeable Warrants to be lawful. However, the Company will not be required to cause the sale of securities upon exercise of the Tradeable Warrants if, in the opinion of counsel, the sale of securities upon such exercise would be unlawful.

         The Tradeable Warrants may be exercised by filling out and signing the appropriate form on the Tradeable Warrants and mailing or delivering the Tradeable Warrants to First Union National Bank of North Carolina (the "Warrant Agent") in time to reach the Warrant Agent by the expiration date, accompanied by payment in full of the exercise price for the Tradeable Warrants being exercised in United States funds (in cash or by check or bank draft payable to the order of the Company). Common Stock certificates will be issued as soon as practicable after exercise and payment of the exercise price as described above.


         A&S Warrants. In connection with its services to the Company as underwriter of its initial public offering of Common Stock, the Company sold Anderson & Strudwick Incorporated the A&S Warrants at the purchase price of $.001 per warrant to purchase 153,300 shares of the Company's Common Stock. The A&S Warrants will be exercisable from October 4, 1997 to October 4, 2001. Until October 4, 1997, the A&S Warrants may only be transferred to bona fide officers of Anderson & Strudwick Incorporated, and transfers have been made to
L. McCarthy Downs and Norman K. Marshall. The A&S Warrants may be traded on the Nasdaq National Market System after October 4, 1997 and will be subject to the limitations of the Tradeable Warrants described above. See "Risk Factors -- Risks Associated with the Securities Being Sold by the Selling Securityholders."

REGISTRATION RIGHTS


         Pursuant to agreements between the Company and certain holders of outstanding shares of the Company's Common Stock and holders of warrants for the purchase of the Company's Common Stock, such holders had the right to require the Company to register the sale of 1,797,370 shares of Common Stock (the "Registrable Securities") under the Act under certain circumstances.



         The Company has registered for public sale the shares owned by Dr. Martin (800,058 shares) and the A&S Warrants and the shares underlying the A&S Warrants (153,300). On June 10, 1996, the Company offered to Sirrom and to the Company's shareholders of record as of May 17, 1996, warrants to purchase 789,849 shares of the Company's Common Stock at the exercise price of $9.90 per share, for a purchase price of $.001 per Warrant. In addition Sirrom held a warrant to acquire shares of the Company's Common Stock which it has exercised and was issued 54,162 shares. All warrants and options, except an option for 84,654 shares held by an officer of the Company, and the underlying shares were registered in the Company's initial public offering. All Registrable Securities have been registered in this offering.


CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AND DELAWARE LAW

         The Company's Amended and Restated Certificate of Incorporation (the "Certificate") contains certain provisions that may have an effect of delaying, deferring or preventing a change of control of the Company. Specifically, the Certificate provides that the approval of (i) any amendment to the Certificate or the bylaws, (ii) the merger, dissolution, reorganization (including by share exchange) or recapitalization of the Company, or (iii) the sale of all or substantially all of the assets of the Company requires the affirmative vote of the holders of 75% of the Company's capital stock entitled to vote thereon. This increases the percentage that would otherwise be required under Delaware law to approve such actions, and thus may make it more difficult to effect a takeover of the Company. Further, the Certificate provides that members of the Company's Board of Directors are elected to terms that are staggered.

         The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years after that person became an interested shareholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested shareholder.

         Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested shareholder, (ii) any sale, transfer, pledge or other disposition involving the interested shareholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or (v) the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested shareholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Common Stock is First Union National Bank of North Carolina, Charlotte, North Carolina.

                        SHARES ELIGIBLE FOR FUTURE SALE





         Future sales of substantial amounts of Common Stock in the public market could adversely affect market prices of the Company's Common Stock prevailing from time to time. The availability for sale or sales of substantial amounts of Common Stock of the Company in the public market after certain legal restrictions lapse (as described below) could adversely affect the prevailing market price and the ability of the Company to raise equity capital in the future.



         As of March 31, 1997 the Company had 3,204,906 shares of Common Stock and warrants and options to purchase 1,027,803 shares of Common Stock outstanding. Of the 3,204,906 shares of Common Stock currently outstanding, 1,587,162 are freely transferable without restriction or further registration under the Act, except shares purchased by an affiliate (in general, a person who is in a control relationship with the Company) which will be subject to the limitations of Rule 144 promulgated under the Act. Of the warrants and options to purchase 1,027,803 shares of Common Stock, warrants to purchase 943,149 have been registered. All of Dr. Martin's shares that were purchased by him pursuant to a private placement that closed on May 31, 1996 have been registered pursuant to the terms of the Voting Trust Agreement and with the expiration of the "lock-up" agreement, may be disposed of by Dr. Martin. Dr. Martin has represented to the Company that he acquired such shares for his own account and for investment purposes only and not with a view to or for the resale or distribution of such shares; that he has no agreement or other agreement, formal or informal, with any person to sell, transfer or pledge any of the Common Stock acquired by him pursuant to the private placement and that he has no plans to enter into any such agreement.



         The remaining 817,686 shares of Common Stock held by existing shareholders are "restricted securities" as that term is defined in Rule 144 under the Act ("Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act, which rules are summarized below. As a result of the provisions of Rules 144, 144(k) and 701, additional shares will be available for sale in the public market as follows, subject to compliance with the above rules: (i) 735,686 shares are presently eligible for immediate sale, and (ii) 82,000 shares will be eligible for sale thereafter upon expiration of their respective one-year holding periods in July and August 1997.



         In the event the outstanding warrants are exercised, the holders of 943,149 shares of Common Stock, or their transferees, will hold shares that are tradeable without restriction under the Act (except for shares purchased by Affiliates and the limitations imposed on transfer of the A&S Warrants until October 4, 1997).



         See "Risk Factors -- Possible Volatility of Stock Price" and "-- Shares Eligible for Future Sale."

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any prior owner except an Affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent of the number of shares of Common Stock then outstanding (which was equal to approximately 32,049 shares on March 31, 1997): or (ii) the average weekly trading volume of the Common Stock on the Nasdaq Stock Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an Affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an Affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, "144(k) shares" may therefore be sold immediately upon the completion of this Offering. In general, under Rule 701 of the Act as currently in effect, any employee, consultant or advisor of the Company who purchased shares from the Company in connection with a compensatory stock or option plan or other written agreement is eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.



                            SELLING SECURITYHOLDERS


         The registration statement of which this Prospectus forms a part covers the sale of 800,058 shares of Common Stock, 997,312 Common Stock Purchase Warrants (the "Warrants") and 997,312 shares of Common Stock underlying these Warrants ("Warrant Stock") held by securityholders of the Company, 398,430 of which Warrants and Warrant Stock were held by officers of the Company at the time of the Company's initial public offering. Of the Warrants, 54,162 Warrants have been exercised, one Warrant was canceled and 36,396 Warrants have been sold by Selling Securityholders. Officers of the Company held 372,034 Warrants as of April 30, 1997. As a result, 854,220 shares of Common Stock, 906,753 Warrants and 906,753 shares of Warrant Stock remain to be sold by the Selling Securityholders. In the event the Warrants are exercised, the shares registered on behalf of the Selling Securityholders including those underlying Warrants which have been sold by the Selling Securityholders will constitute 43.33% of the Company's outstanding Common Stock assuming an unregistered option held by an officer of the Company is not exercised. The Company will not receive any of the proceeds on the sale of the securities by the Selling Securityholders. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Act. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Risk Factors -- Shares Eligible for Future Sale." Accordingly, an additional 1,797,369 shares of Common Stock will be transferable assuming exercise of the Warrants.



         The following table sets forth the number of shares of Common Stock and Warrants owned by the Selling Securityholders before the offering, the number of Warrants and shares of Common Stock being offered and the number of shares and the percentage of the class to be owned after the offering is complete assuming no additional warrants are exercised:

                                  Shares of            Warrants                       Common
                                 Common Stock           Owned        Warrants         Stock        Shares of         Percent of
                                 Owned Before          Before        Offered          Offered    Stock Owned        Common Stock
                                  Offering             Offering      Hereby(1)        Hereby    After Offering      After Offering
                               ------------------     ---------    -----------       --------   ---------------    ---------------
 Michael & Karen Edwards(2)         378,663           363,663        363,663            0            378,663           11.81%

 B. Scott White                      41,267            41,267         41,267            0             41,267            1.29%

 Joan M. Edwards                     32,291            32,291         22,291(3)         0             32,291            1.01%

 Tazewell Coal & Iron                27,133            27,133         27,133            0             27,133            0.85%

 The Hagon Estates                   27,133            27,133         27,133            0             27,133            0.85%

 Marlene K. Kissler and
 Eric Verzuh                        103,167           103,167        103,167            0            103,167            3.22%

 Harriet S. Edwards
 Revocable Trust                     18,054            18,054         18,054            0             18,054            0.56%

 John W. Gillespie                   10,317            10,317         10,317            0             10,317            0.32%

 Virginia B. Gillespie               10,317            10,317         10,317            0             10,317            0.32%

 Marian L. Banning                    7,738             7,738          7,738            0              7,738            0.24%

 The Gillespie Irrevocable
 Trust                                7,738             7,738          7,738            0              7,738            0.24%

 John W. Gillespie Trust              7,738             7,738          7,738            0              7,738            0.24%

 William Rogers McCall                7,738             7,738          7,738            0              7,738            0.24%

 Tom & Linda Callahan                 6,448             6,448          6,448            0              6,448            0.20%

 Jack A. Upchurch                     6,448             6,448          6,448            0              6,448            0.20%

 Mark N. Witt(2)                      8,396             6,396              0(4)         0              8,396            0.26%

 David A. Street                     10,317            10,317         10,317            0             10,317            0.32%

 Frank A. Merendino, Jr.(2)          30,371            28,371          8,371(5)         0             30,371            0.95%

 Colson Children Trust                3,095             3,095          3,095            0              3,095            0.10%

 Scott R. Colson                      4,127             4,127          4,127            0              4,127            0.13%

 Sara L. Colson                       4,127             4,127          4,127            0              4,127            0.13%

 Susan Swanson-Cooper                 2,063             2,063          2,063            0              2,063            0.06%

 Dr. James Martin                   800,058              0              0            800,058            0              24.96%

 Anderson & Strudwick                  0               68,985         68,985            0               0               0.00%

 L. McCarthy Downs                     0               68,985         68,985            0               0               0.00%

 Norman K. Marshall                    0               15,330         15,330            0               0               0.00%

 Sirrom Capital Corporation
 $.0001 Warrants                       0               54,163              0(6)       54,162            0                 0

 Sirrom Capital Corporation
 Tradeable Warrants                    0               54,163         54,163            0               0                 0


-------------

(1) The Warrants offered hereby may be exercised and an identical number of shares of Common Stock is issuable by the Company.
(2) Officers and Directors of the Company.

(3) Mrs. Edwards sold 10,000 Warrants on April 11, 1997.
(4) Mr. Witt sold 6,396 Warrants on February 28, 1997.
(5) Mr. Merendino sold 20,000 Warrants on February 7, 1997.
(6) Sirrom Capital Corporation exercised its $.0001 Warrants on February 5, 1997 and instead of paying the $5.42 exercise price it received 54,162 shares of Common Stock instead of 54,163.

PLAN OF DISTRIBUTION FOR SELLING SECURITYHOLDERS


         The securities held by Selling Securityholders may be sold by such persons from time to time either directly or through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place in the market, including ordinary broker's transactions, privately-negotiated transactions or sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.


         At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

         Sales of securities by the Selling Securityholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby. See "Risk Factors -- Shares Eligible for Future Sale."




                                    EXPERTS


         The financial statements of the Company, and the financial statements of Virginia Gas Storage Company and Virginia Gas Distribution Company, as of December 31, 1996 and 1995 and for the years then ended, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.





                                 OTHER MATTERS

         In January 1996 the Company retained Arthur Andersen LLP as its independent public accountants. Another auditor had served in this capacity since 1992. There were no disagreements with the former auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures at the time of the change or with respect to the Company's financial statements which, if not resolved to the former auditors' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. The former auditors' reports did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. Prior to retaining Arthur Andersen LLP, the Company had not consulted with Arthur Andersen LLP regarding accounting principles.


                                    GLOSSARY

         The terms defined in this section are used throughout this Prospectus.

         Bcf.  Billion cubic feet.

         BLOW-OUT. A sudden, violent expulsion of oil, gas, and mud (and sometimes water) from a drilling well, followed by an uncontrolled flow from the well. It occurs when high pressure gas is encountered in the hole and sufficient precautions have not been taken.




         Btu. British thermal unit, which is the heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

         CASING. Heavy steel pipe used to seal off fluids from the hole or to keep the hole from caving in. There may be several strings of casing, one inside the other, in a single well.

         DELIVERABILITY. The amount of natural gas that a pipeline or producer is able to deliver, limited either by terms of its supply contracts or its own plant capacity.

         Dth. One decatherm. One decatherm is equal to one million British thermal units (10 therms).


         GATHERING SYSTEMS. Pipelines and other equipment, including regulators, compressors, dehydrators and associated equipment, needed to transport natural gas from the wells to the transmission pipeline.


         GROSS. A Gross number includes all acreage or wells in which the Company owns an interest.




         INJECTION. The introduction of gas under high pressure into a geological formation.

         MMBtu.  One million British thermal units.

         MBtu.  One thousand British thermal units.

         Mcf.  One thousand cubic feet.

         MMcf.  One million cubic feet.

         NET. A Net number is the Gross number multiplied by the percentage interest which the Company has in acreage or in wells.

         PRESENT VALUE. When used with respect to gas reserves, present value means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect as of December 31, 1996, without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expense or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.

         PROVED DEVELOPED RESERVES. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

         PROVED RESERVES. The estimated quantities of natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

         SERVICE. The amount of gas necessary to fulfill customer supply contract quantities for the periods indicated if the customer withdraws all contracted gas at full contracts amounts.

         THERM.  One hundred thousand British thermal units.

         WORKING GAS. The portion of the storage volume that can be removed from a storage reservoir for deliveries and still maintain pressure sufficient to meet design deliverability.

         WORKING INTEREST. The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production.

                              FINANCIAL STATEMENTS


                                     INDEX



                                                                    Page
                                                                    ----
VIRGINIA GAS COMPANY AND SUBSIDIARIES

    Report of Independent Public Accountants                         F-2
    Consolidated Balance Sheets                                      F-3
    Consolidated Statements of Income                                F-4
    Consolidated Statements of Changes in Stockholders' Equity       F-5
    Consolidated Statements of Cash Flows                            F-6
    Notes to Consolidated Financial Statements                       F-7

VIRGINIA GAS STORAGE COMPANY

    Report of Independent Public Accountants                        F-23
    Balance Sheets                                                  F-24
    Statements of Income                                            F-25
    Statements of Changes in Stockholders' Equity                   F-26
    Statements of Cash Flows                                        F-27
    Notes to Financial Statements                                   F-28

VIRGINIA GAS DISTRIBUTION COMPANY

    Report of Independent Public Accountants                        F-35
    Balance Sheets                                                  F-36
    Statements of Income                                            F-37
    Statements of Changes in Stockholders' Equity                   F-38
    Statements of Cash Flows                                        F-39
    Notes to Financial Statements                                   F-40

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Virginia Gas Company:

We have audited the accompanying consolidated balance sheets of Virginia Gas Company and Subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia Gas Company and Subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Richmond, Virginia
March 7, 1997

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                                                           MARCH 31,      DECEMBER 31,
                                                                                             1997             1996
                                                                                        -------------    -------------
                                                                                         (Unaudited)

CURRENT ASSETS:
    Cash                                                                                 $ 1,250,398      $ 1,652,838
    Accounts receivable                                                                    2,062,581        1,073,276
    Notes receivable                                                                         116,667          114,556
    Other current assets                                                                     153,325          134,862
                                                                                        -------------    -------------
                  Total current assets                                                     3,582,971        2,975,532

PROPERTY AND EQUIPMENT, net                                                               17,604,936       16,343,480

INVESTMENT IN AFFILIATED COMPANIES                                                         4,337,459        4,243,020

NOTES RECEIVABLE - AFFILIATED COMPANIES                                                   12,986,277        9,371,062

OTHER ASSETS                                                                               1,460,364          577,309
                                                                                        -------------    -------------
                  Total assets                                                           $39,972,007      $33,510,403
                                                                                        =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
    Notes payable                                                                        $   250,000      $   250,000
    Current portion of long-term debt                                                        274,879        1,244,490
    Accounts payable                                                                       1,484,011        1,197,555
    Funds held for future distribution                                                       594,303          544,475
    Other current liabilities                                                                178,698          168,709
                                                                                        -------------    -------------
                  Total current liabilities                                                2,781,891        3,405,229

LONG-TERM DEBT                                                                            21,069,317       12,137,729

DEFERRED INCOME TAXES                                                                        706,471          629,914
                                                                                        -------------    -------------
                  Total liabilities                                                       24,557,679       16,172,872
                                                                                        -------------    -------------

STOCKHOLDERS' EQUITY:
    Preferred stock - No par, 2,000 shares authorized, 2,000 shares
       issued and outstanding as of December 31, 1996                                              -        1,725,000
    Common stock - par value $.001, 10,000,000 shares authorized, 3,204,906
       (unaudited) and 3,150,744 shares issued and outstanding as of March 31,
       1997 and December 31, 1996, respectively                                                3,205            3,151
    Additional paid-in capital                                                            13,751,471       14,152,137
    Retained earnings                                                                      1,659,652        1,457,243
                                                                                        -------------    -------------
                  Total stockholders' equity                                              15,414,328       17,337,531
                                                                                        -------------    -------------
                  Total liabilities and stockholders' equity                             $39,972,007      $33,510,403
                                                                                        =============    =============



   The accompanying notes are an integral part of these consolidated balance sheets.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME


                                                         FOR THE THREE MONTHS               FOR THE YEARS ENDED
                                                              ENDED MARCH 31                     DECEMBER 31
                                                          1997            1996             1996             1995
                                                       ------------   -------------     ------------     ------------
                                                               (unaudited)

REVENUE:
    Operating revenue                                   $1,882,645     $   243,706       $1,772,970       $1,493,813
    Interest and other income                              256,820         267,983          996,748          529,597
                                                       ------------   -------------     ------------     ------------
                                                         2,139,465         511,689        2,769,718        2,023,410
                                                       ------------   -------------     ------------     ------------
EXPENSES:
    Production expenses                                     36,625          22,480          105,910           65,029
    Purchased gas expense                                   20,659               -           28,537                -
    Operation and maintenance expense                      100,466               -          173,445                -
    Cost of natural gas sold                               944,767               -                -                -
    Depreciation, depletion, and amortization              166,196          68,328          387,116          305,216
    General and administrative                             215,131         132,340          645,673          708,191
                                                       ------------   -------------     ------------     ------------
                                                         1,483,844         223,148        1,340,681        1,078,436
                                                       ------------   -------------     ------------     ------------

OTHER EXPENSE:
    Interest                                               317,822         255,621        1,006,800          673,251
    Other                                                   31,313           1,009            2,771            2,752
                                                       ------------   -------------     ------------     ------------
                                                           349,135         256,630        1,009,571          676,003
                                                       ------------   -------------     ------------     ------------

INCOME BEFORE EARNINGS OF AFFILIATED COMPANIES AND
    INCOME TAXES                                           306,486          31,911          419,466          268,971

EQUITY IN EARNINGS OF AFFILIATED COMPANIES                  94,439         136,666          339,927          267,484
                                                       ------------   -------------     ------------     ------------

INCOME BEFORE INCOME TAXES                                 400,925         168,577          759,393          536,455

PROVISION FOR INCOME TAXES                                 102,076           5,468          151,827           62,581
                                                       ------------   -------------     ------------     ------------

NET INCOME                                              $  298,849     $   163,109       $  607,566       $  473,874
                                                       ============   =============     ============     ============

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS             $  241,794     $    98,109       $  347,566       $  428,374
                                                       ============   =============     ============     ============

NET INCOME PER COMMON SHARE                             $     0.08     $      0.12       $     0.21       $     0.62
                                                       ============   =============     ============     ============


 The accompanying notes are an integral part of these consolidated financial statements.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                           PREFERRED         COMMON         ADDITIONAL       RETAINED
                                                             STOCK            STOCK      PAID-IN CAPITAL     EARNINGS
                                                         --------------  --------------  --------------    --------------
BALANCE, December 31, 1994                               $           -     $ 1,792,741     $         -        $  925,239
    Issuance of 124,316 shares of common stock
       pursuant to stock option agreements                           -         496,000               -                 -
    Issuance of 2,000 shares of preferred stock and
       warrants covering 54,163 shares of common stock       1,725,000               -         275,000                 -
    Net income                                                       -               -               -           473,874
    Preferred stock dividends paid                                   -               -               -           (45,500)
    Common stock dividends paid                                      -               -               -          (212,430)
                                                         --------------  --------------  --------------    --------------

BALANCE, December 31, 1995                                   1,725,000       2,288,741         275,000         1,141,183
    Issuance of 800,058 shares of common stock                       -       4,401,317               -                 -
    Issuance of 42,000 shares of common stock                        -              42         251,958                 -
    Issuance of 40,000 shares of common stock to
       officers and employees, net of notes receivable
       of $240,000                                                   -              40               -                 -
    Issuance of 1,533,000 shares of common stock                     -           1,533       7,911,657                 -
    Payment for cancellation of warrant and options                  -               -        (975,000)                -
    Net income                                                       -               -               -           607,566
    Preferred stock dividends paid                                   -               -               -          (260,000)
    Common stock dividends paid                                      -               -               -           (31,506)
    Change from no par to $.001 par value of common
    stock                                                            -      (6,688,522)      6,688,522                 -
                                                         --------------  --------------  --------------    --------------

BALANCE, December 31, 1996                                   1,725,000           3,151      14,152,137         1,457,243
    Preferred stock dividends paid (unaudited)                       -               -               -           (57,055)
    Common stock dividends paid (unaudited)                          -               -               -           (39,385)
    Net income (unaudited)                                           -               -               -           298,849
    Costs related to stock issuance (unaudited)                      -               -        (125,666)                -
    Issuance of 54,162 shares of common stock pursuant
       to exercise of warrant (unaudited)                            -              54               -                 -
    Redemption of 2,000 shares of preferred stock
       (unaudited)                                          (1,725,000)              -        (275,000)                -
                                                         --------------  --------------  --------------    --------------
BALANCE, March 31, 1997 (unaudited)                      $           -     $     3,205     $13,751,471        $1,659,652
                                                         ==============  ==============  ==============    ==============


 The accompanying notes are an integral part of these consolidated financial statements.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   FOR THE THREE MONTHS           FOR THE YEARS ENDED
                                                                       ENDED MARCH 31                 DECEMBER 31
                                                                    1997           1996           1996            1995
                                                                ------------   ------------   ------------  -------------
                                                                      (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                  $   298,849    $   163,109    $   607,566    $   473,874
    Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation, depletion, and amortization                  166,196         68,328        387,116        305,216
         Undistributed earnings of affiliated companies             (94,439)      (136,666)      (339,927)      (267,484)
         Deferred income taxes                                       76,557         14,160        141,596         27,693
         Increase in accounts receivable                           (989,305)       (99,848)      (180,903)      (322,611)
         (Increase) decrease in other current assets                (18,463)        64,946         66,720        (90,136)
         Decrease (increase) in other assets                        107,937         (2,987)        20,477         78,359
         (Decrease) increase in notes payable                             -       (182,212)      (332,212)       582,212
         Increase (decrease) in accounts payable                    286,456     (1,673,137)      (978,177)     1,692,954
         Increase (decrease) in current liabilities                  59,817        466,727        190,145         (4,119)
                                                                ------------   ------------   ------------  -------------
              Net cash (used in) provided by  operating
                  activities                                       (106,395)    (1,317,580)      (417,599)     2,475,958
                                                                ------------   ------------   ------------  -------------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                         (1,393,235)    (1,101,997)    (9,803,768)    (1,314,286)
    Issuance of notes receivable, net                            (3,650,000)             -              -     (3,721,911)
    Payments received on notes receivable                            32,674         30,202        128,221         16,838
    Investment in joint venture                                           -              -              -     (1,016,682)
                                                                ------------   ------------   ------------  -------------
              Net cash used in investing activities              (5,010,561)    (1,071,795)    (9,675,547)    (6,036,041)
                                                                ------------   ------------   ------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of loan principal                                    (1,164,664)       (97,821)    (2,731,952)      (181,222)
    Proceeds from new loans                                       9,100,000      1,000,000      1,100,000      3,750,000
    Redemption of preferred stock                                (2,000,000)             -              -              -
    Proceeds from issuance of common stock, net                    (125,666)             -     12,566,547        496,000
    Proceeds from issuance of preferred stock, net                        -              -              -      1,220,000
    Purchase of warrants and options                                      -              -       (975,000)             -
    Payment of debt issuance costs                                 (439,964)       (49,274)       (54,719)      (382,399)
    Establishment of financing reserve funds                       (558,750)             -              -        (46,244)
    Dividends paid                                                  (96,440)       (65,000)      (291,506)      (257,930)
                                                                ------------   ------------   ------------  -------------
              Net cash provided by financing activities           4,714,516        787,905      9,613,370      4,598,205
                                                                ------------   ------------   ------------  -------------

NET (DECREASE) INCREASE IN CASH                                    (402,440)    (1,601,470)      (479,776)     1,038,122

CASH, beginning of period                                         1,652,838      2,132,614      2,132,614      1,094,492
                                                                ------------   ------------   ------------  -------------

CASH, end of period                                              $1,250,398       $531,144     $1,652,838    $ 2,132,614
                                                                ============   ============   ============  =============
SUPPLEMENTAL DISCLOSURE:
    Interest paid                                                $  370,804     $  251,047     $1,282,705    $   656,833
                                                                ============   ============   ============  =============
    Income taxes paid                                            $        -     $      158     $   26,158    $    95,830
                                                                ============   ============   ============  =============


 The accompanying notes are an integral part of these consolidated financial statements.

                     VIRGINIA GAS COMPANY AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (including notes applicable to unaudited periods)


  1. DESCRIPTION OF OPERATIONS:

Virginia Gas Company (the "Company") was organized in 1987 under the laws of the state of Delaware. The Company is an integrated natural gas company, with its storage, distribution, transmission and exploration operations located primarily in the southwestern counties of the commonwealth of Virginia. All operations of the Company are components of the natural gas industry.

The Company's operations are subject to certain risks and uncertainties including, among others, the adequacy of future financing, the need for additional capital, dependence on major customers, and current and potential competitors with greater financial and marketing resources.

INTERIM FINANCIAL INFORMATION

The unaudited financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, include, in the opinion of management, all adjustments (that are normal and recurring in nature) necessary to present fairly the Company's financial position, results of operations, and cash flows. Operating results for the three months ended March 31, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

  2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements for 1996 include the accounts of three wholly owned subsidiaries. The consolidated financial statements for 1995 include the accounts of one wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

INVESTMENT IN AFFILIATED COMPANIES

The Company's investments in affiliated companies are accounted for using the equity method. Investments carried at equity and the percentage interest owned consist of Virginia Gas Storage Company (50 percent) and Virginia Gas Distribution Company (50 percent).

Combined financial information as of December 31, 1996, and for the years ended December 31, 1996 and 1995, and as of March 31, 1997, and for the three months ended March 31, 1997 and 1996 (unaudited), for investments in affiliated companies accounted for by the equity method is as follows.

                                            MARCH 31,      DECEMBER 31,
                                              1997             1996
                                          -------------    -------------
                                          (unaudited)

          Current assets                   $ 3,841,315      $ 2,386,057
          Property and equipment, net       17,573,589       16,079,543
          Other assets                       6,284,224        4,917,958
                                          -------------    -------------
                                           $27,699,128      $23,383,558
                                          =============    =============


          Current liabilities              $ 2,406,170      $ 2,941,557
          Long-term debt payable to:
              Affiliated companies          16,002,189       11,390,406
              Third parties                      9,142           13,870
          Other liabilities                    606,709          551,686
          Stockholders' equity               8,674,918        8,486,039
                                          -------------    -------------
                                           $27,699,128      $23,383,558
                                          =============    =============


                                           FOR THE THREE MONTHS             FOR THE YEARS ENDED
                                              ENDED MARCH 31                     DECEMBER 31
                                           1997            1996             1996             1995
                                      --------------  -------------    --------------   -------------
                                               (unaudited)

          Revenues                     $  1,765,716    $ 1,648,677      $  5,008,509     $ 3,498,236
          Income before income taxes        286,181        414,137         1,030,079         821,876
          Net income                        188,879        273,331           679,853         534,968

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes natural gas sales and transmission revenues upon delivery of natural gas to the common pipeline carrier.

In January 1997, the Company's wholly owned subsidiary, Virginia Gas Marketing Company, began marketing natural gas services. These services include the marketing of natural gas and are later expected to include natural gas storage services. The initial source of natural gas supply will be provided by Company-operated wells and initial future storage services will be provided by facilities operated by the Company and/or its affiliated companies.

During the year ended December 31, 1995, the Company and Virginia Gas Storage Company revised their method of recording certain revenue. Prior to 1995, recognition of production and transmission revenues was deferred for three months after the actual production and transmission of natural gas had occurred, primarily to match the recognition of revenues with the period these revenues were distributed to working interest parties and royalty owners. The policy revision to record revenues on a current basis reflects the companies' ability to estimate net revenues on a current basis. This change is reflected on a prospective basis beginning in January 1995 and results in 15 months of production and transmission revenues being recognized in 1995. The effect of this change was to increase revenue and net income by $176,000 and $131,000, respectively, for the year ended December 31, 1995.

INCOME PER COMMON SHARE

Income per common share is computed using the weighted-average shares of common stock and dilutive common stock equivalents (options and warrants) outstanding during the respective periods. Net income available to common stockholders is net income less dividends on preferred stock. The number of weighted-average shares used in calculating income per common share was 1,637,576 and 695,669 for the years ended December 31, 1996 and 1995, and 3,188,659 (unaudited) and 808,509 (unaudited) for the three months ended March 31, 1997 and 1996, respectively, after retroactive effect of 103.1667 per share stock split, as discussed in Note 8.

PROPERTY AND EQUIPMENT

The Company follows the successful efforts method of accounting for its natural gas exploration activities. Under this method, geological and geophysical costs and costs of carrying and retaining undeveloped properties are expensed when incurred. All direct and certain indirect costs relating to property acquisition, successful exploratory wells, development costs, and support equipment and facilities are capitalized as the properties are obtained or the facilities are placed into service. Costs of exploratory wells are charged to expense if it is determined that proven reserves are not found.

Unproved gas properties that are individually significant are periodically assessed for impairment of value, with losses recognized at the time of impairment. The Company provides for depreciation, depletion, and amortization of its investment in producing gas properties on a units-of-production method. The remaining property and equipment is depreciated using the straight-line method over estimated useful lives, ranging from 5 to 30 years. Maintenance and repairs are charged to expense as incurred. Improvements and betterments are capitalized.

CAPITALIZED INTEREST

The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Interest capitalized totaled $290,398 and $92,851 for the years ended December 31, 1996 and 1995, respectively. Interest capitalized totaled $71,443 (unaudited) and $61,394 (unaudited) for the three months ended March 31, 1997 and 1996, respectively.

OTHER ASSETS

In conjunction with the 1997 issuance of the Russell County, the 1995 issuance of the Buchanan County and the 1994 issuance of the Russell County and Buchanan County, Virginia, Natural Gas Facilities Revenue Bonds by the Industrial Development Authorities of the respective counties, reserve funds have been established by the trustee for each issuance. Amounts in the reserve funds will be used to make payments of principal and interest, whether at maturity, by acceleration, call for redemption, or otherwise, where trust funds accumulated by scheduled Company payments are insufficient to satisfy bond requirements. Such amounts are invested in debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies. The Company records these investments at cost and recognizes related interest as earned. The carrying value of investments approximates market value.

Costs incurred in conjunction with financing transactions are amortized on a basis that approximates the effective interest method.

FUNDS HELD FOR FUTURE DISTRIBUTION

Revenues are collected by the Company as operator and marketer of the gas sold on behalf of the working interest parties and held for final distribution to them and to land owners. Until these funds are distributed, they are recorded as funds held for future distribution.

INCOME TAXES

Income taxes are accounted for using the asset-and-liability method. Under the asset-and-liability method, deferred income taxes reflect the temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes.

RECLASSIFICATIONS

Certain reclassifications have been made in the 1995 balances to conform with the 1996 presentation.

  3. ACCOUNTS RECEIVABLE:

                                                      MARCH 31,      DECEMBER 31,
                                                         1997            1996
                                                    ------------     ------------
                                                     (unaudited)
Trade receivables                                    $  493,831       $  451,436
Lease operating expenses receivable                     140,804          145,528
Joint-interest receivables                               72,980           64,098
Financing proceeds due from trustee                     500,000             --
Due from affiliated companies                           854,966          412,214
                                                    ------------     ------------
                                                     $2,062,581       $1,073,276
                                                    ============     ============

The majority of the Company's accounts receivable are due from companies predominately involved in the marketing and distribution of oil and gas products.

  4. NOTES RECEIVABLE - AFFILIATED COMPANIES:

                                                                                           MARCH 31,       DECEMBER 31,
                                                                                             1997             1996
                                                                                       ---------------   --------------
                                                                                         (unaudited)

Note receivable from Virginia Gas Distribution Company; interest receivable at
    9.5%; principal payable in maturities of $110,000 to $447,000 from
    2002 to 2017.                                                                         $ 3,650,000      $         -

Note receivable from Virginia Gas Distribution Company; interest receivable at
    9%; principal payable in maturities of $4,000 to $263,000 from 1999
    to 2020.                                                                                2,879,214        2,879,214


Note receivable from Virginia Gas Storage Company; interest receivable at
    8.88%; principal payable in maturities of $12,000 to $241,000 from 1995
    to 2017.                                                                                2,549,094        2,567,837


Note receivable from Virginia Gas Distribution Company; interest receivable at
    7.35%; principal payable in maturities of $17,000 to $97,000 from
    1996 to 2023.                                                                           1,280,697        1,284,833


Note receivable from Virginia Gas Storage Company; interest receivable at
    7.35%; principal payable in maturities of $13,000 to $77,000 from 1996
    to 2023.                                                                                1,015,300        1,018,580


Note receivable from Virginia Gas Distribution Company; interest receivable at
    8.88%; principal payable in maturities of $4,000 to $84,000 from 1995
    to 2017.                                                                                  885,942          892,457


Note receivable from Virginia Gas Storage Company; interest receivable at
    9%; principal payable in maturities of $1,000 to $77,000 from 1999 to
    2020.                                                                                     842,697          842,697
                                                                                       ---------------   --------------
                                                                                           13,102,944        9,485,618

Less- Current portion                                                                        (116,667)        (114,556)
                                                                                       ---------------   --------------
                                                                                          $12,986,277       $9,371,062
                                                                                       ===============   ==============

  5. PROPERTY AND EQUIPMENT:


                                                              MARCH 31,     DECEMBER 31,
                                                                1997            1996
                                                            -------------   -------------
                                                             (unaudited)

          Storage properties                                 $12,490,888     $11,311,486
          Pipelines                                            2,453,940       2,338,410
          Producing properties                                 2,494,370       2,494,370
          Wells, pipelines, and storage properties in
               progress                                          646,459         588,643
          Vehicles                                               254,596         217,955
          Propane facilities                                     174,804         165,756
          Building and improvements                              163,287         150,898
          Office equipment                                       230,735         221,685
          Well and pipeline equipment                             32,093          32,093
                                                            -------------   -------------
                                                              18,941,172      17,521,296
          Less- Accumulated depreciation, depletion, and
              amortization                                    (1,336,236)     (1,177,816)
                                                            -------------   -------------
                                                             $17,604,936     $16,343,480
                                                            =============   =============

6.   OTHER ASSETS:

                                                               MARCH 31,     DECEMBER 31,
                                                                 1997            1996
                                                            -------------   -------------
                                                             (unaudited)

          Deferred financing costs                            $  799,546    $   455,350
          Restricted cash and investments- reserve funds         655,769        116,809
          Other                                                    5,049          5,150
                                                            -------------   -------------
                                                              $1,460,364    $   577,309
                                                            =============   =============

  7. LONG-TERM DEBT:

                                                                                          MARCH 31,       DECEMBER 31,
                                                                                            1997              1996
                                                                                        -------------    -------------
                                                                                         (unaudited)

Note payable to the Industrial Development Authority of Russell County,
    Virginia; interest payable monthly at 9.5%, beginning in March 1997;
    principal payable in maturities of $275,000 to $1,115,000 from 2002 to
    2017.                                                                                 $ 9,100,000     $          -

Note payable to the Industrial Development Authority of Buchanan County,
    Virginia; interest payable monthly at 9%, beginning in February 1996;
    principal payable in maturities of $5,000 to $342,000 from 1999 to 2020.                3,750,000        3,750,000

Note payable to the Industrial Development Authority of Buchanan County,
    Virginia; interest payable monthly at an effective rate of 8.88%, beginning in December 1994; principal payable in maturities of $20,000
    to $386,000 from 1995 to 2017.                                                          4,080,000        4,110,000

Note payable to the Industrial Development Authority of Russell County,
    Virginia; interest payable monthly at an effective rate of 7.35%, beginning in February 1994; principal payable in maturities of $35,000
    to $205,000 from 1996 to 2023.                                                          2,709,167        2,717,917

Note payable to Tenneco Energy Resources Corporation; interest at Morgan
    Guaranty prime rate plus 3%; payable in quarterly installments of
    principal plus interest through 1997.                                                           -          975,000

Note payable with interest at 7%; payable in monthly installments of principal and interest of $1,099; maturing in February 1999, with a final payment of
    $95,336 secured by an asset with a book value of
    $148,234 as of March 31, 1997                                                             105,855          107,283

Note payable with interest at 9%; interest payable in semiannual installments,
    maturing October 2024                                                                           -          100,000

Note payable to the Industrial Development Authority of Washington County,
    Virginia with interest at 9.25%; payable in monthly installments of principal and interest of $2,872 through October 1999; secured by an asset
    with a book value of $101,142 as of March 31, 1997                                         78,937           85,626

Note payable to Virginia Gas Distribution Company; interest payable at 9%;
    principal payable in maturities of $1,000 to $91,000 from 1999 to 2020.                   965,000        1,000,000

Note payable to Virginia Gas Distribution Company; interest payable at 7.35%;
    principal payable in maturities of $5,000 to $30,000 from 1996 to
    2023.                                                                                     394,061          395,333

Note payable to Virginia Gas Storage Company; interest payable at 8%;
    balance due December 1997.                                                                 70,000           70,000


Notes payable through 2001 with interest from 8.95% to 10.75%; secured by
    assets with a book value of $108,413 as of March 31, 1997                                  91,176           71,060
                                                                                         -------------    -------------
                                                                                           21,344,196       13,382,219
Less- Current portion                                                                        (274,879)      (1,244,490)
                                                                                         -------------    -------------

Long-term debt                                                                            $21,069,317      $12,137,729
                                                                                         =============    =============


In February 1997, the Industrial Development Authority of Russell County, Virginia (the "Russell County Authority"), issued its Subordinated Natural Gas Facilities Revenue Bonds Series 1997 with principal of $9,100,000. The bonds are payable from and are secured by a promissory note issued by the Company to the Russell County Authority. A portion of the proceeds was loaned to an affiliated company and is being used to construct a natural gas distribution facility in and around the town of Lebanon, Virginia, and for related storage and pipeline facilities.

In December 1995, the Industrial Development Authority of Buchanan County, Virginia (the "Buchanan County Authority"), issued its Senior Subordinated Natural Gas Facilities Revenue Bonds Series 1995 with principal of $3,750,000. The bonds are payable from and are secured by a promissory note issued by the Company to the Buchanan County Authority. A portion of the proceeds was loaned to affiliated companies and are being used to extend existing natural gas distribution facilities in and around the town of Grundy, Virginia, and for related supporting pipeline gathering and storage facilities.

In January 1994, the Russell County Authority issued its Natural Gas Revenue Bond Series A and B with combined principal of $3,000,000. The bonds are payable from and are secured by a promissory note issued by the Company to the Russell County Authority. The proceeds were loaned by the Company to affiliated companies to construct a natural gas distribution facility in and around the town of Castlewood, Virginia, and for related supporting exploration and production, pipeline and storage facilities in the amount of $2,630,000 and to retire $370,000 of long-term debt.

In November 1994, the Buchanan County Authority issued its Natural Gas Revenue Bond Series A with principal of $4,250,000. The bonds are payable from and are secured by a promissory note issued by the Company to the Buchanan County Authority. The bonds were also issued in parity with the Russell County Bonds discussed above. A portion of the proceeds was loaned to affiliated companies and are being used to construct a natural gas distribution facility in an around the town of Grundy, Virginia, and for related supporting exploration and production, pipeline, and storage facilities.

On February 29, 1996, the Company purchased the interest of its joint venture partner in the development of the Saltville, Virginia, natural gas storage facility. The purchase price of the interest was $2,225,000, with consideration consisting of a $500,000 payment in March 1996 and the issuance of a promissory note for $1,725,000. Interest accrues at the Morgan Guaranty prime rate plus 3 percent. Quarterly installments of principal and interest were made during 1996. In December 1996 the Company, in accordance with terms of the Transfer Agreement and after providing adequate security to the lender, elected to pay the remaining principal in quarterly installments of principal and interest through 1997. The former joint venture partner retains the option to jointly develop with the Company on a 50-50 percent basis any additional storage caverns on the Saltville property.

As of December 31, 1996, principal payments on long-term debt for the next five years are as follows:

          1997                                         $  1,244,490
          1998                                              202,867
          1999                                              356,189
          2000                                              187,355
          2001                                              256,345

Based upon the borrowing rates currently available to the Company for loans with similar terms and remaining maturities, the approximate fair value of long-term debt at December 31, 1996, is approximately $12,972,000 and at March 31, 1997 is approximately $20,877,000 (unaudited).

  8. STOCKHOLDERS' EQUITY:

References to the common stock of the Company in these financial statements and in the accompanying notes reflect retroactive application of an increase in the number of authorized shares from 20,000 to 10,000,000 and a 103.1667 per share stock split, effected June 1996, by the shareholders of the Company. In conjunction with the stock split, the shareholders also implemented a super majority provision requiring the vote of 75 percent of the issued and outstanding shares entitled to vote on any matters involving an amendment to the certificate of incorporation or the bylaws; the merger, dissolution, reorganization, or recapitalization of the Company; or the sale of all or substantially all of the assets of the Company.

In October 1996, the Company completed an initial public offering of its common stock. The offering resulted in the issuance of an additional 1,533,000 common shares of the Company at $6 per share. In connection with the offering, the Company granted warrants to the underwriter to purchase, on a post-offering basis, 153,300 shares of the Company's common stock at a purchase price equal to 165 percent of the public offering price, or $9.90 per share.

In September 1995, the Company issued for $2,000,000 cash consideration 2,000 shares of its Series A nonvoting preferred stock and warrants to purchase common stock equal to 6 percent of the then outstanding common stock of the Company (increasing 1 percent per year until September 29, 2000, and an additional 10 percent per year thereafter through September 29, 2003, if the preferred stock is not redeemed before then) all to one investment corporation. The Company can redeem the preferred stock at any time with five days' notice to the holder. The agreement under which the preferred stock and warrants were sold contains a number of covenants, including requiring the preferred stock purchaser's consent to certain transactions outside the ordinary course of business, environmental compliance, and compliance with covenants of other loan obligations. Dividends, whether declared or not, accrue on the preferred stock at 13 percent per annum and are payable monthly. The liquidation preference of the preferred stock is $2,000,000 plus unpaid dividends. In February 1997, the Company redeemed the outstanding 2,000 shares of preferred stock for the liquidation price of $2,000,000 plus unpaid dividends.

Subordinated indebtedness of the Company in the amount of $780,000 was paid from the proceeds of the preferred stock issuance during 1995, resulting in net cash proceeds to the Company of $1,220,000. In conjunction with the issuance of the subordinated indebtedness in April 1993, the Company issued a warrant entitling the lender to purchase 76,756 shares of the Company's common stock at $6.46 per share. The warrant is exercisable upon the earlier of repayment by the Company of the debenture; the entering into a contract for the sale of all or substantially all of the assets of the Company or any of its subsidiaries; a bona fide offer being made by any person for, or the sale in one or more related transactions of, more than 10 percent of the Company's then outstanding common stock, or 10 percent of any of its subsidiaries' then outstanding common stock; on February 28, 1998; the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public; or the occurrence of an event of default under the terms of the financing agreement. The warrant expires on February 28, 2003. Concurrent with the issuance of the warrant, the Company has issued stock options to the lender to purchase a number of common shares sufficient for the lender to maintain 14 percent of the ownership of the Company's common stock on a fully diluted basis. The options grant the lender the right to purchase the common stock at 66 percent of issue price of any proposed common stock offerings and were exercisable subject to the terms described earlier. The options expire on February 28, 2003. In July 1996, the Company negotiated a release with the lender and paid $975,000 to the lender in exchange for the cancellation of the lender's warrant and options.

In May 1996, the Company completed a private placement for 800,058 shares of the Company's common stock, resulting in net proceeds to the Company of $4,401,317. All shares were sold to a single investor.

In August 1996, the company sold 42,000 shares of common stock to an officer of the Company for $252,000 and made loans to eight employees totaling $240,000 related to the purchase of 40,000 shares of the Company's common stock.

In June 1996, the Company issued warrants on a pro rata basis to shareholders of record of the Company as of May 17, 1996, to purchase an aggregate of 735,686 shares of the Company's common stock at a purchase price equal to 165 percent of the planned public offering price per share of $6, or $9.90 per share. In conjunction with the terms of the agreement under which the preferred stock and warrants were sold, the Company issued, in June 1996, warrants to the preferred stockholder to purchase an aggregate of 54,163 shares of the Company's common stock at a purchase price equal to 165 percent of the planned public offering price per share of $6, or $9.90 per share.

  9. STOCK OPTIONS:

The Company has granted certain management and directors stock options that allow the individual to purchase previously unissued common shares at a set price. The exercise prices of options granted approximate the estimated fair market value, as determined by the Board of Directors, of the Company's common stock as of the grant date. The Company is also obligated to grant options to certain members of management upon issuance of additional shares of the Company's common stock to ensure that these employees' portion of the Company's outstanding common stock will not become diluted. The Company's obligation is 2 percent of its common shares at December 31, 1996.

The Company applies APB Opinion 25 and related Interpretations in accounting for its options. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock options been determined based on the fair value at the grant dates for awards, consistent with the method of FASB Statement No. 123, Accounting for Stock-Based Compensation, the Company's net income and earnings per share would not be materially different from amounts reported for the years ended December 31, 1996 and 1995.

The Company estimates the fair value of each option grant on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants: dividend yield of .67 percent and risk free interest rate of approximately 6 percent for 1996 and 1995, and expected lives of approximately 3 and 4 years for the options granted in 1996 and 1995, respectively. All options were granted prior to the Company's initial public offering. Consequently, as permitted by SFAS No. 123, the Company has excluded volatility from its fair value computations.

Changes in the options outstanding during the years ended December 31, 1996 and 1995, and for the three months ended March 31, 1997, were as follows.



                                                                 WEIGHTED-AVERAGE
                                                                      EXERCISE
                                                                     PRICE PER
                                                         SHARES        SHARE
                                                      ------------   ---------
          Outstanding, December 31, 1994                 139,894       $4.09
              Granted                                     14,650       $8.72
              Exercised                                 (124,316)      $3.99
              Expired                                    (15,578)      $4.88
                                                      ------------
          Outstanding, December 31, 1995                  14,650       $8.72
              Granted                                     70,004       $8.72
                                                      ------------
          Outstanding, December 31, 1996                  84,654       $8.72
                                                      ============
          Outstanding, March 31, 1997 (unaudited)         84,654       $8.72
                                                      ============



As a result of the excess of exercise price over the share price during 1996, the Black-Scholes option-pricing model indicates that the fair value of options granted in 1996 is zero. The weighted-average fair value of options granted during 1995 was $1.95.

As of December 31, 1996, all outstanding options are exercisable, at an exercise price of $8.72, and expire in 1999.

10.  COMMITMENTS AND CONTINGENT LIABILITIES:

Certain of the Company's leases require the Company to pay minimum royalties or rentals. The aggregate minimum royalty and rental payments on leases for the next five years are as follows.

          1997                                         $  31,736
          1998                                            31,546
          1999                                            30,678
          2000                                            29,828
          2001                                            29,828

The Company is subject to various Federal, state, and local laws and regulations relating to the protection of the environment. The Company believes that it is in compliance with these laws and regulations and does not expect to incur significant capital expenditures in future years to maintain compliance.

11.  SALES TO MAJOR CUSTOMERS

One of the Company's customers accounted for 31 percent of consolidated operating revenue for the year ended December 31, 1996. One of the Company's customers accounted for 24 percent, one customer accounted for 23 percent, while another customer accounted for 17 percent, respectively, of operating revenue for the three months ended March 31, 1997.

12.  INCOME TAXES:

The components of the provision for income taxes are as follows:

                                  THREE MONTHS ENDED             YEARS ENDED
                                        MARCH 31                  DECEMBER 31
                                   1997          1996          1996          1995
                                ----------    ----------    ----------   -----------
                                     (unaudited)

          Current:
              Federal            $ 23,131     ($  8,692)     $ 10,231     $  30,996
              State                 2,388             -             -         3,892
                                ----------    ----------    ----------   -----------
                                   25,519        (8,692)       10,231        34,888

          Deferred:
              Federal              64,086        13,492       124,985        18,176
              State                12,471           668        16,611         9,517
                                ----------    ----------    ----------   -----------
                                   76,557        14,160       141,596        27,693
                                ----------    ----------    ----------   -----------
                                 $102,076      $  5,468      $151,827     $  62,581
                                ==========    ==========    ==========   ===========


The components of deferred tax assets and liabilities are as follows:

                                                                MARCH 31,      DECEMBER 31,
                                                                   1997           1996
                                                               ----------      ----------
                                                              (unaudited)

          Deferred tax assets:
              Minimum tax credit carryforwards                  $104,609        $104,609
              Net operating loss carryforward                     86,910          86,910
                                                               ----------      ----------
                            Total                                191,519         191,519
                                                               ----------      ----------

          Deferred tax liabilities:
              Capital assets                                     897,990         821,433
                                                               ----------      ----------
                            Net deferred tax liabilities        $706,471        $629,914
                                                               ==========      ==========


The Company has no valuation allowances as of December 31, 1996, or as of March 31, 1997, and there were no changes in the valuation allowance during the years ended December 31, 1996 or 1995, or during the three months ended March 31, 1997 and 1996.

A reconciliation of the tax provision at the statutory Federal income tax rate and the Company's actual provision for income tax is as follows.

                                                              THREE MONTHS ENDED              YEARS ENDED
                                                                     MARCH 31                 DECEMBER 31
                                                               1997          1996          1996          1995
                                                            ----------   -----------    ----------   -----------
                                                                 (unaudited)

          Tax at statutory rate of 34%                       $136,315     $  57,316      $258,194      $182,395
          Equity in earnings of affiliated companies          (32,109)      (46,466)     (115,576)      (90,945)
          State income taxes, less Federal benefit              8,010           834        10,963         7,030
          Statutory depletion in excess of cost
              depletion                                       (25,595)      (19,925)      (26,693)      (19,837)
          Other, net                                           15,455        13,709        24,939       (16,062)
                                                            ----------   -----------    ----------   -----------
                                                             $102,076     $   5,468      $151,827      $ 62,581
                                                            ==========   ===========    ==========   ===========


In addition, the Company has minimum tax credits that can be carried forward indefinitely to offset future regular tax. The aggregate amount of minimum tax credits available at December 31, 1996, is $104,609.

13.  SUPPLEMENTARY INFORMATION ON NATURAL GAS PRODUCING ACTIVITIES (UNAUDITED):

The following supplementary information regarding the gas producing activities of the Company is presented in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 69. The amounts shown include the Company's net working and royalty interests in all of its natural gas operations. The Company has no material investments in unproved properties.

NATURAL GAS RESERVES

Users of this information should be aware that the process of estimating quantities of proved and proved developed natural gas reserves is complex, requiring significant subjective decisions in the evaluation of all available geological, engineering, and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history, and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs makes these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

Proved reserves represent estimated quantities of natural gas that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions existing at the time the estimates were made.

Proved developed reserves are proved reserves expected to be recovered through wells and equipment in place and under operating methods being utilized at the time the estimates were made.

No major discovery or other favorable or adverse event subsequent to December 31, 1996 is believed to have caused a material change in the estimates of proved or proved developed reserves as of that date.

CAPITAL COSTS RELATING TO NATURAL GAS PRODUCING ACTIVITIES:

                                                                             1996           1995
                                                                         ------------   ------------
          Proved natural gas properties                                   $2,581,634     $2,573,132
          Support equipment and facilities                                    32,093         31,882
                                                                         ------------   ------------

                                                                           2,613,727      2,605,014
          Less - Accumulated depreciation, depletion and amortization       (668,526)      (520,649)
                                                                         ------------   ------------
          Net capitalized costs                                           $1,945,201     $2,084,365
                                                                         ============   ============


COSTS INCURRED IN NATURAL GAS ACTIVITIES:

                                                                             1996           1995
                                                                         ------------   ------------

          Proved property acquisition costs                              $       -      $   320,241
          Exploration costs                                                    2,688          4,202
          Development costs                                                    8,502        270,091
                                                                         ------------   ------------
                                                                         $    11,190    $   594,534
                                                                         ============   ============


RESULTS OF OPERATIONS FOR NATURAL GAS PRODUCING ACTIVITIES

The following table includes results solely from the production and sale of natural gas and changes for property impairments. It excludes general and administrative expenses and gains or losses on property dispositions. The income tax expense is calculated by applying the statutory tax rates to the revenues after deducting costs, which include depletion allowances and giving effect to permanent differences and tax credits.

                                                             1996          1995
                                                          -----------  -----------

          Revenues                                        $   416,201  $   236,204
          Cost of natural gas sold                            (42,349)     (26,755)
          Exploration costs                                    (2,688)      (4,202)
          Depreciation, depletion and amortization           (168,977)    (157,394)
          Revenue adjustment (see Note 2)                           -       72,992
                                                          -----------  -----------

                                                              202,187      120,845
          Income tax expense                                  (43,287)     (21,876)
                                                          -----------  -----------
          Results of operations                           $   158,900  $    98,969
                                                          ===========  ===========


The revenue adjustment for 1995 relates to the Company's revision of its method of recording certain revenue, as discussed in Note 2.

NATURAL GAS RESERVES (UNAUDITED)

The following table presents the estimated natural gas reserves owned by the Company. This information includes the Company's royalty and working interest share of the reserves in southwestern Virginia. These reserves were estimated by the Company; however, by their nature they are subject to upward and downward revisions as additional information regarding fields and technology becomes available. All reserves are located in the United States.

NATURAL GAS
PROVED DEVELOPED AND UNDEVELOPED RESERVES (UNAUDITED):
(THOUSANDS OF CUBIC FEET/MCF)


          December 31, 1995                          4,072,782
              Revisions of previous estimates       (1,401,793)
              Production                              (160,798)
              Purchase of reserves                     654,025
                                                    -----------
          December 31, 1995                          3,164,216
              Revisions of previous estimates          160,830
              Production                              (161,995)
              Purchase of reserves                           -
                                                    -----------
          December 31, 1996                          3,163,051
                                                    ===========

          Proved Developed Producing Reserves:
              December 31, 1995                      2,316,276
                                                    ===========
              December 31, 1996                      2,309,325
                                                    ===========


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)

The following information relating to proved natural gas reserves has been developed utilizing procedures prescribed by SFAS No. 69 and based on natural gas reserve and production volumes estimated by the engineering staff of the Company. It may be useful for certain comparison purposes but should not be relied upon solely in evaluating the Company or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Company.

The future cash flows presented below are based on sales prices, cost rates, and statutory income tax rates in existence as of the date of the projection. It is expected that material revisions to some estimates of natural gas reserves may occur in the future, development and production of the reserves may occur in periods other than those assumed, and actual prices realized and costs incurred may vary significantly from those used.

                                                                         1996             1995
                                                                      ------------    ------------
                                                                              (unaudited)

          Future cash inflows                                         $10,870,114      $5,505,812
          Future production costs                                      (1,804,856)     (1,680,171)
          Future development costs                                       (196,300)       (242,889)
                                                                      ------------    ------------
          Future cash inflows before income taxes                       8,868,958       3,582,752
          Future income tax expense                                    (2,506,544)     (1,057,790)
                                                                      ------------    ------------
          Future net cash flows                                         6,362,414       2,524,962
          10% annual discount for estimated timing of cash flows       (3,514,491)     (1,416,025)
                                                                      ------------    ------------
          Standardized measure of discounted future net cash flows     $2,847,923      $1,108,937
                                                                      ============    ============

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)


                                                             1996           1995
                                                         ------------   ------------
                                                                 (unaudited)

          Sales of natural gas, net of production costs   $2,372,780     $  244,799
          Development costs incurred during the period        22,280        (56,189)
          Purchase of minerals-in-place                            -        362,994
          Net change in income taxes                        (656,074)      (168,055)
                                                         ------------   ------------
          Net increase (decrease)                          1,738,986        383,549
          Beginning of year                                1,108,937        725,388
                                                         ------------   ------------
          End of year                                     $2,847,923     $1,108,937
                                                         ============   ============


14.  EMPLOYMENT COMMITMENTS:

On May 23, 1996, the Company entered into a ten-year employment contract with its President and CEO (the "President"), which provides for an annual salary of $155,000. The contract provides for a bonus to be paid based upon 10 percent of the Company's pretax earnings on all amounts from $1,000,000 to $1,999,999 and 15 percent of the Company's pretax earnings on all amounts in excess of $2,000,000. The President's bonus for 1996 was $50,000. If the President is terminated by the Company for any reason other than for cause during the term the term of the employment contract, at the President's election, the Company would be obligated to purchase all or a portion of the shares held by him and his family (378,663 shares as of December 31, 1996) at a price equal to 150 percent of the market value of the Company's shares on the date of termination. In addition, the Company would be obligated to pay the President in a lump sum all salary amounts owed through the term of the employment agreement plus an additional $2,000,000.

15.  SUBSEQUENT EVENTS:

In April 1997, the Company acquired a portion of the existing propane distribution operations of Blue Grass Oil, Inc. at a cost of $840,632. These propane distribution operations are located in Buchanan, Dickenson and Russell Counties and in the western part of Tazewell County, Virginia.

In May, 1997, the Company agreed in principle with an investment corporation on terms for the issuance of subordinated debentures in the amount of $5,000,000, together with warrants to purchase common stock of the Company. The debentures would bear interest at 11.5%. There can be no assurance, however, that this transaction will be consummated as contemplated by the parties.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Virginia Gas Storage Company:

We have audited the accompanying balance sheets of Virginia Gas Storage Company as of December 31, 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia Gas Storage Company as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Richmond, Virginia
March 7, 1997

                          VIRGINIA GAS STORAGE COMPANY

                                 BALANCE SHEETS

                                     ASSETS

                                                                      MARCH 31,       DECEMBER 31,
                                                                        1997             1996
                                                                    -------------    -------------
                                                                    (Unaudited)

CURRENT ASSETS:
    Cash                                                             $   498,552      $   148,619
    Accounts receivable                                                1,031,366        1,233,227
    Notes receivable                                                      70,000          570,000
    Other current assets                                                  28,655           85,369
                                                                    -------------    -------------
                  Total current assets                                 1,628,573        2,037,215

PROPERTY AND EQUIPMENT, net                                           14,255,424       13,323,883

OTHER ASSETS                                                             960,559          956,099
                                                                    -------------    -------------
                  Total assets                                       $16,844,556      $16,317,197
                                                                    =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                                $   106,395      $   104,915
    Accounts payable                                                   1,416,725        2,193,010
    Other current liabilities                                            245,844          108,929
                                                                    -------------    -------------
                  Total current liabilities                            1,768,964        2,406,854

LONG-TERM DEBT                                                         7,354,780        6,386,212

DEFERRED INCOME TAXES                                                    591,970          551,686
                                                                    -------------    -------------
                  Total liabilities                                    9,715,714        9,344,752
                                                                    -------------    -------------

STOCKHOLDERS' EQUITY:
    Common stock - no par value, 50,000 shares authorized, 38,200
       (unaudited) shares issued and outstanding as of March 31,
       1997; no par value, 50,000 shares authorized, 38,200 issued
       and outstanding as of December 31, 1996                         5,640,000        5,640,000
    Retained earnings                                                  1,488,842        1,332,445
                                                                    -------------    -------------
                  Total stockholders' equity                           7,128,842        6,972,445
                                                                    -------------    -------------
                  Total liabilities and stockholders' equity         $16,844,556      $16,317,197
                                                                    =============    =============


              The accompanying notes are an integral part of these
                                balance sheets.

                          VIRGINIA GAS STORAGE COMPANY

                              STATEMENTS OF INCOME

                                                         FOR THE THREE MONTHS                FOR THE YEARS ENDED
                                                              ENDED MARCH 31                     DECEMBER 31
                                                           1997            1996             1996             1995
                                                       ------------   -------------    -------------    -------------
                                                               (unaudited)
REVENUE:
    Operating revenue                                   $1,408,752      $1,329,797      $ 3,831,224       $2,696,594
    Interest and other income                               18,614          64,143          154,220           82,454
                                                       ------------   -------------    -------------    -------------
                                                         1,427,366       1,393,940        3,985,444        2,779,048
                                                       ------------   -------------    -------------    -------------
EXPENSES:
    Production expenses                                     59,857          72,379          222,808          277,167
    Purchased gas expense                                  509,042         635,296          974,277          680,857
    Operation and maintenance expense                      223,314          55,485          374,579          294,249
    Depreciation, depletion, and amortization              128,195          88,980          416,699          308,039
    General and administrative                             155,825         110,739          565,941          351,075
                                                       ------------   -------------    -------------    -------------
                                                         1,076,233         962,879        2,554,304        1,911,387
                                                       ------------   -------------    -------------    -------------

OTHER EXPENSE:
    Interest                                                77,367          43,155          272,941          115,010
    Other                                                   36,801           8,314          134,355            5,904
                                                       ------------   -------------    -------------    -------------
                                                           114,168          51,469          407,296          120,914
                                                       ------------   -------------    -------------    -------------

INCOME BEFORE INCOME TAXES                                 236,965         379,592        1,023,844          746,747

PROVISION FOR INCOME TAXES                                  80,568         129,061          348,106          261,364
                                                       ------------   -------------    -------------    -------------

NET INCOME                                              $  156,397     $   250,531      $   675,738       $  485,383
                                                       ============   =============    =============    =============

VIRGINIA GAS COMPANY'S EQUITY IN VIRGINIA GAS
    STORAGE COMPANY'S EARNINGS
                                                        $   78,198     $   125,266      $   337,869       $  242,692
                                                       ============   =============    =============    =============


 The accompanying notes are an integral part of these financial statements.

                          VIRGINIA GAS STORAGE COMPANY

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY




                                                                   RETAINED
                                                COMMON STOCK       EARNINGS
                                                -------------    -------------

BALANCE, December 31, 1994                       $ 2,000,000      $   171,324
    Issuance of 18,200 shares                      3,640,000                -
    Net income                                             -          485,383
                                                -------------    -------------

BALANCE, December 31, 1995                         5,640,000          656,707
    Net income                                             -          675,738
                                                -------------    -------------

BALANCE, December 31, 1996                         5,640,000        1,332,445
    Net income (unaudited)                                 -          156,397
                                                -------------    -------------

BALANCE, March 31, 1997 (unaudited)              $ 5,640,000      $ 1,488,842
                                                =============    =============

 The accompanying notes are an integral part of these financial statements.

                          VIRGINIA GAS STORAGE COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                    FOR THE THREE MONTHS           FOR THE YEARS ENDED
                                                                       ENDED MARCH 31                 DECEMBER 31
                                                                    1997           1996           1996            1995
                                                                ------------  -------------   ------------  -------------
                                                                        (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                   $  156,397    $   250,531     $  675,738    $   485,383
    Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation, depletion, and amortization                  128,195         88,980        416,699        308,039
         Deferred income taxes                                       40,284         53,119        212,476        139,214
         Increase in accounts receivable                            201,861        366,561       (304,140)      (194,420)
         Increase in other current assets                            56,714        (55,463)       (22,353)       (50,441)
         Increase in other assets                                    (8,377)       (11,464)       (37,981)       (31,946)
         Increase in accounts payable                              (776,285)       207,095      1,092,591         64,109
         Decrease in other current liabilities                      136,915         36,405        (58,690)       (27,763)
                                                                ------------  -------------   ------------  -------------
                  Net cash (used in) provided by operating
                     activities                                     (64,296)       935,764      1,974,340        692,175
                                                                ------------  -------------   ------------  -------------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                         (1,055,819)    (1,302,264)    (4,225,530)    (2,870,185)
    Payments received on notes receivable                           500,000         50,000      1,720,000        100,000
                                                                ------------  -------------   ------------  -------------
                  Net cash used in investing activities            (555,819)    (1,252,264)    (2,505,530)    (2,770,185)
                                                                ------------  -------------   ------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of loan principal                                       (29,952)       (28,144)      (117,677)       (23,006)
    Proceeds from new loans                                       1,000,000        500,000        500,000      1,342,697
    Proceeds from issuance of common stock                                -              -              -        500,000
    Payment of financing issuance costs                                   -              -              -        (42,131)
    Establishment of financing reserve funds                              -              -              -        (75,843)
                                                                ------------  -------------   ------------  -------------
                  Net cash provided by financing activities         970,048        471,856        382,323      1,701,717
                                                                ------------  -------------   ------------  -------------

NET INCREASE (DECREASE) IN CASH                                     349,933        155,356       (148,867)      (376,293)

CASH, beginning of period                                           148,619        297,486        297,486        673,779
                                                                ------------  -------------   ------------  -------------
CASH, end of period                                              $  498,552    $   452,842       $148,619    $   297,486
                                                                ============  =============   ============  =============

SUPPLEMENTAL DISCLOSURE:
    Interest paid                                                $  166,083    $   175,382     $  606,505    $   450,501
                                                                ============  =============   ============  =============
    Income taxes paid                                            $   17,635    $    39,024     $  159,024    $   123,349
                                                                ============  =============   ============  =============

  The accompanying notes are an integral part of these financial statements.

                          VIRGINIA GAS STORAGE COMPANY

                         NOTES TO FINANCIAL STATEMENTS
               (including notes applicable to unaudited periods)



  1. DESCRIPTION OF OPERATIONS:

Virginia Gas Storage Company (the "Company") was organized in 1992 under the laws of the state of Virginia. The Company is 50 percent owned by Virginia Gas Company ("VGC") and 50 percent owned by a private investor. The primary business of the Company is to develop and operate natural gas storage and transmission facilities.

The Company's operations are subject to certain risks and uncertainties including, among others, the adequacy of future financing, the need for additional capital, dependence on major customers, and current and potential competitors with greater financial and marketing resources.

INTERIM FINANCIAL INFORMATION

The unaudited financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, include, in the opinion of management, all adjustments (that are normal and recurring in nature) necessary to present fairly the Company's financial position, results of operations, and cash flows. Operating results for the three months ended March 31, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

  2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes gas sales and transmission revenues upon delivery of gas to the common pipeline carrier. Storage revenues are recognized evenly throughout the contract terms with injection and withdrawal revenues recognized as natural gas is injected or withdrawn from the storage facility.

During the year ended December 31, 1995, the Company revised its method of recording certain revenue. Prior to 1995, recognition of transmission revenues was deferred for three months after the actual transmission of natural gas had occurred, primarily to match the recognition of revenues with the period these revenues were distributed to the working interest owners. The policy revision to record revenues on a current basis reflects the Company's ability to estimate its net revenues on a current basis. This change is reflected on a prospective basis beginning in January 1995 and results in 15 months of transmission revenues being recognized in 1995. The effect of this change was to increase revenue and net income by $110,000 and $43,000, respectively, for the year ended December 31, 1995.

PROPERTY AND EQUIPMENT

All direct and indirect costs relating to property acquisition, development costs and support equipment and facilities are capitalized as the properties are obtained or the facilities are placed into service. The Company provides for depreciation of property and equipment using the straight-line method over estimated useful lives ranging from 5 to 30 years.

CAPITALIZED INTEREST

The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Interest capitalized totaled $283,564 and $317,312 for the years ended December 31, 1996 and 1995, respectively. Interest capitalized totaled $73,502 (unaudited) and $96,047 (unaudited) in the three months ended March 31, 1997 and 1996, respectively.

OTHER ASSETS

In conjunction with the 1997 issuance of the Russell County, the 1995 issuance of the Buchanan County and the 1994 issuance of the Russell County and Buchanan County, Virginia, Natural Gas Facilities Revenue Bonds by the Industrial Development Authorities of the respective counties, reserve funds have been established by the trustee for each issuance. Amounts in the reserve funds will be used to make payments of principal and interest, whether at maturity, by acceleration, call for redemption, or otherwise, where trust funds accumulated by scheduled Company payments are insufficient to satisfy bond requirements. Such amounts are invested in debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies. The Company records these investments at cost and recognizes related interest as earned. The carrying value of investments approximates market value.

Costs incurred in conjunction with financing transactions are amortized on a basis that approximates the effective interest method.

INCOME TAXES

Income taxes are accounted for using the asset-and-liability method. Under the asset-and-liability method, deferred income taxes reflect the temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes.

  3. ACCOUNTS RECEIVABLE:

                                                     MARCH 31,    DECEMBER 31,
                                                       1997          1996
                                                   ------------   ------------
                                                    (unaudited)
          Trade receivables                         $  270,662     $  618,275
          Receivables from affiliated companies        564,947        469,656
          Pipeline operating expenses                   73,728         54,944
          Joint-interest receivables                   121,926         90,249
          Other                                            103            103
                                                   ------------   ------------
                                                    $1,031,366     $1,233,227
                                                   ============   ============

  4. NOTES RECEIVABLE:

                                                                                             MARCH 31,      DECEMBER 31,
                                                                                               1997             1996
                                                                                            -----------     ------------
                                                                                            (unaudited)

Notes receivable from Virginia Gas Company; interest receivable at 8%;
    principal received as consideration for the issuance of common shares,
    due 1997.                                                                               $       -       $        -

Note receivable from shareholder; interest receivable at 8%; principal received as consideration for the issuance of common shares. The note receivable
    from shareholder was collected in March 1997.                                                   -          500,000

Note receivable from Virginia Gas Exploration Company; interest receivable
    at 8%; principal balance due 1997.                                                         70,000           70,000
                                                                                            -----------     ------------

                                                                                               70,000          570,000
Less- Current portion                                                                         (70,000)        (570,000)
                                                                                            -----------     ------------

                                                                                            $       -       $        -
                                                                                            ===========     ============


  5. PROPERTY AND EQUIPMENT:

                                                               MARCH 31,       DECEMBER 31,
                                                                 1997             1996
                                                             -------------    -------------
                                                             (unaudited)

          Storage properties                                  $13,143,672      $12,095,480
          Pipelines                                             2,025,288        2,026,091
          Vehicles                                                133,742          133,742
          Office equipment                                         72,303           63,335
          Wells and pipelines in progress                          68,294           68,832
                                                             -------------    -------------
                                                               15,443,299       14,387,480
          Less- Accumulated depreciation, depletion, and
              amortization                                     (1,187,875)      (1,063,597)
                                                             -------------    -------------
                                                              $14,255,424      $13,323,883
                                                             =============    =============

  6. OTHER ASSETS:

                                                               MARCH 31,      DECEMBER 31,
                                                                 1997            1996
                                                             -------------    -------------
                                                             (unaudited)

          Restricted cash and investments-reserve funds        $  590,943     $  582,233
          Deferred debt issuance costs                            361,790        365,707
          Other                                                     7,826          8,159
                                                             -------------    -------------
                                                               $  960,559     $  956,099
                                                             =============    =============

  7. ACCOUNTS PAYABLE:

                                                                MARCH 31,     DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
                                                              (unaudited)

          Trade payables                                       $  671,555     $1,827,867
          Payable to affiliated companies                         745,170        365,143
                                                              ------------   ------------
                                                               $1,416,725     $2,193,010
                                                              ============   ============

  8. OTHER CURRENT LIABILITIES:

                                                                MARCH 31,     DECEMBER 31,
                                                                  1997           1996
                                                              ------------   ------------
                                                               (unaudited)

          Amounts due affiliated companies                      $  30,561      $  46,255
          Funds held for future distribution                      101,154          8,120
          Income taxes payable                                     58,377         17,569
          Other                                                    55,752         36,985
                                                              ------------   ------------
                                                                $ 245,844      $ 108,929
                                                              ============   ============

  9. LONG-TERM DEBT:

                                                                                          MARCH 31,     DECEMBER 31,
                                                                                            1997             1996
                                                                                        ------------     ------------
                                                                                        (unaudited)
Note payable to Virginia Gas Company; interest payable at 8.88%; principal
    payable in maturities of $12,000 to $241,000 from 1995 to 2017.                       $ 2,549,094      $ 2,567,837

Note payable to Virginia Gas Company; interest payable at 7.35%; principal
    payable in maturities of $13,000 to $77,000 from 1996 to 2023.                          1,015,300        1,018,579

Notes payable to Virginia Gas Distribution Company; interest payable at 9%;
    principal payable in maturities of $1,000 to $91,000 from 1999 to 2020.                 1,000,000        1,000,000

Notes payable to Virginia Gas Distribution Company; interest payable at 9.5%;
    principal payable in maturities of $30,000 to $123,000 from 2002
    to 2017.                                                                                1,000,000                -

Note payable to Virginia Gas Company; interest payable at 9%; principal payable
    in maturities of $1,000 to $77,000 from 1999 to 2020.                                     842,697          842,697

Notes payable to Virginia Gas Distribution Company; interest payable at 8.88%;
    principal payable in maturities of $3,000 to $53,000 from 1995 to
    2017.                                                                                     564,407          568,557

Notes payable to Virginia Gas Distribution Company; interest payable at 7.35%;
    principal payable in maturities of $6,000 to $36,000 from 1996 to
    2023.                                                                                     469,283          470,798

Notes payable through 1999 with interest from 8.0% to 12.75%; secured by assets with a book value of $19,380 as of March 31, 1997
                                                                                               20,394           22,659
                                                                                          ------------     ------------
                                                                                            7,461,175        6,491,127
Less- Current portion                                                                        (106,395)        (104,915)
                                                                                          ------------     ------------

Long-term debt                                                                             $7,354,780       $6,386,212
                                                                                          ============     ============


In February 1997, the Industrial Development Authority of Russell County, Virginia (the "Russell County Authority"), issued its Subordinated Natural Gas Facilities Revenue Bonds Series 1997 with principal of $9,100,000. A portion ($1,000,000) of the proceeds was loaned to the Company by Virginia Gas Distribution Company.

In December 1995, the Industrial Development Authority of Buchanan County, Virginia (the "Buchanan County Authority"), issued its Senior Subordinated Natural Gas Facilities Revenue Bonds Series 1995 with principal of $3,750,000. A portion ($842,697) of the proceeds was allocated to the Company by VGC which was used by the Company to construct natural gas storage facilities to support natural gas distribution facilities owned by Virginia Gas Distribution Company.

In January 1994, the Industrial Development Authority of Russell County, Virginia (the "Russell County Authority"), issued its Natural Gas Revenue Bond Series A and B with combined principal of $3,000,000. A portion ($1,330,000) of the proceeds was allocated to the Company by an affiliated company, which was used by the Company to construct natural gas storage and gathering facilities to support natural gas distribution facilities owned by Virginia Gas Distribution Company.

In November 1994, the Buchanan County Authority issued its Natural Gas Revenue Bond Series A with principal of $4,250,000. A portion ($2,655,306) of the proceeds was allocated to the Company by VGC which was used by the Company to construct natural gas storage and gathering facilities to support natural gas distribution facilities owned by Virginia Gas Distribution Company.

As of December 31, 1996, principal payments on long-term debt for the next five years are as follows:

          1997                                             $  104,915
          1998                                                109,450
          1999                                                132,363
          2000                                                 89,441
          2001                                                143,117

10.  SALES TO MAJOR CUSTOMERS:

One of the Company's customers accounted for 12 percent and 20 percent while another customer accounted for 45 percent and 29 percent, respectively, of operating revenue for the years ended December 31, 1996 and 1995. One customer accounted for 10 percent of 1996 operating revenue while another customer accounted for 12 percent of 1995 operating revenue. One of the Company's customers accounted for 55 percent and 64 percent, respectively, of operating revenue for the three months ended March 31, 1997 and 1996.

11.  COMMITMENTS:

Certain of the Company's leases require the Company to pay minimum rentals. The aggregate minimum rental payments on leases for the next five years are as follows:

          1997                                             $  91,523
          1998                                                91,523
          1999                                                62,373
          2000                                                59,723
          2001                                                59,723

12.  INCOME TAXES:

The components of the provision for income taxes are as follows:

                                 THREE MONTHS ENDED           YEARS ENDED
                                     MARCH 31                  DECEMBER 31
                                1997          1996          1996          1995
                             ----------    ----------    ----------    ----------
                                  (unaudited)
          Current:
              Federal         $ 40,284      $ 75,942      $135,630      $108,482
              State                  -             -             -        13,668
                             ----------    ----------    ----------    ----------
                                40,284        75,942       135,630       122,150
                             ----------    ----------    ----------    ----------

          Deferred:
              Federal           40,284        53,119       212,476       139,214
              State                  -             -             -             -
                             ----------    ----------    ----------    ----------
                                40,284        53,119       212,476       139,214
                             ----------    ----------    ----------    ----------
                              $ 80,568      $129,061      $348,106      $261,364
                             ==========    ==========    ==========    ==========


The components of deferred tax assets and liabilities are as follows:

                                                              MARCH 31,      DECEMBER 31,
                                                                1997            1996
                                                             ----------      ----------
                                                             (unaudited)

          Deferred tax assets:
              Minimum tax credit carryforwards                $  4,656        $  4,656
                                                             ----------      ----------

          Deferred tax liabilities:
              Capital assets                                   596,626         556,342
                                                             ----------      ----------
                            Net deferred tax liabilities      $591,970        $551,686
                                                             ==========      ==========


The Company has no valuation allowances as of December 31, 1996, or as of March 31, 1997, and there were no changes in the valuation allowance during the years ended December 31, 1996 and 1995, or during the three months ended March 31, 1997 and 1996.

A reconciliation of the tax provision at the statutory Federal income tax rate and the Company's actual provision for income tax is as follows.

                                                               THREE MONTHS ENDED             YEARS ENDED
                                                                    MARCH 31                  DECEMBER 31
                                                               1996          1995          1996          1995
                                                           -----------    ----------    ----------    ----------
                                                                 (unaudited)

          Tax at statutory rate                             $  80,568      $129,061      $348,106      $253,894
          State income taxes, less Federal benefit                  -             -             -        10,961
          Other, net                                                -             -             -        (3,491)
                                                           -----------    ----------    ----------    ----------
                                                            $  80,568      $129,061      $348,106      $261,364
                                                           ===========    ==========    ==========    ==========


13.  RELATED-PARTY TRANSACTIONS:

With the exception of sales and storage fees charged to outside third parties, a significant portion of the Company's transactions is with VGC and affiliated companies.

VGC provides certain general and administrative services for the Company. These services include professional services, insurance coverage and administrative services (with associated costs). Accordingly, management fees of $105,000 and $180,000 have been charged to the Company by VGC for the years ended December 31, 1996 and 1995, respectively. Other transactions with affiliated companies includes purchases of natural gas, natural gas storage and technical services provided for and by affiliated companies.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Virginia Gas Distribution Company:

We have audited the accompanying balance sheet of Virginia Gas Distribution Company as of December 31, 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virginia Gas Distribution Company as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Richmond, Virginia
March 7, 1997

                       VIRGINIA GAS DISTRIBUTION COMPANY

                                 BALANCE SHEETS

                                     ASSETS

                                                                        MARCH 31,       DECEMBER 31,
                                                                           1997             1996
                                                                      -------------    -------------
                                                                      (Unaudited)

CURRENT ASSETS:
    Cash                                                               $ 1,424,217      $    16,166
    Accounts receivable                                                    660,131          151,752
    Other current assets                                                   102,038          154,920
    Notes receivable                                                        26,356           26,004
                                                                      -------------    -------------
                  Total current assets                                   2,212,742          348,842

PROPERTY AND EQUIPMENT, net                                              3,318,165        2,755,660

NOTES RECEIVABLE                                                         4,370,557        3,413,066

DEFERRED TAX ASSET                                                               -            1,995

OTHER ASSETS                                                               953,108          546,798
                                                                      -------------    -------------
                  Total assets                                         $10,854,572      $ 7,066,361
                                                                      =============    =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                                  $    39,815      $    39,240
    Accounts payable                                                       547,636          462,095
    Other current liabilities                                               49,755           33,368
                                                                      -------------    -------------
                  Total current liabilities                                637,206          534,703

LONG-TERM DEBT                                                           8,656,551        5,018,064

DEFERRED INCOME TAXES                                                       14,739                -
                                                                      -------------    -------------
                  Total liabilities                                      9,308,496        5,552,767
                                                                      -------------    -------------

STOCKHOLDERS' EQUITY:
    Common stock - no par value, 100,000 shares authorized, 75,000
       (unaudited) shares issued and outstanding as of March 31,
       1997; no par value, 75,000 issued and outstanding as of
       December 31, 1996
                                                                         1,500,000        1,500,000
    Retained earnings                                                       46,076           13,594
                                                                      -------------    -------------
                  Total stockholders' equity                             1,546,076        1,513,594
                                                                      -------------    -------------
                  Total liabilities and stockholders' equity           $10,854,572      $ 7,066,361
                                                                      =============    =============

     The accompanying notes are an integral part of these balance sheets.

                       VIRGINIA GAS DISTRIBUTION COMPANY

                              STATEMENTS OF INCOME


                                                          FOR THE THREE MONTHS             FOR THE YEARS ENDED
                                                              ENDED MARCH 31                     DECEMBER 31
                                                          1997            1996             1996             1995
                                                      -------------   -------------   --------------   --------------
                                                               (unaudited)

REVENUE:
    Operating revenue                                  $   220,084     $   158,914     $    629,280      $   556,052
    Interest income                                         96,422          78,212          320,836          129,249
    Other income                                            21,844          17,611           72,949           33,887
                                                      -------------   -------------   --------------   --------------
                                                           338,350         254,737        1,023,065          719,188
                                                      -------------   -------------   --------------   --------------
EXPENSES:
    Purchased gas expense                                  120,530          77,164          330,332          234,297
    Operation and maintenance expense                       18,955           8,991           55,032           50,563
    Depreciation, depletion, and amortization               23,149          17,419           78,013           76,162
    General and administrative                              31,104          27,322          191,619          125,982
                                                      -------------   -------------   --------------   --------------
                                                           193,738         130,896          654,996          487,004
                                                      -------------   -------------   --------------   --------------

OTHER EXPENSE:
    Interest                                                86,778          82,848          358,158          147,915
    Other                                                    8,618           6,448            3,676            9,140
                                                      -------------   -------------   --------------   --------------
                                                            95,396          89,296          361,834          157,055
                                                      -------------   -------------   --------------   --------------

INCOME BEFORE INCOME TAXES                                  49,216          34,545            6,235           75,129

PROVISION FOR INCOME TAXES                                  16,734          11,745            2,120           25,544
                                                      -------------   -------------   --------------   --------------

NET INCOME                                             $    32,482     $    22,800     $      4,115     $     49,585
                                                      =============   =============   ==============   ==============

VIRGINIA GAS COMPANY'S EQUITY IN VIRGINIA GAS          $    16,241     $    11,400     $      2,058     $     24,792
    DISTRIBUTION COMPANY'S EARNINGS                   =============   =============   ==============   ==============

  The accompanying notes are an integral part of these financial statements.

                       VIRGINIA GAS DISTRIBUTION COMPANY

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                             RETAINED
                                                             EARNINGS
                                          COMMON STOCK       (DEFICIT)
                                          ------------     -------------

BALANCE, December 31, 1994                 $1,500,000       $   (40,106)
    Net income                                      -            49,585
                                          ------------     -------------

BALANCE, December 31, 1995                  1,500,000             9,479
    Net income                                      -             4,115
                                          ------------     -------------

BALANCE, December 31, 1996                  1,500,000            13,594
    Net income (unaudited)                          -            32,482
                                          ------------     -------------

BALANCE, March 31, 1997 (unaudited)        $1,500,000       $    46,076
                                          ============     =============

  The accompanying notes are an integral part of these financial statements.

                       VIRGINIA GAS DISTRIBUTION COMPANY

                            STATEMENTS OF CASH FLOWS

                                                                    FOR THE THREE MONTHS           FOR THE YEARS ENDED
                                                                       ENDED MARCH 31                 DECEMBER 31
                                                                    1997           1996           1996            1995
                                                                ------------  -------------  -------------  -------------
                                                                      (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                  $    32,482    $    22,800    $     4,115    $    49,585
    Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation, depletion, and amortization                   23,149         17,419         78,013         76,162
         Deferred income taxes                                       16,734            530          2,120         22,197
         (Increase) decrease in accounts receivable                (508,379)        (4,142)        52,074       (108,776)
         Decrease (increase) in receivable from
           affiliate
                                                                          -      1,562,500      1,562,500     (1,562,500)
         Decrease (increase) in other current assets                 52,882         61,722         (3,220)       (81,914)
         Increase in other assets                                    (4,723)        (1,680)       (25,239)        (6,973)
         Increase (decrease) in accounts payable                     85,541       (142,315)       227,747         68,609
         Increase (decrease) in other current liabilities            16,387        (59,037)       (70,345)        82,471
                                                                ------------  -------------  -------------  -------------
                  Net cash (used in) provided by operating
                     activities                                    (285,927)     1,457,797      1,827,765     (1,461,139)
                                                                ------------  -------------  -------------  -------------


CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                           (583,239)      (147,823)      (674,263)      (412,178)
    Loans made to affiliated companies                           (1,000,000)    (1,500,000)    (1,500,000)      (500,000)
    Payments received on notes receivable                            42,157         10,727         98,200         20,741
                                                                ------------  -------------  -------------  -------------
                  Net cash used in investing activities          (1,541,082)    (1,637,096)    (2,076,063)      (891,437)
                                                                ------------  -------------  -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of loan principal                                       (10,938)        (9,496)       (42,223)        (4,644)
    Proceeds from new loans                                       3,650,000              -              -      2,881,314
    Payment of financing costs                                      (75,502)             -              -        (66,368)
    Establishment of financing reserve funds                       (328,500)             -              -       (259,129)
                                                                ------------  -------------  -------------  -------------
                  Net cash provided by (used in) financing
                     activities                                   3,235,060         (9,496)       (42,223)     2,551,173
                                                                ------------  -------------  -------------  -------------


NET INCREASE (DECREASE) IN CASH                                   1,408,051       (188,795)      (290,521)       198,597

CASH, beginning of period                                            16,166        306,687        306,687        108,090
                                                                ------------  -------------  -------------  -------------

CASH, end of period                                              $1,424,217    $   117,892    $    16,166    $   306,687
                                                                ============  =============  =============  =============

SUPPLEMENTAL DISCLOSURE:
    Interest paid                                               $   137,163    $   186,693    $   533,085    $    97,181
                                                                ============  =============  =============  =============
    Income taxes paid                                           $         -    $         -    $         -    $
                                                                ============  =============  =============  =============

  The accompanying notes are an integral part of these financial statements.

                       VIRGINIA GAS DISTRIBUTION COMPANY


                         NOTES TO FINANCIAL STATEMENTS
               (including notes applicable to unaudited periods)



  1. DESCRIPTION OF OPERATIONS:

Virginia Gas Distribution Company (the "Company") was organized during 1992 under the laws of the state of Virginia. The Company is 50 percent owned by Virginia Gas Company ("VGC") and 50 percent owned by a private investor. The primary business of the Company is to develop and operate natural gas distribution systems, located primarily in the southwestern counties of the Commonwealth of Virginia.

The Company's operations are subject to certain risks and uncertainties including, among others, the adequacy of future financing, the need for additional capital, dependence on major customers, and current and potential competitors with greater financial and marketing resources.

INTERIM FINANCIAL INFORMATION

The unaudited financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, include, in the opinion of management, all adjustments (that are normal and recurring in nature) necessary to present fairly the Company's financial position, results of operations, and cash flows. Operating results for the three months ended March 31, 1997, are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

  2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenue in the period the natural gas is delivered to the customer.

PROPERTY AND EQUIPMENT

All direct and indirect costs relating to property acquisition, development costs, and support equipment and facilities are capitalized as the properties are obtained or the facilities are placed into service. The Company provides for depreciation of property and equipment using the straight-line method over estimated useful lives ranging from 5 to 30 years.

CAPITALIZED INTEREST

The Company capitalizes interest on expenditures for significant projects while activities are in progress to bring the assets to their intended use. Interest capitalized totaled $74,927 and $25,930 for the years ended December 31, 1996 and 1995, respectively. Interest capitalized totaled $58,895 (unaudited) and $25,439 (unaudited) for the three months ended March 31, 1997 and 1996, respectively.

OTHER ASSETS

In conjunction with the 1997 issuance of the Russell County, the 1995 issuance of the Buchanan County and the 1994 issuance of the Russell County and Buchanan County, Virginia, Natural Gas Facilities Revenue Bonds by the Industrial Development Authorities of the respective counties, reserve funds have been established by the trustee for each issuance. Amounts in the reserve funds will be used to make payments of principal and interest, whether at maturity, by acceleration, call for redemption, or otherwise, where trust funds accumulated by scheduled Company payments are insufficient to satisfy bond requirements. Such amounts are invested in debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies. The Company records these investments at cost and recognizes related interest as earned. The carrying value of investments approximates market value.

Costs incurred in conjunction with financing transactions are amortized on a basis that approximates the effective interest method.

INCOME TAXES

Income taxes are accounted for using the asset-and-liability method. Under the asset-and-liability method, deferred income taxes reflect the temporary differences between assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes.

3.   NOTES RECEIVABLE

                                                                                           MARCH 31,      DECEMBER 31,
                                                                                             1997             1996
                                                                                         ------------     ------------
                                                                                          (unaudited)

Note receivable from Virginia Gas Storage Company; interest receivable at
    8.88%; principal due in maturities of $3,000 to $53,000 from 1995 to
    2017.                                                                                $    564,407     $    568,557

Notes receivable from Virginia Gas Storage Company; interest receivable at 9%;
    principal due in maturities of $1,000 to $91,000 from
    1999 to 2020.                                                                           1,000,000        1,000,000

Note receivable from Virginia Gas Pipeline Company; interest receivable at 9%;
    principal due in maturities of $1,000 to $91,000 from
    1999 to 2020.                                                                             965,000        1,000,000

Note receivable from Virginia Gas Storage Company; interest receivable at 9.5%;
    principal due in maturities of $30,000 to $123,000 from 2002 to
    2017.                                                                                   1,000,000                -

Note receivable from Virginia Gas Storage Company; interest receivable at
    7.35%; principal due in maturities of $6,000 to $36,000 from 1996 to
    2023.                                                                                     469,283          470,798

Note receivable from Virginia Gas Exploration Company; interest receivable at
    7.35%; principal due in maturities of $5,000 to $30,000 from 1996 to
    2023.                                                                                     394,061          395,333
Other                                                                                           4,162            4,382
                                                                                        --------------   --------------

                                                                                            4,396,913        3,439,070
Less- Current portion                                                                         (26,356)         (26,004)
                                                                                        --------------   --------------

                                                                                           $4,370,557      $ 3,413,066
                                                                                        ==============   ==============

  4. PROPERTY AND EQUIPMENT:

                                                               MARCH 31,     DECEMBER 31,
                                                                 1997             1996
                                                             -------------  -------------
                                                             (unaudited)

          Pipelines                                           $ 2,357,391      $ 2,343,856
          Project and construction in progress                  1,151,395          555,232
          Other property and equipment                             77,927          104,386
                                                             -------------  --------------
                                                                3,586,713        3,003,474
          Less- Accumulated depreciation and amortization
                                                                 (268,548)        (247,814)
                                                             -------------  --------------
                                                              $ 3,318,165      $ 2,755,660
                                                             =============  ==============

  5. OTHER ASSETS:

                                                               MARCH 31,      DECEMBER 31,
                                                                 1997              1996
                                                             -------------  --------------
                                                             (unaudited)

          Restricted cash and investments-reserve funds       $   729,840      $   396,285
          Defined debt issuance costs                             220,279          147,191
          Other                                                     2,989            3,322
                                                             -------------  --------------
                                                              $   953,108      $   546,798
                                                             =============  ==============


  6. LONG-TERM DEBT:

                                                                                           MARCH 31,     DECEMBER 31,
                                                                                             1997             1996
                                                                                        --------------   --------------
                                                                                         (unaudited)

Note payable to Virginia Gas Company; interest payable at 9.5%; principal
    payable in maturities of $110,000 to $447,000 from 2002 to 2017.                      $ 3,650,000    $
                                                                                                                     -

Note payable to Virginia Gas Company; interest payable at 9%; principal payable in maturities of $4,000 to $263,000 from
    1999 to 2020.                                                                           2,879,214        2,879,214

Note payable to Virginia Gas Company; interest payable at 7.35%; principal
    payable in maturities of $17,000 to $97,000 from 1996 to 2023.                          1,280,697        1,284,833

Note payable to Virginia Gas Company; interest payable at 8.88%; principal
    payable in maturities of $4,000 to $84,000 from 1995 to 2017.                             885,943          892,457

Note payable through 1997 with interest, secured by an asset with a book
    value of $1,505.                                                                              512              800
                                                                                         -------------    -------------

                                                                                            8,696,366        5,057,304
Less- Current portion                                                                         (39,815)         (39,240)
                                                                                         -------------    -------------

Long-term debt                                                                            $ 8,656,551      $ 5,018,064
                                                                                         =============    =============


In February 1997, the Industrial Development Authority of Russell County, Virginia (the "Russell County Authority"), issued its Subordinated Natural Gas Facilities Revenue Bonds Series 1997 with principal of $9,100,000. A portion ($3,650,000) of the proceeds was allocated to the Company by VGC and is being used to construct a natural gas distribution facility in and around the town of Lebanon, Virginia.

In December 1995, the Industrial Development Authority of Buchanan County, Virginia (the "Buchanan County Authority"), issued its Senior Subordinated Natural Gas Facilities Revenue Bonds Series 1995 with principal of $3,750,000. A portion ($2,879,214) of the proceeds was allocated to the Company by VGC which was used by the Company to extend existing natural gas distribution facilities in and around the town of Grundy, Virginia.

In January 1994, Russell County Authority issued its Natural Gas Revenue Bond Series A and B with combined principal of $3,000,000. A portion ($1,300,000) of the proceeds was allocated to the Company by VGC which was used by the Company to construct a natural gas distribution facility in and around the town of Castlewood, Virginia.

In November 1994, the Buchanan County Authority issued its Natural Gas Revenue Bond Series A with principal of $4,250,000. A portion ($922,857) of the proceeds was allocated to the Company by VGC which was used by the Company to construct a natural gas distribution facility in and around the town of Grundy, Virginia.

As of December 31, 1996, principal payments on long-term debt for the next five years are as follows:

          1997                                          $  39,240
          1998                                             41,347
          1999                                             74,435
          2000                                             81,048
          2001                                            102,339

  7. SALES TO MAJOR CUSTOMERS:

One of the Company's customers accounted for 35 percent and 35 percent, one customer accounted for 20 percent and 23 percent, while another customer accounted for 14 percent and 16 percent, respectively, of operating revenue for the years ended December 31, 1996 and 1995. One of the Company's customers accounted for 42 percent and 40 percent, while another customer accounted for 24 percent and 25 percent, respectively, of operating revenue for the three months ended March 31, 1997 and 1996.

  8. INCOME TAXES:

The components of the provision for income taxes are as follows:

                               THREE MONTHS ENDED             YEARS ENDED
                                     MARCH 31                 DECEMBER 31
                               1997          1996         1996            1995
                           -----------    ----------  ------------    ----------
                                   (unaudited)

          Current:
              Federal       $              $ 11,215    $               $  3,347
              State                 -             -             -             -
                           -----------    ----------  ------------    ----------
                                    -        11,215             -         3,347
                           -----------    ----------  ------------    ----------

          Deferred:
              Federal          16,734           530         2,120        22,197
              State                 -             -             -             -
                           -----------    ----------  ------------    ----------
                               16,734           530         2,120        22,197
                           -----------    ----------  ------------    ----------
                            $  16,734      $ 11,745    $    2,120      $ 25,544
                           ===========    ==========  ============    ==========


The significant components of deferred tax assets and liabilities are as follows:

                                                                      MARCH 31,    DECEMBER 31,
                                                                        1997            1996
                                                                    -------------  -------------
                                                                     (unaudited)

          Deferred tax assets:
              Net operating loss carryforward                         $ 128,657       $ 128,657
                                                                    -------------  -------------

          Deferred tax liabilities:
              Capital assets                                            143,396         126,662
                                                                    -------------  -------------
                            Net deferred tax (liabilities) assets    $  (14,739)      $   1,995
                                                                    =============  =============


The Company has no valuation allowances as of December 31, 1996, or as of March 31, 1997, and there were no changes in the valuation allowance during the years ended December 31, 1996 or 1995, or during the three months ended March 31, 1997 and 1996, respectively.

The Company's actual provision for income tax as of December 31, 1996 and 1995, and for the three months ended March 31, 1997 and 1996, approximates the tax provision at the statutory Federal income tax rate.

  9. RELATED-PARTY TRANSACTIONS:

With the exception of sales to outside third parties, a significant portion of the Company's transactions is with VGC and affiliated companies.

VGC provides certain general and administrative services for the Company. These services include professional services, insurance coverage and administrative services (with associated costs). Accordingly, management fees of $14,000 and $24,000 have been charged to the Company by VGC for the years ended December 31, 1996 and 1995, respectively. Other transactions with affiliated companies include purchases of natural gas, natural gas storage and technical services provided for and by affiliated companies.

[The map to be included on the inside back cover page of the prospectus depicts the existing storage facilities operated by the Company and the Storage Company in western Virginia. It also depicts the existing and proposed pipelines of the Company in red and existing interstate pipelines in blue. It depicts certain gas gathering lines of Columbia Gas Transmission Company in green.]

 ====================================================     =================================================================




      NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS
 BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE
 ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN
 THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH
 INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
 UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.  THIS
 PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A
 SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO                       VIRGINIA GAS COMPANY
 ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER
 OR SOLICITATION WOULD BE UNLAWFUL.



                          TABLE OF CONTENTS



                                                   PAGE

 Available Information . . . . . . . . . . . .      2

 Prospectus Summary  . . . . . . . . . . . . .      4

 The Company . . . . . . . . . . . . . . . . .      4
                                                                                COMMON STOCK
 Risk Factors  . . . . . . . . . . . . . . . .      8                               AND
                                                                                COMMON STOCK
 Common Stock Price Range  . . . . . . . . . .     13                        PURCHASE WARRANTS

 Capitalization  . . . . . . . . . . . . . . .     13

 Dividend Policy . . . . . . . . . . . . . . .     14

 Selected Consolidated Financial and Operating                       ----------------------------------

 Data  . . . . . . . . . . . . . . . . . . . .     14                            PROSPECTUS

 Management's Discussion and Analysis of                             ---------------------------------

 Financial Condition and Results of Operations     16
                                                                             ____________, 1997
 Business  . . . . . . . . . . . . . . . . . .     24

 Management  . . . . . . . . . . . . . . . . .     34

 Description of Securities . . . . . . . . . .     39

 Shares Eligible for Future Sale . . . . . . .     43

 Selling Securityholders . . . . . . . . . . .     44

 Experts . . . . . . . . . . . . . . . . . . .     46

 Other Matters . . . . . . . . . . . . . . . .     46

 Glossary  . . . . . . . . . . . . . . . . . .     47

 Financial Statements  . . . . . . . . . . . .    F-1





 =======================================================   ================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VI of the Registrant's Bylaws provide that the Registrant shall indemnify its officers, directors and employees to the full extent permitted by Section 145 of the Delaware General Corporation Law.


         Section 8 of the Underwriting Agreement filed as Exhibit 1.1 hereto provides for reciprocal indemnification between the Registrant and Anderson & Strudwick Incorporated against certain liabilities in connection with the offering contemplated by this Registration Statement, including liabilities under the Securities Act of 1933, as amended (the "Act").


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the Securities offered by the Selling Securityholders. All of the amounts shown are estimates.




                Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . .               10,000

                Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .               20,000

                Printing Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                5,000
                                                                                                           -------

                        Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $35,000



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Set forth below is certain information concerning all sales of securities by the Registrant during the past three years that were not registered under the Act. The information set forth below gives effect to a 103.1667-for-1 split of the Company's Common Stock effected on June 10, 1996.

1. The following shares of Common Stock have been privately placed during the past three years:


 Date                              Number of Shares                Purchaser              Total Offering Price
 ----                              ----------------                ---------              --------------------
 August 3, 1996                       15,000                    Michael L. and           $     90,000
                                                               Karen K. Edwards

 August 3, 1996                       15,000                    Allan R. Poole II        $     90,000

 August 3, 1996                        4,200                    John D. Jessee           $     25,200

 August 3, 1996                        2,000                     Mark N. Witt            $     12,000

 August 3, 1996                        2,000                Frank A. Merendino, Jr.      $     12,000

 August 3, 1996                        1,000                   Lydia J. Sinemus          $      6,000

 August 3, 1996                          800                  Bradley L. Swanson         $      4,800

 July 30, 1996                        42,000                   Allan R. Poole II         $    252,000

 May 31, 1996                        800,058                  Dr. James T. Martin        $  4,800,345

 November 1, 1994                     20,634                 Marlene Kissler and         $    200,000
                                                                 Eric Verzuh, JT

         These shares were sold to employees of the Company, relatives and accredited investors in reliance on Section 4(2) of the Act based on the limited number of purchasers, their sophistication and close relationship to principals of the Company and access to information regarding the Company as a result of these relationships.

2. The following shares of Common Stock have been issued as the result of the exercise of stock options:

 Date                            Number of Shares                 Purchaser            Total Offering Price
 ----                            ----------------                 ---------            --------------------
 December 29, 1995                 5,159                         David Street                $ 25,000

 December 21, 1995                23,213                   Frank A. Merendino, Jr.           $  5,000

 December 20, 1995                 4,127                       Scott R. Colson               $  8,000

 December 20, 1995                 4,127                        Sara L. Colson               $  8,000

 December 13, 1995                82,534                     Marlene Kissler and             $400,000
                                                               Eric Verzuh, JT

 July 5, 1995                      5,159                   Frank A. Merendino, Jr.           $ 10,000

 December 29, 1994                32,292                       Joan M. Edwards               $ 62,600

 December 29, 1994                 6,397                         Mark N. Witt                $ 12,400

         These stock options were issued to employees of the Company, relatives and accredited investors and were issued in reliance on Section 4(2) of the Act based on the limited number of purchasers, their sophistication and close relationship to principals of the Company and access to information regarding the Company as a result of these relationships. No underwriters were involved in these transactions.

3. On September 28, 1995, 2,000 shares of the Registrant's Series A were issued to Sirrom Capital Corporation for an aggregate purchase price of $2,000,000. This sale was made in reliance on Section 4(2) of the Act. Sirrom Capital Corporation is a venture capital firm which qualifies as an accredited investor and is extremely sophisticated. Sirrom Capital Corporation had access to all the records of the Company before its purchase of this stock. No underwriter was involved in this transaction.

4. On September 28, 1995, Registrant issued warrants to Sirrom Capital Corporation to purchase 54,163 shares of Registrant's Common Stock (increasing to up to 94,398 shares in the event Registrant has not redeemed the Series A Preferred Shares by September 28, 2000), at a purchase price of $.0001 per share. The warrant was issued in consideration of the purchase of the Series A by Sirrom Capital Corporation. Sirrom Capital Corporation is a venture capital firm which qualifies as an accredited investor and is extremely sophisticated. Sirrom Capital Corporation had access to all the records of the Company before its purchase of this security. No underwriter was involved in the transaction and the sale was made in reliance on Section 4(2) of the Act.

5. As of July 31, 1996, Registrant had options issued and outstanding to an officer of the Company to purchase 2% of Registrant's Common Stock at an exercise price of $8.72 per share. No underwriter was involved in the transaction and the option was issued in consideration of the employee's services. The option was issued in reliance on Section 4(2) of the Act. As an officer of the Company this option holder had full access to information about the Company and is sophisticated.

ITEM 27.  EXHIBITS


         The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.



EXHIBIT
-------
* 1.1      Form of Underwriting Agreement

* 1.2      Escrow Agreement

* 1.3      Selected Dealer Agreement

* 3.1      Amended and Restated Certificate of Incorporation

* 3.2      Bylaws

* 4.1      Specimen Common Stock Certificate

* 4.2      Warrant to Anderson & Strudwick Incorporated

* 4.3      Shareholder "Lock-Up" Agreement

* 5.1      Opinion of Bright & Barnes a Professional Corporation  as to the legality of the securities being registered

* 9.1      Shareholders' Agreement and Voting Trust

*10.1      Series A  Securities Purchase Agreement by and between Virginia Gas Company and Sirrom Capital  Corporation

*10.2      Stock Purchase Warrant issued by Virginia Gas Company to Sirrom Capital Corporation

*10.3      Placement Agreement between Virginia Gas Company and Anderson & Strudwick Incorporated

*10.4      Employment Agreement between Virginia Gas Company and Frank A. Merendino, Jr.

*10.5      Employment Agreement between Virginia Gas Company and Mark N. Witt

*10.6      Employment Agreement between Virginia Gas Company and Michael L. Edwards

*10.7      Lease Agreement between J.D. Morefield, et. al. and Virginia Gas Company

*10.8      Firm Gas Storage Agreement between Virginia Gas Storage Company and Roanoke Gas Company

*10.9      Firm Storage Service Agreement between Virginia Gas Storage Company and Powell-Clinch
           Utility District

*10.10     Firm Storage Service Agreement between Virginia Gas Storage Company and the Public Utility
           District of Jefferson and Cocke Counties, Tennessee

*10.11     Gas Storage Agreement between Virginia Gas Storage Company and United Cities Gas Company

*10.12     Firm Gas Storage Agreement between Virginia Gas Storage Company and Knoxville Utilities
           Board

*10.13     Winter Service Firm Natural Gas Sales Agreement between Virginia Gas Storage Company and
           Knoxville Utilities Board

*10.14     Agreement for Construction, Ownership and Operation of the Haysi Gathering System between
           Virginia Gas Storage Company and Penn Virginia Resources Corporation

*10.15     Interruptible Gathering Service Agreement between Columbia Gas Transmission Corporation and
           Virginia Gas Storage Company

*10.16     Transfer Agreement between Virginia Gas Company and Tenneco Energy Resources Corporation

*10.17     Promissory Note in principal amount of $1,725,000 in favor of Tenneco Energy Resources
           Corporation

*10.18     United Cities Contract

*10.19     Pipeline Balancing Agreement between East Tennessee Natural Gas Company and Virginia Gas
           Pipeline Company

*10.20     Warrant to Shareholders

 10.21     Amendment to Transfer Agreement between Virginia Gas Company and Tenneco Energy
           Marketing Company, successor-in-interest to Tenneco Energy Resources Corporation
           (incorporated by reference to Exhibit 10.17 to Virginia Gas Company's Form 10-KSB
           for the fiscal year ended December 31, 1996)

 10.22     Firm Storage Service Agreement between Virginia Gas Storage Company and Sevier County
           Utility District (incorporated by reference to Exhibit 10.22 to Virginia Gas Company's Form
           10-KSB for the fiscal year ended December 31, 1996)

 10.23     Firm Storage Service Agreement between Virginia Gas Storage Company and Natural Gas
           Utility District of Hawkins County (incorporated by reference to Exhibit 10.23 to Virginia
           Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)

 10.24     Firm Storage Service Agreement between Virginia Gas Pipeline Company and Citizens
           Gas Utility District (incorporated by reference to Exhibit 10.24 to Virginia Gas Company's
           Form 10-KSB for the fiscal year ended December 31, 1996)

*10.25     Firm Gas Storage Agreement between Virginia Gas Pipeline Company and Knoxville
           Utilities Board (incorporated by reference to Exhibit 10.25 to Virginia Gas Company's
           Form 10-KSB for the fiscal year ended December 31, 1996)

 21.1      Subsidiaries and Affiliates of the Registrant (incorporated by reference to Exhibit 21.1 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)

*23.1      Consent of Bright & Barnes a Professional Corporation (included in Exhibit 5.1)

 23.2      Consent of Arthur Andersen LLP

*24.1      Powers of Attorney

 27.1      Financial Data Schedule (incorporated by reference to Exhibit 27.1 to Virginia Gas Company's
           Form 10-KSB for the fiscal year ended December 31, 1996)


-----------------
*   Previously filed

ITEM 28.  UNDERTAKINGS

           The undersigned Registrant hereby undertakes that it will:

           (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                 (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                 (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) Include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

           Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions of its Certificate of Incorporation, its Bylaws, or the Delaware General Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           The undersigned Registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) or (4) or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           The undersigned Registrant hereby undertakes to provide the underwriters, at the closing specified in the underwriting Agreement, certificates in such denominations and registered in the such names as required by the underwriters to permit prompt delivery to each purchaser.

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


           In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abingdon, Commonwealth of Virginia, on June 3, 1997.



                              VIRGINIA GAS COMPANY



                              By:       S/Michael L. Edwards
                                 -----------------------------------------------
                                       Michael L. Edwards
                                       President and Chief Executive Officer



         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  SIGNATURE                                          TITLE                                DATE
               S/Michael L. Edwards                   President, Chief Executive Officer           June 3, 1997
---------------------------------------------         and Chairman of the Board of
               Michael L. Edwards                     Directors (Principal Executive
                                                      Officer)


               Karen K. Edwards*                      Vice President, Secretary,                   June 3, 1997
---------------------------------------------         Treasurer and Director
               Karen K. Edwards


               Peter C. Einselen*                     Director                                     June 3, 1997
---------------------------------------------
               Peter C. Einselen


                John D. Jessee*                       Vice President and Principal                 June 3, 1997
---------------------------------------------         Financial Officer
                John D. Jessee



*           S/Michael L. Edwards
---------------------------------------------
            Michael L. Edwards
       As Attorney-in-fact for each
                of the above

                               INDEX TO EXHIBITS


* 1.1    Form of Underwriting Agreement

* 1.2    Escrow Agreement

* 1.3    Selected Dealer Agreement

* 3.1    Amended and Restated Certificate of Incorporation

* 3.2    Bylaws

* 4.1    Specimen Common Stock Certificate

* 4.2    Warrant to Anderson & Strudwick Incorporated

* 4.3    Shareholder"Lock-Up" Agreement

* 5.1    Opinion of Bright & Barnes a Professional Corporation as to the legality of the securities being registered

* 9.1    Shareholders' Agreement and Voting Trust

*10.1    Series A Securities Purchase Agreement by and between Virginia Gas Company and
         Sirrom Capital Corporation

*10.2    Stock Purchase Warrant issued by Virginia Gas Company to Sirrom Capital Corporation

*10.3    Placement Agreement between Virginia Gas Company and Anderson & Strudwick Incorporated

*10.4    Employment Agreement between Virginia Gas Company and Frank A Merendino, Jr.

*10.5    Employment Agreement between Virginia Gas Company and Mark N. Witt

*10.6    Employment Agreement between Virginia Gas Company and Michael L. Edwards

*10.7    Lease Agreement between J. D. Morefield, et. al. and Virginia Gas Company

*10.8    Firm Gas Storage Agreement between Virginia Gas Storage Company and Roanoke Gas Company

*10.9    Firm Storage Service Agreement between Virginia Gas Storage Company and Powell-Clinch Utility
         District

*10.10   Firm Storage Service Agreement between Virginia Gas Storage Company and the Public Utility District
         of Jefferson and Cocke Counties, Tennessee

*10.11   Gas Storage Agreement between Virginia Gas Storage Company and United Cities Gas Company

*10.12   Firm Gas Storage Agreement between Virginia Gas Storage Company and Knoxville Utilities Board

*10.13   Winter Service Firm Natural Gas Sales Agreement between Virginia Gas Storage Company and Knoxville
         Utilities Board

*10.14   Agreement for Construction, Ownership and Operation of the Haysi Gathering System between Virginia
         Gas Storage Company and Penn Virginia Resources Corporation

*10.15   Interruptible Gathering Service Agreement between Columbia Gas Transmission Corporation and Virginia
         Gas Storage Company

*10.16   Transfer Agreement between Virginia Gas Company and Tenneco Energy Resources Corporation

*10.17   Promissory Note in principal amount of $1,725,000 in favor of Tenneco Energy Resources Corporation

*10.18   United Cities Contract

*10.19   Pipeline Balancing Agreement between East Tennessee Natural Gas Company and Virginia Gas Pipeline
         Company

*10.20   Warrant to Shareholders

 10.21   Amendment to Transfer Agreement between Virginia Gas Company and Tenneco Energy Marketing
         Company, successor-in-interest to Tenneco Energy Resources Corporation (incorporated by reference to
         Exhibit 10.17 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1996)
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 10.22   Firm Storage Service Agreement between Virginia Gas Storage Company and Sevier County Utility
         District (incorporated by reference to Exhibit 10.22 to Virginia Gas Company's Form 10-KSB for the
         fiscal year ended December 31, 1966)

 10.23   Firm Storage Service Agreement between Virginia Gas Storage Company and Natural Gas Utility District
         of Hawkins County (incorporated by reference to Exhibit 10.23 to Virginia Gas Company's Form 10-KSB
         for the fiscal year ended December 31, 1966)

 10.24   Firm Storage Service Agreement between Virginia Gas Pipeline Company and Citizens Gas Utility District
         (incorporated by reference to Exhibit 10.24 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1966)

*10.25   Firm Gas Storage Agreement between Virginia Gas Pipeline Company and Knoxville Utilities Board
         (incorporated by reference to Exhibit 10.25 to Virginia Gas Company's Form 10-KSB for the fiscal year ended December 31, 1966.)

 21.1    Subsidiaries and Affiliates of the Registrant (incorporated by reference to Exhibit 21.1 to Virginia Gas
         Company's Form 10-KSB for the fiscal year ended December 31, 1996)

*23.1    Consent of Bright & Barnes a Professional Corporation (included in Exhibit 5.1)

 23.2    Consent of Arthur Andersen LLP

*24.1    Power of Attorney

 27.1    Financial Data Schedule (incorporated by reference to Exhibit 27.1 to Virginia Gas Company's Form
         10-KSB for the fiscal year ended December 31, 1966)
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* Previously Filed